UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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NETFLIX, INC.
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2024 Proxy Statement

AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NETFLIX

Fellow Stockholders,

In 2023, Netflix showed that balancing consistency with adaptability is important to maintain our long-term growth. The Netflix leadership team and the Company navigated challenges while demonstrating tireless dedication to executing our long-term strategy. This past year, we stayed focused on reaccelerating growth by continuing to release films, series and games that are loved by our members; addressed account sharing in all jurisdictions; and improved our advertising offering for both consumers and advertisers. We also broadened our entertainment offerings with live events and deepened our connection with fans through consumer products and live experiences.

We continued to create and deliver world-class entertainment across a variety of genres and languages, demonstrating that great stories come from anywhere and are enjoyed by audiences everywhere. Over the last year we expanded the Bridgerton universe with Queen Charlotte: A Bridgerton Story, released action-packed films, such as The Mother starring Jennifer Lopez and Extraction 2 with Chris Hemsworth, and brought back the French TV drama Lupin for its third season, all breaking the top 10 for most popular TV series and films in English and Non-English.

At the end of 2023, we had over 260 million paid memberships, achieved approximately $33.7 billion in revenue, representing approximately 7% year-over-year growth, and over $6.9 billion of operating income, as well as increased our net cash provided by operating activities to approximately $7.3 billion.

In January of 2023, as part of the Board’s ongoing succession planning and evolution of the management team, Greg Peters was appointed to serve as the co-Chief Executive Officer alongside Ted Sarandos, and to serve on the Board, after Reed Hastings stepped down from his role as co-Chief Executive Officer and President. In our first year under new management, we believe this leadership model that combines Ted and Greg’s complementary skill sets has proven to be effective.

This past year, the Board, alongside management, continued to actively engage with shareholders to seek their input and provide perspective on our policies and practices. In response, we adopted significant changes to our executive compensation program for our executive officers, Ted, Greg, Reed, Spencer Neumann and David Hyman, which took effect in 2024. As a continued evolution of our corporate governance structure and practices, the Board adopted corporate governance guidelines that includes a framework for director commitments. More details of these and other changes are provided in this Proxy Statement. The Board appreciates the shareholder feedback, which will continue to inform the Board’s regular review of our corporate governance practices.

On behalf of the Board, we thank you for your investment.

Warm regards,

Jay C. Hoag

Lead Independent Director

Notice

Notice of Annual Meeting of Stockholders to be Held on June 6, 2024

To the Stockholders of Netflix, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Netflix, Inc., a Delaware corporation (the “Company,” “Netflix,” “we,” “us,” or “our”), will be held on June 6, 2024 at 3:00 p.m. Pacific Time (6:00 p.m. Eastern Time) (“Annual Meeting”). You can attend the Annual Meeting via the internet and vote your shares electronically by visiting www.virtualshareholdermeeting.com/NFLX2024 (there is no physical location for the Annual Meeting). You will need to have your 16-Digit Control Number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting.

THE ANNUAL MEETING WILL BE HELD FOR THE FOLLOWING PURPOSES:

1.   To elect nine directors to hold office until the 2025 annual meeting of stockholders;

2.   To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024;

3.   Advisory approval of the Company’s Named Executive Officer compensation;

4.   To consider five stockholder proposals, if properly presented at the Annual Meeting; and

5.   To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

These business items are described more fully in the Proxy Statement accompanying this Notice. Only stockholders who owned our common stock at the close of business on April 8, 2024 can vote at this meeting or any adjournments that may take place.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING VIA THE INTERNET.

For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting. Please email board@netflix.com to make arrangements to examine the stockholder list.

By order of the Board of Directors

David Hyman

Chief Legal Officer and Secretary

April 18, 2024

Los Gatos, California

YOUR VOTE IS IMPORTANT. PLEASE VOTE OVER THE INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING VIA THE INTERNET. IF YOU RECEIVED A PAPER PROXY CARD AND VOTING INSTRUCTIONS BY MAIL, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING VIA THE INTERNET.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2024: THIS PROXY STATEMENT, THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYVOTE.COM.

Netflix 2023 Year in Review

Business Highlights

In 2023, Netflix showed that balancing consistency with adaptability is important to maintain our long-term growth. Throughout the year, we stayed focused on reaccelerating growth by improving the offering of our lower priced ad-supported subscription plan, improving the attractiveness of our service to advertisers and members, and continuing to address account sharing in all jurisdictions, all while releasing films, series and games that are loved by our members. At the end of 2023, we had over 260 million paid memberships, and financial highlights for 2023 included achieving approximately $33.7 billion in annual revenue, representing approximately 7% year-over-year growth, over $6.9 billion in operating income, and approximately $7.3 billion in net cash provided by operating activities.

Executive Leadership

The Board of Directors (the “Board”) oversees executive succession planning on an ongoing basis. As part of the chief executive officer succession plan, we adopted a co-Chief Executive Officer structure in 2020, when Ted Sarandos was named co-CEO along with Reed Hastings. This change mostly formalized the prior working relationship between Ted and Reed. In January 2023, Reed stepped down as co-CEO and President of the Company. He continues to serve as the Executive Chairman. Greg Peters was promoted to serve as co-CEO alongside Ted. Greg was also appointed to the Board. The three of them have worked together for over 15 years and have had a long history of collaboration on corporate strategy, planning and all aspects of company management. We believe the co-CEO structure has been effective and continues to provide broad expertise and deep leadership at the highest level of the Company. In particular, Ted and Greg have complementary skill sets across both entertainment and technology sectors, which allows us to have deep expertise in these sectors at the most senior level. We believe this is a competitive differentiator in light of our strategic combination of these areas as well as the rapidly evolving competitive landscape. The co-CEO structure also provides an efficient and effective leadership model to support our future growth. The Board regularly evaluates executive succession planning, including the effectiveness of the co-CEO structure.

Board Composition

In January 2023, Greg Peters was appointed to the Board in connection with his appointment as co-CEO. In September 2023, Ambassador Susan Rice re-joined the Board. More information on each Board member can be found in the section titled, “Proposal 1: Our Board of Directors—Election of Directors—Who We Are.”

Shareholder Engagement

The Board appreciates shareholder feedback, and we engage with our shareholders throughout the year to better understand their perspectives. In response to the low say-on-pay vote at the 2023 annual meeting, we undertook three rounds of shareholder engagement to better understand our shareholders’ concerns regarding our executive compensation program.

2024 Proxy Statement	1

Engagement since the 2023 annual meeting

54% We invited 29 shareholders, representing over 54% of shares outstanding as of December 31, 2023 to engage and provide feedback	23 We met with 23 shareholders, including 9 of the top 10 shareholders, collectively representing approximately 48% of our shares outstanding	70% Compensation Committee members participated in 70% of the engagements, meeting with shareholders representing approximately 37% of shares outstanding

Engagement team included Compensation Committee members, and Netflix Legal and Investor Relations teams

In response to these discussions and feedback, the Compensation Committee evolved our executive compensation program to: (1) eliminate the ability to allocate compensation between cash salary and stock options for our executive officers as defined under Rule 3b-7 (“Executive Officers”); (2) limit guaranteed cash compensation by setting base salary at $3 million for the co-CEOs, $100,000 for our Executive Chairman, and $1.5 million for the other Executive Officers; (3) expand participation in the annual performance-based cash bonus program to all Executive Officers; (4) grant performance-based restricted stock unit awards (“PSUs”) and time-based restricted stock unit awards (“RSUs”) to Executive Officers instead of stock options; (5) evolve our change-in-control severance arrangements to include “double-trigger” provisions; and (6) adopt stock ownership guidelines for Executive Officers. A detailed discussion of our engagement with shareholders regarding our executive compensation program and key changes for the 2023 and 2024 compensation years are included in the Compensation Discussion and Analysis section.

Inclusion and Diversity

We believe a critical component of our success is our company culture. This culture, which is detailed in a “Culture Memo” located on our website, includes Inclusion as one of our values. We want our members and members-to-be all over the world to see themselves, their cultures and lived experiences reflected on screen, so we work to build diversity and inclusion into all aspects of our operations globally. This means supporting talent in front of and behind the camera through our Fund for Creative Equity and Grow Creative work, and investing in the future of tech through our Emerging Talent program.

It’s equally important that our employee base is as diverse as the communities we serve. We look to help increase representation by training our recruiters and managers how to hire with diversity and inclusion in mind, expanding outreach to underrepresented communities and helping senior leaders diversify their networks. We are equipping our leaders with the skills to lead inclusively so they create the type of work environment where people of all backgrounds have an equal opportunity to contribute at their highest levels without exclusion and bias. We also support numerous employee resource groups, representing employees and allies from a broad array of historically underrepresented and/or marginalized communities.

We publish annually an update on our inclusion initiatives and progress, which provides a snapshot of representation within the Company, our progress to date and areas we are focused on for improvement in our ESG report. We also publish our U.S. Employer Equal Opportunity data (“EEO-1 data”) reaching back to our 2014 filing. In 2023, we shared the latest round of research done in partnership with the USC Annenberg Inclusion Initiative, which examined several inclusion metrics in our U.S.-commissioned films and series from 2020 to 2021 and demonstrated notable gains year-over-year for women and people from underrepresented racial/ethnic groups.

Environment

In 2023, we made further progress towards meeting our climate targets by helping to modernize the production of films and series. We continued to (a) optimize, electrify and decarbonize energy use in productions, (b) bring remaining unabated emissions to zero by investing in the power of nature to capture carbon, and (c) embrace cleaner technologies like electric vehicles and clean mobile power across our films and series, helping reduce our carbon emissions and transition away from fossil fuels. We also maintained the Netflix Sustainability Stories collection with over 200 films and TV series from every genre.

Transparency

We are committed to continued shareholder engagement and transparency and provide comprehensive information about our ESG initiatives and activities on our Investor Relations website. We publish annually an ESG report that covers our ESG performance for the prior year. We align our reporting to the Task Force on Climate-Related Financial Disclosures (“TCFD”) and the Sustainability Accounting Standards Board (“SASB”) reporting framework for the “Internet & Media Services” and “Media & Entertainment” industries. The ESG Reports, Political Activity Disclosures, EEO-1 data and other ESG information are available at ir.netflix.net/esg.

2

PROPOSAL

01

OUR BOARD OF DIRECTORS:

Election of Directors

Directors Standing for Election

Nine directors, Richard Barton, Mathias Döpfner, Reed Hastings, Jay Hoag, Greg Peters, Ambassador Susan Rice, Ted Sarandos, Brad Smith, and Anne Sweeney (currently designated as the Class I and Class III directors), are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Messrs. Barton, Döpfner, Hastings, Hoag, Peters, Sarandos and Smith, Ambassador Rice and Ms. Sweeney, each of whom is currently a director of the Company. If any of Messrs. Barton, Döpfner, Hastings, Hoag, Peters, Sarandos and Smith, Ambassador Rice or Ms. Sweeney is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a substitute nominee designated by the Board to fill the vacancy. Each of Messrs. Barton, Döpfner, Hastings, Hoag, Peters, Sarandos and Smith, Ambassador Rice and Ms. Sweeney has agreed to serve as a director of the Company if elected.

Stockholders approved the management proposal to declassify the Board at the 2022 annual meeting of stockholders. As such, the term of the office of directors elected at this Annual Meeting will continue until the annual meeting of stockholders held in 2025 or until such director’s successor has been duly elected or appointed and qualified, or until their earlier resignation or removal, with the entire Board standing for annual election beginning in 2025.

Nominee	Age	Principal Occupation

Richard Barton	56	Chief Executive Officer and co-founder of Zillow Group

Mathias Döpfner	61	Chairman and CEO of Axel Springer SE

Reed Hastings	63	Executive Chairman of Netflix

Jay Hoag	65	General Partner, TCV

Greg Peters	53	co-Chief Executive Officer and President of Netflix

Ambassador Susan Rice	59	Former US Permanent Representative to the United Nations

Ted Sarandos	59	co-Chief Executive Officer and President of Netflix

Brad Smith	65	Vice Chairman of Microsoft

Anne Sweeney	66	Former Co-Chair, Disney Media Networks and President, Disney/ABC Television Group

Each nominee has extensive business experience, education and personal skills that qualifies them to serve as an effective Board member. The specific experience, qualifications and skills of Messrs. Barton, Döpfner, Hastings, Hoag, Peters, Sarandos and Smith, Ambassador Rice and Ms. Sweeney are set forth below. The Nominating and Governance Committee evaluates potential candidates for service on the Board.

Required Vote

We have implemented majority voting in uncontested elections of directors. Our bylaws provide that in an uncontested election, each director will be elected by a vote of the majority votes cast, which includes votes to withhold authority but excludes abstentions. Abstentions and broker non-votes are not counted as votes cast and therefore will have no effect on determining whether the required majority vote has been attained.

Netflix Recommendation

The Board unanimously recommends that the stockholders vote “FOR” the nominees listed above.

4

Who We Are

Board Overview

Our Board is composed of 13 highly experienced, talented, and qualified directors with experience as board members and executives at some of the world’s most successful companies. We believe that the Board is well situated to navigate the changing competitive terrain that Netflix operates within. The Board has led Netflix through its evolution from a US DVD-by-mail company to a global streaming company to one of the leading entertainment companies in the world, while effectively managing risk and overseeing management performance. We believe that a diverse mix of skills, experience, perspectives and backgrounds contribute to an effective Board. The composition of our Board has evolved over the past several years, and when looking to fill Board positions, we will continue to evaluate potential candidates who we believe complement and augment our current Board. As further discussed under “How We are Selected, Elected, and Evaluated—Consideration of Director Nominees—Director Qualifications,” the Nominating and Governance Committee considers a number of factors, including characteristics such as gender, race and national origin when evaluating potential Board candidates.

STRATEGY ALIGNMENT Our Board has the experience and expertise that aligns with these important facets of our long-term strategy

Board Diversity Matrix (as of April 18, 2024)

The following chart summarizes certain self-identified personal characteristics of our directors, in accordance with Nasdaq Listing Rule 5605(f). The Board Diversity Matrix for 2023 is available on our website at ir.netflix.net/governancedocs.

Total Number of Directors	13
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	9	0	0
Part II: Demographic Background
African American or Black	1	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
White	3	8	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	1

2024 Proxy Statement	5

Our Directors

Directors standing for election:

Richard Barton	INDEPENDENT DIRECTOR	Other Public Company Boards • Qurate Retail, Inc. (formerly Liberty Interactive Corporation) • Zillow Group, Inc.
DIRECTOR SINCE: 2002 CLASS: I	AGE: 56 COMMITTEES: AUDIT

Why this director is valuable to Netflix

Having founded successful internet-based companies (including Zillow, Expedia and GlassDoor), Mr. Barton provides strategic and technical insight to the Board, and as the Chief Executive of Zillow Group, brings extensive leadership and operational experience, as well as financial acumen to the Board. In addition, Mr. Barton brings experience with respect to marketing products to consumers through the internet.

Also...

Mr. Barton was a venture partner at Benchmark, a venture capital firm that has been an early-stage investor in companies like Twitter, Instagram, Uber and Zillow, from 2005 to 2018. He has served on many public company boards, including Altimeter Growth Corp. from 2020 to 2021 and Altimeter Growth Corp. 2 from 2021 to 2022. Mr. Barton holds a B.S. in general engineering: industrial economics from Stanford University.

Career Snapshot:

•  Co-founder and Chief Executive of Zillow Group (2005-2011 and 2019-present)

•  Co-founder and Chairman of GlassDoor (2007-2018)

•  Founder and Chief Executive Officer of Expedia (1996-2003)

Mathias Döpfner	INDEPENDENT DIRECTOR	Other Public Company Boards • Warner Music Group Corp.
DIRECTOR SINCE: 2018 CLASS: III	AGE: 61 COMMITTEES: COMPENSATION

Why this director is valuable to Netflix

As a media executive located in Germany, Mr. Döpfner brings international perspective, media experience and business acumen to the Board.

Also...

Mr. Döpfner has extensive experience in media and digital transformation and a strong track record of increasing revenues related to digital activities. He previously served on the boards of Vodafone Group plc from 2015 to 2018 and Time Warner Inc. from 2006 to 2018. Additionally, his relationships and honorary offices at entities including the American Jewish Committee and the steering committee of the Bilderberg conference among many others provide him with relevant insight and perspective in international media. He studied Musicology, German and Theatrical Arts in Frankfurt and Boston.

Career Snapshot:

•  Chairman and CEO, Axel Springer SE (POLITICO, Business Insider, BILD, WELT) (since 2002)

•  His former roles at Axel Springer SE include editor-in-chief of Die Welt (1998-2000) and as a member of the Management Board (starting in 2000)

•  Visiting Professor in media at University of Cambridge, St. John’s College (2010)

6

Proposal 1: Our Board of Directors

Reed Hastings	EXECUTIVE CHAIRMAN OF THE BOARD	Other Public Company Boards • None
DIRECTOR AND CHAIRPERSON SINCE: 1997 CLASS: III	AGE: 63 COMMITTEES: NONE

Why this director is valuable to Netflix

Mr. Hastings is the co-founder and Executive Chairman, and previously served as the co-Chief Executive Officer and President of Netflix for over 25 years. He deeply understands the technology and business of Netflix and brings strategic and operational insight to the Board. He is also a software engineer, holds an MSCS in Artificial Intelligence from Stanford University, and has unique management and industry insights.

Also...

Mr. Hastings is an active educational philanthropist: he served on the California State Board of education from 2000 to 2004, and after receiving his B.A. from Bowdoin College in 1983 served in the Peace Corps as a high school math teacher. Mr. Hastings previously served on the board of Facebook, Inc. from 2011 to 2019 and Microsoft Corporation from 2007 to 2012. He currently serves on the boards of Bloomberg LP and numerous non-profit organizations.

Career Snapshot:

•  Co-Founder, Chief Executive Officer, President (1999-January 2023) and Chairman of Netflix (since 1997)

•  Founder, Pure Software (1991) through IPO (1995) and ultimate sale to Rational Software

Jay C. Hoag	LEAD INDEPENDENT DIRECTOR	Other Public Company Boards • Peloton Interactive, Inc. • TripAdvisor, Inc. • Zillow Group, Inc.
DIRECTOR SINCE: 1999 CLASS: III	AGE: 65 COMMITTEES: NOMINATING AND GOVERNANCE (CHAIR)

Why this director is valuable to Netflix

As a venture capital investor, Mr. Hoag brings strategic insights and financial experience to the Board. He has evaluated, invested in and served as a board member for numerous companies, both public and private, and is familiar with a full range of corporate and board functions. His many years of experience in helping companies shape and implement strategy provide the Board with unique perspectives on matters such as risk management, corporate governance, talent selection and management.

Also...

Mr. Hoag has been a technology investor and venture capitalist for more than 40 years, involved in numerous technology investments including Actuate Software (acquired by OpenText), Airbnb, Ariba (acquired by SAP), Altiris (acquired by Symantec), BlueCoat Systems (formerly CacheFlow), C|NET, eHarmony, Electronic Arts, Encompass (acquired by Yahoo!), EXE Technologies (acquired by SSA Global), Expedia, Facebook, Fandango (acquired by Comcast), Groupon, LinkedIn, ONYX Software, Peloton, Prodege (parent company of Swagbucks & acquired by a private equity firm), RealNetworks, Sportradar, Spotify, SpringStreet (acquired by Homestore.com), Strava, TechTarget, TripAdvisor, Vacationspot.com (acquired by Expedia), Viant (acquired by iXL), and Zillow. Mr. Hoag is chair of TCV’s Investment Committee, a member of TCV’s Executive Committee, and is on the Investment Advisory Committee at the University of Michigan, the Board of Trustees of Northwestern University, and the Board of Trust at Vanderbilt University. Previously, Mr. Hoag served on the board of directors of a number of other public and private companies, including TechTarget, Inc. from 2004 to 2016, Electronic Arts from 2011 to 2021, Prodege from 2014 to 2021, and TCV Acquisition Corp. from 2021 to 2023. Mr. Hoag holds an M.B.A. from the University of Michigan and a B.A. from Northwestern University.

Career Snapshot:

•  Founding General Partner of TCV (Technology Crossover Ventures), a venture capital firm (since 1995)

2024 Proxy Statement	7

Greg Peters	CO-CHIEF EXECUTIVE OFFICER AND PRESIDENT OF THE COMPANY AND DIRECTOR	Other Public Company Boards • DoorDash Inc.
DIRECTOR SINCE: 2023 CLASS: I	AGE: 53 COMMITTEES: NONE

Why this director is valuable to Netflix

Mr. Peters, our co-Chief Executive Officer, has served in roles of increasing responsibility at Netflix since 2008, including Chief Operating Officer and Chief Product Officer. Mr. Peters brings to the Board a deep understanding of the Company’s business, including its technology and worldwide operations, as well as business acumen and executive leadership experience.

Also...

Greg previously held positions at digital entertainment software provider, Mediabolic Inc., Red Hat Network, the provider of Linux and Open Source technology, and online vendor Wine.com. He previously served on the boards of Highland Transcend Partners I Corp. from 2020 to 2022 and 2U, Inc. from 2018 to 2023. He holds a degree in physics and astronomy from Yale University.

Career Snapshot:

•  co-Chief Executive Officer (since January 2023); Chief Operating Officer (2020-January 2023) and Chief Product Officer (2017-January 2023) and other various executive positions at Netflix

•  Senior Vice President of consumer electronics products for Macrovision Solutions Corp. (later renamed Rovi Corporation), a technology company

Ambassador Susan Rice	INDEPENDENT DIRECTOR	Other Public Company Boards • None
DIRECTOR SINCE: 2023 CLASS: I	AGE: 59 COMMITTEES: NOMINATING AND GOVERNANCE

Why this director is valuable to Netflix

As a U.S. diplomat and former Domestic Policy Advisor and National Security Advisor to the President, Ambassador Rice brings her unique experience and expertise in international affairs, global security, governmental and public policy matters to the Board.

Also...

Ambassador Rice was a Distinguished Visiting Research Fellow at American University’s School of International Service, Non-Resident Senior Fellow at the Belfer Center for Science and International Affairs at Harvard’s Kennedy School of Government, and Contributing Opinion Writer for the New York Times. She has served on numerous boards, including the John F. Kennedy Center for the Performing Arts, Bureau of National Affairs, National Democratic Institute, and the US Fund for UNICEF. She was also a board member of Netflix from 2018 to 2021. Ambassador Rice earned her master’s degree and doctorate in international relations from Oxford University, where she was a Rhodes Scholar, and her Bachelor’s degree from Stanford University.

Career Snapshot:

•  U.S. Domestic Policy Advisor (2021-2023)

•  U.S. National Security Advisor (2013-2017)

•  U.S. Permanent Representative to the United Nations (2009-2013)

•  Assistant Secretary of State for African Affairs (1997-2001)

•  Special Assistant to the President, National Security Council, The White House (1995-1997)

8

Proposal 1: Our Board of Directors

Ted Sarandos	CO-CHIEF EXECUTIVE OFFICER AND PRESIDENT OF THE COMPANY AND DIRECTOR	Other Public Company Boards • Spotify Technology S.A.
DIRECTOR SINCE: 2020 CLASS: III	AGE: 59 COMMITTEES: NONE

Why this director is valuable to Netflix

Mr. Sarandos, as co-Chief Executive Officer and former Chief Content Officer, has significant executive management and leadership experience and is integral to developing corporate strategy. His in-depth knowledge about Netflix and experience in the entertainment industry provide a unique business perspective to the Board.

Also...

Mr. Sarandos has been responsible for all content operations since 2000, and led the Company’s transition into original content production that began in 2013 with the launch of series such as House of Cards, Arrested Development and Orange is the New Black. With more than 20 years’ experience in home entertainment, he is recognized in the industry as an innovator in film acquisition and distribution and was named one of Time Magazine’s 100 Most Influential People of 2013. He is a Henry Crown Fellow at the Aspen Institute and is Chair of the Board of Trustees for the Academy Museum of Motion Pictures, is a trustee of the American Film Institute, and on the board of Exploring the Arts.

Career Snapshot:

•  co-Chief Executive Officer (since 2020) and Chief Content Officer of Netflix (2000-January 2023)

•  Executive at video distributor ETD and Video City/West Coast video, a video rental retail chain

•  Producer/Executive Producer for award-winning and critically acclaimed documentaries and independent films including the Emmy-nominated Outrage and Tony Bennett: The Music Never Ends.

Brad Smith	INDEPENDENT DIRECTOR	Other Public Company Boards • None
DIRECTOR SINCE: 2015 CLASS: I	AGE: 65 COMMITTEES: NOMINATING AND GOVERNANCE

Why this director is valuable to Netflix

With a leading role at Microsoft, Mr. Smith brings broad business and international experience on a variety of issues, including government affairs and public policy to the Board. Mr. Smith also brings experience playing a key role in representing Microsoft externally and in leading Microsoft’s work on a number of critical issues, involving the intersection of technology and society, including artificial intelligence, cybersecurity, privacy, accessibility, environmental sustainability and digital safety, among others, which provides additional expertise to the Board.

Also...

Mr. Smith has led a push for diversity within Microsoft’s legal division, advocating for increasing employment of diverse employees at the company and associated law firms. Mr. Smith holds a B.A. in international relations and economics from Princeton, a J.D. from Columbia University School of Law and also studied international law and economics at the Graduate Institute of International Studies in Geneva.

Career Snapshot:

•  Vice Chair and President of Microsoft (since 2021); he originally joined Microsoft in 1993

•  Associate and then Partner, Covington & Burling (1986-1993)

2024 Proxy Statement	9

Anne Sweeney	INDEPENDENT DIRECTOR	Other Public Company Boards • None
DIRECTOR SINCE: 2015 CLASS: I	AGE: 66 COMMITTEES: COMPENSATION

Why this director is valuable to Netflix

Ms. Sweeney has held various senior positions with large entertainment companies, which provided her with broad strategic and operational experience. Her experience in the entertainment industry provides a unique business perspective to the Board as Netflix builds its global internet TV network.

Also...

Ms. Sweeney’s entertainment experience spans more than three decades, including her oversight of Disney’s cable, broadcast and satellite properties globally for 18 years. During that time, she was charged with launching and running over 118 Disney Channels in 164 countries in 34 languages, and had oversight over various ABC properties including ABC Television Network, ABC Studios and the Disney ABC Cable Networks Group. Prior to Disney, she was CEO of FX Networks, Inc. from 1993 to 1996 and spent more than 12 years at Viacom’s Nickelodeon Network. She holds an Ed. M. From Harvard University and a B.A. from the College of New Rochelle.

Career Snapshot:

•  Various executive positions at The Walt Disney Company from 1996 to 2015, including President of the Disney Channel (1996-1998), President of Disney/ABC Cable Networks (1996-2004), and Co-chair of Disney Media Networks (2004-2015)

•  Chairman and CEO of FX Networks, part of the Fox Entertainment Group/21st Century Fox (1993-1996)

Directors not standing for election:

Timothy Haley	INDEPENDENT DIRECTOR	Other Public Company Boards • 2U, Inc. • ThredUp, Inc. • Zuora, Inc.
DIRECTOR SINCE: 1998 CLASS: II (EXPIRES 2025)	AGE: 69 COMMITTEES: COMPENSATION (CHAIR)

Why this director is valuable to Netflix

As a venture capital investor, Mr. Haley brings strategic and financial experience to the Board. He has evaluated, invested in and served as a board member on numerous companies. His executive recruiting background also provides the Board with insight into talent selection and management.

Also...

Mr. Haley was President of Haley Associates, an executive recruiting firm serving the high technology industry from 1986 to 1998, and serves on the boards of several private companies. Mr. Haley holds a B.A. from Santa Clara University.

Career Snapshot:

•  Managing Director, Redpoint Ventures, a venture capital firm (since 1999)

•  Managing Director, Institutional Venture Partners, a venture capital firm (since 1998)

10

Proposal 1: Our Board of Directors

Leslie Kilgore	INDEPENDENT DIRECTOR	Other Public Company Boards • Pinterest, Inc.
DIRECTOR SINCE: 2012 (INDEPENDENT SINCE 2015) CLASS: II (EXPIRES 2025)	AGE: 58 COMMITTEES: AUDIT

Why this director is valuable to Netflix

Ms. Kilgore’s experience as a marketing executive with internet retailers and consumer product companies provides a unique business perspective and her numerous managerial positions provide strategic and operational experience to the Board.

Also...

As our former Chief Marketing Officer, Ms. Kilgore deeply understands the Netflix business and is able to bring years of marketing experience to the Board. She holds an M.B.A. from the Stanford University Graduate School of Business and a B.S. from The Wharton School of Business at the University of Pennsylvania. She previously served on the boards of LinkedIn Corp., Medallia, Inc. from 2015 to 2021, and Nextdoor Holdings, Inc. from 2015 to 2023 and she currently serves on the boards of several other companies.

Career Snapshot:

•  Chief Marketing Officer of Netflix (2000-2012)

•  Director of Marketing at Amazon (1999-2000)

•  Brand manager at The Procter & Gamble Company (1992-1999)

Strive Masiyiwa	INDEPENDENT DIRECTOR	Other Public Company Boards • Unilever Plc
DIRECTOR SINCE: 2020 CLASS: II (EXPIRES 2025)	AGE: 63 COMMITTEES: NOMINATING AND GOVERNANCE

Why this director is valuable to Netflix

As the Chairman and founder of Econet, a telecommunications and technology group with operations and investments in numerous countries in Africa, LatAm, Europe and Israel, Mr. Masiyiwa provides a unique international perspective to the Board. In addition, his experience in building businesses across Africa and the world provides the Company with valuable insight as it expands globally.

Also...

Mr. Masiyiwa serves on several international boards including Unilever Plc and National Geographic Society, as well as the Global Advisory boards of Bank of America, Stanford University, and the Prince of Wales Trust for Africa, and is a member of the United States Holocaust Museum’s Committee on Antisemitism. A former board member of the Rockefeller Foundation for 15 years, he is Chairman Emeritus of the Alliance for a Green Revolution in Africa (AGRA) and was previously the African Union Special Envoy to the continent’s COVID response. He received a BSc in Electrical and Electronic Engineering from the University of Wales. Mr. Masiyiwa has received honorary doctorates from Morehouse College, Yale University, Nelson Mandela University and Cardiff University.

Career Snapshot:

•  Founder and Executive Chairman of Econet Global (1993-Present)

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Ann Mather	INDEPENDENT DIRECTOR	Other Public Company Boards • Blend Labs, Inc. • Bumble Inc.
DIRECTOR SINCE: 2010 CLASS: II (EXPIRES 2025)	AGE: 64 COMMITTEES: AUDIT (CHAIR, FINANCIAL EXPERT)

Why this director is valuable to Netflix

Ms. Mather’s experience as an executive with several major media companies provides a unique business perspective. As a former CFO and senior finance executive at major corporations, she brings more than 20 years of financial and accounting expertise to the Board. Additionally, Ms. Mather’s numerous managerial positions and service on public company boards provides strategic, operational and corporate governance experience.

Also...

Ms. Mather previously served on the board of Shutterfly, Inc., a photography and image-sharing company from 2013 to 2019, Glu Mobile Inc., a publisher of mobile games from 2005 to 2021, Airbnb, Inc., a vacation rental online marketplace company from 2018 to 2021, Arista Networks, Inc., a computer networking company from 2013 to 2022 and Alphabet Inc. from 2005 to 2023. She has also been an independent trustee to the board of trustees of Dodge & Cox Funds, a mutual fund, since May 2011. She received her M.A. from Cambridge University, and is an Honorary Fellow of Sidney Sussex College Cambridge.

Career Snapshot:

•  Executive Vice President and CFO of Pixar (1999-2004)

•  Executive Vice President and CFO of Village Roadshow Pictures (1999)

•  Various executive positions at The Walt Disney Company (1993-1999)

12

Proposal 1: Our Board of Directors

Board Skills and Experience

Our Board believes that having a diverse mix of directors with complementary skills, experience, and expertise is important to meeting its oversight responsibility. That diversity, combined with transparent and broad access to information and exposure to management beyond the executive officers, allows the Board to exercise effective management oversight and to ensure the care of our shareholders’ interests. Below are a number of skills that our Board members bring to Netflix. If an individual is not listed under a particular attribute, it does not signify a director’s lack of ability to contribute in such area.

Leadership

Experience leading an enterprise scale organization, resulting in a practical understanding of organizational behavior, processes, strategic planning, and risk management. Demonstrated strengths in developing talent, planning succession, and driving change and long-term growth.

	Richard Barton Mathias Döpfner Timothy Haley Reed Hastings Jay Hoag Leslie Kilgore	Strive Masiyiwa Ann Mather Greg Peters Ambassador Susan Rice Ted Sarandos Brad Smith Anne Sweeney

Strategy

Experience and expertise in identifying and developing opportunities for long-term value creation, including experience in driving innovation, opening markets, improving operations, identifying risks, and executing successfully.

	Richard Barton Mathias Döpfner Timothy Haley Reed Hastings Jay Hoag Leslie Kilgore	Strive Masiyiwa Ann Mather Greg Peters Ambassador Susan Rice Ted Sarandos Brad Smith Anne Sweeney

Finance & Accounting
Management or oversight of the finance function of an enterprise, resulting in proficiency in complex financial management, capital allocation, and financial reporting processes.	Richard Barton Mathias Döpfner Timothy Haley Reed Hastings	Jay Hoag Leslie Kilgore Ann Mather Anne Sweeney

Entertainment & Media
Experience and expertise with the entertainment and media industry, resulting in a deep understanding of consumer expectations and innovations in content and delivery.	Richard Barton Mathias Döpfner Reed Hastings Leslie Kilgore	Ann Mather Greg Peters Ted Sarandos Anne Sweeney

Demographic Diversity

Representation of gender, ethnic, race, geographic, cultural, or other perspectives that expand the Board’s understanding of the needs and viewpoints of our members, partners, employees, governments, and other stakeholders worldwide.

	Mathias Döpfner Leslie Kilgore Strive Masiyiwa	Ann Mather Ambassador Susan Rice Anne Sweeney

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Global Business & Government Relations
Expertise in global business cultures, consumer preferences, and government relations gained through local experience in international markets or senior positions overseeing public policy.	Mathias Döpfner Strive Masiyiwa Ann Mather	Greg Peters Ambassador Susan Rice Ted Sarandos Brad Smith

Technology

Experience and expertise in technology-related business or technology functions, resulting in knowledge of how to anticipate technological trends, understand and manage technology related risks, generate disruptive innovation, and extend or create new business models.

	Richard Barton Reed Hastings Jay Hoag	Strive Masiyiwa Greg Peters Brad Smith

Marketing
Experience and expertise developing strategies to grow market share, package and position product offerings, build brand awareness and equity, and enhance enterprise reputation.	Richard Barton	Leslie Kilgore Ted Sarandos

Human Capital Management

Experience and expertise related to human resource issues such as attracting and retaining talent, succession planning, engagement of employees, and the development and evolution of culture, including the alignment of culture and long-term strategy.

	Timothy Haley Reed Hastings	Greg Peters Ted Sarandos

DIRECTOR INDEPENDENCE

The Board has determined that each of Messrs. Barton, Döpfner, Haley, Hoag, Masiyiwa and Smith, Mses. Kilgore, Mather, and Sweeney and Ambassador Rice are independent under the applicable rules of the SEC and the listing standards of the Nasdaq Stock Market; therefore, every member of the Audit Committee, Compensation Committee and Nominating and Governance Committee is an independent director in accordance with those standards.

14

How We are Selected, Elected and Evaluated

Consideration of Director Nominees

Director Qualifications

In discharging its responsibilities to nominate candidates for election to the Board, the Nominating and Governance Committee has not specified any minimum qualifications for serving on the Board. However, the Nominating and Governance Committee endeavors to evaluate, propose and approve candidates with business experience, diversity, as well as personal skills and knowledge with respect to technology, finance, marketing, financial reporting and any other areas that may be expected to contribute to an effective Board. With respect to diversity, the committee may consider such factors as diversity in viewpoint, professional experience, education, international experience, skills and other individual qualifications and attributes that contribute to board heterogeneity, including characteristics such as gender, race, and national origin.

Identifying and Evaluating Nominees for Directors

The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the Nominating and Governance Committee through management, current Board members, stockholders or other persons. These candidates are evaluated at meetings of the Nominating and Governance Committee as necessary and discussed by the members of the Nominating and Governance Committee from time to time. Candidates may be considered at any point during the year.

The Nominating and Governance Committee considers properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating and Governance Committee. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating and Governance Committee. The Nominating and Governance Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder.

Stockholder Nominees

The Nominating and Governance Committee considers properly submitted stockholder nominations for candidates for membership on the Board as described under “Identifying and Evaluating Nominees for Directors.” Any stockholder nominations proposed for consideration by the Nominating and Governance Committee should include the nominee’s name and qualifications for Board membership. In addition, they should be submitted within the time frame as specified under “Stockholder Proposals” and mailed to: Netflix, Inc., 121 Albright Way, Los Gatos, California 95032, Attention: Secretary, with a copy via email to stockholderproposals@netflix.com.

Our bylaws provide a proxy access right for stockholders, pursuant to which a stockholder, or a group of up to 20 stockholders, owning at least three percent of outstanding shares of our common stock continuously for at least three years, may nominate and include in our annual meeting proxy materials director nominees constituting up to the greater of (a) two directors or (b) twenty percent of the Board, subject to certain limitations and provided that the stockholders and nominees satisfy the requirements

2024 Proxy Statement	15

specified in our bylaws. Appropriately nominated proxy access nominees or nominees who comply with both our advance notice bylaw provisions and the SEC’s Rule 14a-19 will be included in the Company’s proxy statement and ballot.

Our Board Evaluation Process

Our Board periodically conducts a self-evaluation to help assure and enhance its performance. This process is overseen by the Nominating and Governance Committee, and typically involves interviews of each director by our Chief Legal Officer. Feedback is sought primarily in the following areas: (a) the Board’s effectiveness, structure, culture and composition, (b) the quality of and access to information shared with the Board about our business and (c) performance of the directors and quality of Board discussions.

16

How We Govern and are Governed

Our Approach to Corporate Governance

Corporate Governance Philosophy

Netflix operates in a highly competitive industry and has been in a state of constant innovation since inception. We have redefined how people watch video entertainment—first through DVD-by-mail, then streaming video, and now as one of the world’s leading entertainment services with over 260 million memberships in over 190 countries in 2023. We compete with a broad set of activities for consumers’ leisure time including linear TV, video games, and social media to name just a few, and we expect our industry to remain highly competitive as this dynamic market continues to evolve and entertainment companies all around the world develop their own streaming offering.

Our corporate governance structure is built against this backdrop. Governance, in this context, means finding the right balance of rights and responsibilities among shareholders, the Board, and management, and ensuring that there are appropriate checks and balances in place. With the rapid evolution of technology and the changing media landscape, we are continually adjusting our service to meet the dynamic needs and desires of our consumers. Our governance structure is built to help us to do that.

At our 2022 annual meeting, the Netflix Board proposed and shareholders approved significant changes to our corporate governance structure. We implemented a phased-in declassification of our Board, with directors elected at each successive year’s annual meeting serving one-year terms and the entire Board standing for annual elections beginning in 2025 and beyond.

Corporate Governance Practices and Shareholder Rights

We seek to implement corporate governance practices and shareholder rights to align with the long-term interests of shareholders and have adopted the following:

•	One share, one vote: We have a single class of shares with each share entitled to one vote.

•	Majority voting standard: We have a majority voting standard in uncontested director elections.

•

Annual director elections (fully declassified in 2025): We have phased-in the declassification of our Board with directors elected at this year’s annual meeting serving one-year terms and the entire Board standing for annual elections beginning in 2025 and beyond.

•	Elimination of supermajority voting: We eliminated supermajority voting provisions in our Charter and Bylaws.

•

Proxy Access: A group of up to 20 shareholders, owning at least 3% of shares continuously for at least three years may nominate up to two directors or 20% of the Board (whichever is greater) for inclusion in our proxy statement.

•	Shareholder right to call a special meeting: Shareholders holding a not less than 20% net-long position in the Company continuously for at least one year may call a special meeting.

•

Director resignation policy: Any incumbent director who fails to receive a majority of votes cast in an uncontested election must tender their resignation to the Board. The Nominating and Governance Committee must then make a recommendation to the Board regarding whether to accept or reject the resignation or take other action. The Board will act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision and the rationale within 90 days from the date the election results are certified.

•

Policy on directors’ service on other public company boards: As part of our newly adopted corporate governance guidelines, we have included a policy that the Netflix co-CEOs may not serve on more than two boards of other public companies in addition to the Company’s Board, and that directors other than the co-CEOs, may not serve on more than four boards of other public companies in addition to the Company’s Board.

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Shareholder Engagement and 2023 Shareholder Proposals

We are dedicated to engaging with our shareholders to solicit their views on a wide variety of issues, including corporate governance, environmental and social matters, executive compensation and other matters. We proactively engage with our shareholders throughout the year.

Over the past several years, in response to shareholder feedback, and as part of our ongoing evaluation of best practices, the Board has incorporated enhancements to our disclosures and corporate governance practices as set forth below.

Responsive Actions to Feedback

2023-2024
Executive Compensation Program Changes Adoption of Corporate Governance Guidelines, which includes a policy on directors’ service on other public company boards Adoption of Human Rights Statement

•  Significantly evolved our executive compensation program in response to shareholder feedback

•  We adopted corporate governance guidelines, which in conjunction with our charter and bylaws, provide the framework pursuant to which the Board oversees the Company’s business in accordance with its fiduciary responsibilities. The corporate governance guidelines address various issues such as board composition, director qualifications, board terms, board responsibilities and procedures, among other items. In particular, the corporate governance guidelines include a policy for directors’ service on other public company boards. Namely, our co-CEOs may not serve on more than two boards of other public companies in addition to the Netflix board, and directors other than the co-CEOs may not serve on more than four boards of other public companies in addition to the Netflix board.

•  As further detailed below, we adopted a Human Rights Statement that sets forth a commitment to respecting internationally recognized human rights as defined by the International Bill of Human Rights.

2022

Declassification of the Board (fully declassified in 2025)

Elimination of Supermajority Voting Provisions

Shareholder Right to Call Special Meetings

Majority Vote Standard for Uncontested Director Elections

Executive Compensation Program Changes

Political Activity Disclosures

•  Announced intention to make governance changes, including removal of supermajority provisions, providing shareholders the ability to call special meetings, phased-in declassification of the Board and changing the voting standard for our directors in uncontested elections

•  Adopted amendments to our Charter and Bylaws to implement the phased-in declassification of the Board (fully declassified in 2025), removal of supermajority voting provisions, addition of shareholders’ right to call a special meeting, and adoption of a majority vote standard for uncontested director elections

•  Evolved our executive compensation program in response to shareholder feedback

•  Began publishing on our Investor Relations website disclosure regarding our political activities, including our political contributions, which to date have been limited

18

Proposal 1: Our Board of Directors

2021
Diversity and Inclusion Reporting	• Published our first Inclusion Report and publish annually an update on our inclusion initiatives and progress • Published our EEO-1 reports, which are published annually
2020
Sustainability Reporting Enhanced Proxy Disclosures

•  Published our first annual Environmental Social Governance (“ESG”) Report, which continues to be published annually

•  Significantly enhanced readability and presentation of our proxy statement, including proxy disclosures of director qualifications and skills

2019
Proxy Access	• Implemented proxy access bylaws with provisions and structure broadly consistent with market best practice

2023 Shareholder Proposals

At our 2023 annual meeting, shareholders presented four proposals for a vote. These proposals did not receive majority support from our shareholders. One of the proposals requested that we adopt a policy on freedom of association and received approximately 35% approval. While the proposal did not pass, we recognized the importance of the rights to freedom of association and collective bargaining and that these are just one component of the larger issue of human rights. We adopted a Human Rights Statement which expressly reflects our support for the rights to freedom of association and collective bargaining, the elimination of forced or compulsory labour, the abolition of child labour, an end to workplace discrimination and the creation of a safe and healthy working environment, as informed by the ILO Declaration on Fundamental Principles and Rights at Work and in accordance with applicable local law. The Human Rights Statement is available on our Investor Relations website at ir.netflix.net/governancedocs.

Compensation-focused Engagement following 2023 Annual Meeting

Cumulatively, since the last annual meeting, we invited 29 shareholders, representing 54% of our shares outstanding as of December 31, 2023, to engage and provide feedback on our executive compensation program and other areas of shareholder interest. We conducted three rounds of engagement and met with 23 shareholders, including nine of our top 10 shareholders, collectively representing approximately 48% of our shares outstanding. Members of the Netflix Legal and Investor Relations teams participated in all shareholder meetings, and the Compensation Committee members participated in 70% of the engagements, meeting with shareholders representing approximately 37% of shares outstanding.

Our engagement discussions following the 2023 annual meeting focused primarily on our executive compensation program and potential changes. In response to these discussions and feedback, the Compensation Committee substantially evolved our compensation program for our Executive Officers to: (1) eliminate the ability to allocate compensation between cash salary and stock options for our Executive Officers; (2) limit guaranteed cash compensation by setting base salary at $3 million for the co-CEOs, $100,000 for our Executive Chairman, and $1.5 million for the other Executive Officers; (3) expand participation in the annual performance-based cash bonus program to all Executive Officers; (4) grant performance-based restricted stock unit awards and time-based restricted stock unit awards with expanded vesting terms instead of stock options for long term equity compensation; (5) evolve our change-in-control severance arrangements to include “double-trigger” provisions; and (6) adopt stock ownership guidelines for Executive Officers. A detailed discussion of our engagement with shareholders regarding our executive compensation program and key changes for the 2024 compensation year are included in the Compensation Discussion and Analysis section.

In addition to executive compensation, we also discussed the co-CEO leadership structure; succession planning; board composition; board oversight of issues such as labor matters, generative AI and cybersecurity; and other ESG topics, including climate and human capital, as well as shareholder proposals submitted for the 2024 annual meeting. Shareholders inquired about

2024 Proxy Statement	19

the co-CEO model following Reed’s transition to Executive Chairman. We explained the working relationship between Ted and Greg, and that it was an effective leadership model to further support our continued growth and strategic initiatives. Shareholders asked about the Board’s role in overseeing matters such as labor, generative AI and cybersecurity. We explained Netflix’s approach to sharing information with the Board in a manner that is transparent and in depth, and that these topics have been regularly discussed by the Board.

The Role of the Board in Risk Oversight

The Board’s role in our risk oversight process includes reviewing and discussing with members of management areas of material risk to the Company, including overall enterprise, strategic, operational, financial and legal risks. The Board oversees the Company’s ESG efforts, which include human capital management, inclusion, diversity, sustainability (including climate strategy) and other matters. The Board also oversees succession planning. The Board receives regular updates from management, typically in the form of an interactive memo, where directors ask questions to management, and further discuss matters at meetings. Each of the committees oversee various ESG matters, depending on the specific issues. Committees report to the full Board regarding their respective considerations and actions.

Board The Board as a whole oversees matters related to enterprise, strategic, operational, financial and legal risk and the Company’s ESG efforts.
Nominating and Governance Committee Primary committee responsible for Board structure, governance and director independence, as well as assisting the Board in overseeing ESG matters	Audit Committee Oversees matters of financial and legal risk, including cybersecurity risk	Compensation Committee Oversees risks related to compensation issues

   Company management

The executive team, led by our co-CEOs, supervises day-to-day risk management processes, including identifying, assessing, monitoring, managing and mitigating significant business risks. Company management reports to the Board on an annual basis, or more frequently if needed, on top areas of risk.

Code of Ethics

We have adopted a Code of Ethics for our directors, officers and other employees. A copy of the Code of Ethics is available on our Investor Relations website at ir.netflix.net/governancedocs. Any changes to or waivers of the Code of Ethics will be posted at that website.

20

How We are Organized

Board Meetings and Committees

The Board held five meetings during 2023. Each Board member attended at least 75% of the aggregate of the total number of Board meetings and meetings of the Board committees.

As of the date of this Proxy Statement, the Board has three standing committees: (1) the Compensation Committee; (2) the Audit Committee; and (3) the Nominating and Governance Committee.

Compensation Committee

The Compensation Committee of the Board consists of three non-employee directors: Messrs. Döpfner and Haley (Chair), and Ms. Sweeney. Each member of the Compensation Committee is independent in compliance with the rules of the SEC and the listing standards of the Nasdaq Stock Market as they pertain to Compensation Committee members. Each of the Compensation Committee members is also a non-employee director under Rule 16b-3 of the Exchange Act. The Compensation Committee reviews and approves all forms of compensation to be provided to our executive officers and directors. For a description of the role of the executive officers in recommending compensation and the role of any compensation consultants, please see the section entitled “Compensation Discussion and Analysis” below. The Compensation Committee held six meetings in 2023. Each member attended all the Compensation Committee meetings held in 2023.

The Report of the Compensation Committee is included in this Proxy Statement. In addition, the Board has adopted a written charter for the Compensation Committee, which is available on our Investor Relations website at ir.netflix.net/governancedocs.

Audit Committee

The Audit Committee of the Board consists of three non-employee directors: Mr. Barton, and Mses. Kilgore and Mather (Chair), each of whom is independent in compliance with the rules of the SEC and the listing standards of the Nasdaq Stock Market as they pertain to audit committee members. The Board has determined that Ms. Mather is an audit committee financial expert as defined by Item 407(d)(5)(ii) of Regulation S-K.

The Audit Committee engages the Company’s independent registered public accounting firm, reviews the Company’s financial controls, evaluates the scope of the annual audit, reviews audit results, consults with management and the Company’s independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of the Company’s internal accounting controls and financial affairs. The Audit Committee met seven times in 2023. Each member attended all of the Audit Committee meetings held in 2023, other than Mr. Barton who did not attend one meeting.

The Report of the Audit Committee is included in this Proxy Statement. In addition, the Board has adopted a written charter for the Audit Committee, which is available on our Investor Relations website at ir.netflix.net/governancedocs.

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Nominating and Governance Committee

The Nominating and Governance Committee of the Board consists of four non-employee directors, Messrs. Hoag (Chair), Smith and Masiyiwa, and Ambassador Rice (joined December 2023). Each director serving on the Nominating and Governance Committee is independent under the listing standards of the Nasdaq Stock Market.

The Nominating and Governance Committee reviews and approves candidates for election and to fill vacancies on the Board, including re-nominations of members whose terms are due to expire, and reviews and provides guidance to the Board on corporate governance matters. The Nominating and Governance Committee met two times in 2023. Each member attended all the Nominating and Governance Committee meetings held in 2023, other than Ambassador Rice who was not a member of the Nominating and Governance Committee at the time of the meetings in 2023.

The Board has adopted a written charter for the Nominating and Governance Committee, which is available on our Investor Relations website at ir.netflix.net/governancedocs.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or Compensation Committee. No member of our Board is an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company.

In 2023, the Compensation Committee consisted of Messrs. Döpfner and Haley, and Ms. Sweeney, none of whom is currently or was formerly an officer or employee of the Company. None of Messrs. Döpfner or Haley or Ms. Sweeney had a relationship with the Company that required disclosure under Item 404 of Regulation S-K. In addition to Messrs. Döpfner, and Haley, and Ms. Sweeney, our co-CEOs and Chief Talent Officer participated in the executive compensation process for the year ended December 31, 2023 as described below in the section entitled “Compensation Discussion and Analysis.”

Policy Regarding Director Attendance at the Annual Meeting

Our policy regarding directors’ attendance at the annual meetings of stockholders and their attendance record at last year’s annual meeting of stockholders can be found on our Investor Relations website at ir.netflix.net/governancedocs.

The Board’s Leadership Structure

Reed Hastings, the co-founder and former co-CEO and President of the Company, serves as the Executive Chairman of the Board. The Board believes that Mr. Hastings is best situated to serve as the Executive Chairman given his role as the founder and former CEO. He continues to be employed by Netflix and serves as a strategic adviser to the co-CEOs. He is the director most familiar with our business and industry and is therefore best able to identify the strategic priorities to be discussed by the Board. The Board also believes that the Executive Chairman helps facilitate information flow between management and the Board and fosters strategic development and execution. The co-CEOs also serve on the Board. The Board has appointed Jay Hoag as its lead independent director. As lead independent director, Mr. Hoag’s responsibilities include:

•	coordinating the activities of the independent directors, and authorization to call meetings of the independent directors;

•

coordinating with the Executive Chairman, Chief Executive Officer(s) and Corporate Secretary, as appropriate, in helping set the agenda for Board meetings, including suggestions from other members of the Board;

•	chairing executive sessions of the independent directors;

•	providing feedback and perspective to the Executive Chairman and Chief Executive Officer(s) about discussions among the independent directors;

•	helping facilitate communication among the Executive Chairman, Chief Executive Officer(s) and the independent directors;

22

Proposal 1: Our Board of Directors

•	presiding at Board meetings where the Executive Chairman is not present; and

•	performing other duties assigned from time to time by the Board.

In addition, the Board maintains effective independent oversight through a number of governance practices, including, open and direct communication with management, input on meeting agendas, periodic performance evaluations and regular executive sessions.

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How to

Communicate

with Us

Communications with the Board

We provide a process for stockholders to send communications to the Board through the email address board@netflix.com. Information regarding stockholder communications with the Board can be found on the Company’s Investor Relations website at ir.netflix.net/governancedocs.

24

How We are Paid

Our directors, other than Ambassador Susan Rice, do not receive cash for services they provide as directors or members of Board committees but may be reimbursed for their reasonable expenses for attending Board and Board committee meetings. Each non-employee director other than Ambassador Rice receives stock options pursuant to the Director Equity Compensation Plan. The Director Equity Compensation Plan provides for a monthly grant of stock options to non-employee directors of the Company in consideration for services provided to us and subject to the terms and conditions of our equity compensation plans. Ambassador Rice received an annual cash retainer of $300,000, paid monthly in arrears.

We believe that for our Company, compensating directors with options is appropriate and creates the right incentives and long-term value alignment with stockholders. Without long-term value creation, directors are not compensated as the intrinsic value of options on dates of grant is zero. Ambassador Rice was compensated in cash given her long career as a public servant in a number of U.S. administrations in order to facilitate potential future optionality.

The actual number of options granted each month to each of our directors is determined by the following formula: $25,000 / ([fair market value on the date of grant] x 0.40). Each monthly grant is made on the first trading day of the month, is fully vested upon grant and is exercisable at a strike price equal to the fair market value on the date of grant. The table below sets forth information concerning the compensation of our non-employee directors during 2023.

Compensia, Inc. (“Compensia”) annually advises the Board on our Board compensation program for the upcoming year, based on a comparison against our peer group’s board compensation programs and other compensation-related developments. We have not made any changes to the compensation program for our Board since 2016.

The following table summarizes the compensation paid to all Board members for the year ended December 31, 2023, other than Reed Hastings, Greg Peters and Ted Sarandos whose compensation is reflected in the Summary Compensation Table:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)

Richard N. Barton	—	424,426	424,426	(2)

Mathias Döpfner	—	424,717	424,717	(3)

Timothy M. Haley	—	424,426	424,426	(4)

Jay C. Hoag	—	424,426	424,426	(5)

Leslie Kilgore	—	424,426	424,426	(6)

Strive Masiyiwa	—	424,717	424,717	(7)

Ann Mather	—	424,426	424,426	(8)

Susan E. Rice(9)	95,833	—	95,833

Bradford L. Smith	—	424,426	424,426	(10)

Anne M. Sweeney	—	424,426	424,426	(11)

(1)	Option awards reflect the monthly grant of stock options to each non-employee director on the dates and at the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 as shown below. Only options to purchase whole shares are granted with any remaining amount of the grant value carried over to the next monthly grant. The differences in option award values for each of Messrs. Döpfner and Masiyiwa reflect the different carryover amounts relating to the appointment month for each director. For a discussion of the assumptions made in the valuation reflected in the Option Awards column, refer to Note 9 to our consolidated financial statements for the fiscal year ended December 31, 2023 in our Form 10-K filed with the SEC on January 26, 2024.

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For all directors, other than Messrs. Döpfner and Masiyiwa:

Grant Date	Fair Value ($)

1/3/2023	36,571

2/1/2023	36,415

3/1/2023	36,669

4/3/2023	35,050

5/1/2023	35,170

6/1/2023	35,131

7/3/2023	34,721

8/1/2023	34,499

9/1/2023	34,598

10/2/2023	35,372

11/1/2023	35,053

12/1/2023	35,177

For Messrs. Döpfner and Masiyiwa:

Grant Date	Fair Value ($)

1/3/2023	36,571

2/1/2023	36,627

3/1/2023	36,485

4/3/2023	35,050

5/1/2023	35,170

6/1/2023	35,131

7/3/2023	34,721

8/1/2023	34,499

9/1/2023	34,598

10/2/2023	35,372

11/1/2023	35,053

12/1/2023	35,440

(2)	Aggregate number of option awards outstanding held by Mr. Barton at December 31, 2023 was 24,705.
(3)	Aggregate number of option awards outstanding held by Mr. Döpfner at December 31, 2023 was 10,772.
(4)	Aggregate number of option awards outstanding held by Mr. Haley at December 31, 2023 was 32,048.
(5)	Aggregate number of option awards outstanding held by Mr. Hoag at December 31, 2023 was 9,239.
(6)	Aggregate number of option awards outstanding held by Ms. Kilgore at December 31, 2023 was 17,358.
(7)	Aggregate number of option awards outstanding held by Mr. Masiyiwa at December 31, 2023 was 6,118.
(8)	Aggregate number of option awards outstanding held by Ms. Mather at December 31, 2023 was 18,998.
(9)	Ambassador Susan Rice joined the Board on September 6, 2023.
(10)	Aggregate number of option awards outstanding held by Mr. Smith at December 31, 2023 was 29,525.
(11)	Aggregate number of option awards outstanding held by Ms. Sweeney at December 31, 2023 was 14,358.

26

Certain Relationships and Related

Transactions

Agreements with Directors and Executive Officers

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with us.

Procedures for Approval of Related Party Transactions

We have a written policy concerning the review and approval of related party transactions. Potential related party transactions are identified through an internal review process that includes a review of payments made in connection with transactions in which related persons may have had a direct or indirect material interest. Those transactions that are determined to be related party transactions under Item 404 of Regulation S-K are submitted for review by the Audit Committee for approval and to conduct a conflicts-of-interest analysis. The individual identified as the “related party” may not participate in any review or analysis of the related party transaction.

2024 Proxy Statement	27

Proposal 2: Our Auditors - Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board has selected Ernst & Young LLP (“EY”), an independent registered public accounting firm, to audit the financial statements of the Company for the year ending December 31, 2024. We are submitting its selection of EY for ratification by the stockholders at the Annual Meeting. A representative of EY is expected to be present at the Annual Meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions. EY has served as our independent registered public accounting firm since March 21, 2012. Neither applicable law nor our Bylaws require that stockholders ratify the selection of EY as our independent registered public accounting firm. However, we are submitting the selection of EY to stockholders for ratification as a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain EY. Even if the selection is ratified, the Audit Committee, at its discretion, may change the appointment at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

During 2023 and 2022, fees for services provided by EY was as follows (in thousands):

	2023	2022

Audit Fees	$6,924	$6,335

Audit-Related Fees	150	245

Tax Fees	2,752	1,821

All Other Fees	—	—

Total	$9,826	$8,401

Audit Fees include amounts related to the audit of our annual financial statements and internal control over financial reporting, and quarterly review of the financial statements included in our Quarterly Reports on Form 10-Q. Audit fees also include amounts related to accounting consultations and fees for statutory audit filings.

Audit-Related Fees include fees related to assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including attestation services that are not required by statute or regulation.

Tax Fees include fees billed for tax compliance, tax advice and tax planning services.

There were no other fees billed by EY for services rendered to us, other than the services described above, in 2023 and 2022.

The Audit Committee has determined that the rendering of non-audit services by EY was compatible with maintaining their independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During 2023, services provided by EY were pre-approved by the Audit Committee in accordance with this policy.

2024 Proxy Statement	29

Required Vote

The affirmative vote of the majority of the shares present or represented by proxy at the meeting and entitled to vote on the proposal is required for ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024. The vote is an advisory vote, and therefore not binding.

Netflix Recommendation

The Board unanimously recommends that the stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

30

Report of the Audit Committee of the Board

The Audit Committee engages and supervises the Company’s independent registered public accounting firm and oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation of financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2023 with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments made by management and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America, its judgments as to the quality of the Company’s accounting principles and the other matters required to be discussed with the Audit Committee under the auditing standards generally accepted in the United States of America, including the matters required by the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission (the “SEC”). In addition, the Audit Committee has discussed with EY its independence from management and the Company and has received the written disclosures and the letter regarding EY’s communications with the Audit Committee concerning independence as required by PCAOB rules.

The Audit Committee also reviewed the fees paid to EY during the year ended December 31, 2023 for audit and non-audit services, which fees are described under the heading “Principal Accountant Fees and Services.” The Audit Committee has determined that the rendering of all non-audit services by EY were compatible with maintaining its independence.

The Audit Committee discussed with EY the overall scope and plans for its audit. The Audit Committee met with EY, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2023, for filing with the Securities and Exchange Commission.

Audit Committee of the Board

Richard N. Barton

Leslie Kilgore

Ann Mather

2024 Proxy Statement	31

Our Company - Executive Officers

Our Executive Officers as of April 18, 2024 are as follows:

Executive Officers	Age	Position

Reed Hastings	63	Executive Chairman of the Board

David Hyman	58	Chief Legal Officer and Secretary

Spencer Neumann	54	Chief Financial Officer

Greg Peters	53	co-Chief Executive Officer and President

Ted Sarandos	59	co-Chief Executive Officer and President

For more information about Messrs. Hastings, Peters and Sarandos, see “Proposal 1: Our Board of Directors—Election of Directors—Who We Are.” Information about our other executive officers is set forth below:

David Hyman	CHIEF LEGAL OFFICER
AGE: 58

About:

As Chief Legal Officer, David is responsible for all legal and public policy matters for the Company. He also serves as the Company’s Secretary.

Also...

David practiced law at Morrison & Foerster in San Francisco and Arent Fox in Washington, DC. He earned his JD and Bachelor’s degrees from the University of Virginia.

Career Snapshot:

•  Chief Legal Officer and Secretary of Netflix (since 2002)

Prior:

•  General Counsel of Webvan, an online internet retailer

Spencer Neumann	CHIEF FINANCIAL OFFICER
AGE: 54

About:

Spencer was named CFO of Netflix in January of 2019, utilizing his finance, strategy, and accounting experience in media, entertainment and service oriented companies to continue to build on the company’s track record of success and innovation.

Also...

Spencer also worked at the private equity firms of Providence Equity Partners and Summit Partners. Additional positions at The Walt Disney Company, which he initially joined in 1992, included executive vice president of the ABC Television Network and CFO of the Walt Disney Internet Group. Spencer holds both a B.A. in economics and an M.B.A. from Harvard University.

Career Snapshot:

•  CFO of Netflix (since 2019)

•  Director of Adobe, Inc. (since 2021)

Prior:

•  CFO of Activision Blizzard, a video gaming company (2017-2019)

•  CFO and executive vice president of Global Guest Experience of Walt Disney Parks and Resorts, among other positions at the Walt Disney Company, a diversified multinational media and entertainment company (2012-2017)

There are no family relationships among any of our directors, nominees for director and Executive Officers.

2024 Proxy Statement	33

PROPOSAL

03

OUR PAY:

Advisory Approval of Named Executive Officer Compensation

Our Pay - Advisory Approval of Named Executive Officer Compensation

As required by section 14A of the Securities Exchange Act (“Section 14A”), as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are providing our stockholders with the opportunity to cast a non-binding advisory vote on the compensation of our Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC (also referred to as “say-on-pay”).

We currently hold our advisory say-on-pay vote every year. Stockholders will have an opportunity to cast an advisory vote on the frequency of say-on-pay votes at least every six years. We currently expect that the next advisory vote on the frequency of the say-on-pay votes will occur at the 2029 annual meeting of stockholders.

We encourage stockholders to read the Compensation Discussion and Analysis section of this Proxy Statement for an overview of our executive compensation philosophy and program, which is designed to attract and retain outstanding performers. Our compensation practices are guided by market rates and tailored to account for the specific needs and responsibilities of the particular position, as well as the performance and unique qualifications of the individual employee, rather than by seniority or overall Company performance.

The Compensation Discussion and Analysis also describes a number of changes that took effect for the 2024 executive compensation program, which were adopted in response to the 2023 say-on-pay vote and shareholder engagement. These changes include: (1) eliminating the ability to allocate compensation between cash salary and stock options for our Executive Officers; (2) limiting guaranteed cash compensation by setting base salary at $3 million for the co-CEOs, $100,000 for our Executive Chairman, and $1.5 million for the other Executive Officers; (3) expanding participation in the annual performance-based cash bonus program to all Executive Officers; (4) granting performance-based restricted stock unit awards and time-based restricted stock unit awards with expanded vesting terms to our Executive Officers instead of stock options for long term equity compensation; (5) evolving our change-in-control severance arrangements to include “double-trigger” provisions for Executive Officers; and (6) adopting stock ownership guidelines for our Executive Officers.

The Compensation Committee believes these changes to our compensation structure are in line with peer companies’ compensation practices, help attract and retain top talent to support our growth, incentivize our Named Executive Officers to execute on strategies aimed at achieving long-term success and align with stockholder interests. At the time of the 2023 say-on-pay vote, the Compensation Committee had already approved the design of our 2023 executive compensation program. As such, all changes to the executive compensation program are for 2024, and we encourage stockholders to consider these changes in reviewing the say-on-pay proposal.

Required Vote

The affirmative vote of the majority of the shares present or represented by proxy at the meeting and entitled to vote on the proposal is required to approve the compensation of our Named Executive Officers disclosed in this Proxy Statement. The vote is an advisory vote, and therefore not binding.

Netflix Recommendation

The Board unanimously recommends that the stockholders vote “FOR” approval of our Named Executive Officer compensation disclosed in this Proxy Statement.

2024 Proxy Statement	35

A Message from the Compensation Committee Chair

In response to the results of the 2023 advisory vote on executive compensation, the Compensation Committee engaged with shareholders and considered their feedback regarding our executive compensation practices. As a result, we’ve adopted significant changes to our executive compensation program for 2024 that we believe are in the best interests of Netflix and our shareholders. These changes include:

(1) eliminating the ability to allocate compensation between cash salary and stock options for our Executive Officers;

(2) limiting guaranteed cash compensation by setting base salary at $3 million for the co-CEOs, $100,000 for our Executive Chairman, and $1.5 million for the other Executive Officers;

(3) expanding participation in the annual performance-based cash bonus program to all Executive Officers;

(4) granting performance-based restricted stock unit awards and time-based restricted stock unit awards with expanded vesting terms instead of stock options for long term equity compensation;

(5) evolving our change-in-control severance arrangements for Executive Officers to include “double-trigger” provisions; and

(6) adopting stock ownership guidelines for Executive Officers.

The Compensation Committee believes these changes to our compensation structure will continue to attract and retain top talent to support our growth and incentivize our Executive Officers to execute on strategies aimed at achieving long-term success, while bringing our executive compensation program more in line with shareholder expectations regarding executive compensation practices. We also believe these changes are welcomed by our shareholders based on our engagement with them following our 2023 annual meeting and that such changes will further the alignment of our compensation structure with shareholder interests. We encourage you to review the Compensation Discussion and Analysis section that describes in further detail the comprehensive changes to our executive compensation program.

We appreciate the constructive feedback we received from our shareholders and their recognition of the significant executive compensation program changes we have made in response. We look forward to continuing the open dialogue.

We value your trust in and commitment to Netflix, and thank you for being a shareholder.

Tim Haley

Compensation Committee Chairperson

2023 Named Executive Officers

This Compensation Discussion and Analysis describes the compensation program for our seven Named Executive Officers listed below, and the titles reflect the positions held by each Named Executive Officer on December 31, 2023.

As of December 31, 2023, our executive officers as defined under Rule 3b-7 (“Executive Officers”) were the following five individuals:

•	Ted Sarandos, co-Chief Executive Officer and President

•	Greg Peters, co-Chief Executive Officer and President

•	Reed Hastings, Executive Chairman of the Board

•	Spencer Neumann, Chief Financial Officer

•	David Hyman, Chief Legal Officer

Additionally, Rachel Whetstone (Chief Communications Officer) and Sergio Ezama (Chief Talent Officer) were executive officers, as defined under Rule 3b-7 through January 13, 2023, and remain employed at the Company. Ms. Whetstone and Mr. Ezama are Named Executive Officers for 2023 under Item 402 of Regulation S-K and their compensation will be discussed below alongside that of Messrs. Sarandos, Peters, Hastings, Neumann and Hyman, who are also Named Executive Officers for 2023.1

[1]

In connection with our executive management transitions in January 2023, including Reed Hastings’ transition to Executive Chairman and Greg Peters’ promotion to co-CEO and President alongside Ted Sarandos, the Board reviewed the roles and responsibilities of the Company’s senior management team and determined our Executive Officers to be Messrs. Sarandos, Peters, Hastings, Neumann and Hyman.

2024 Proxy Statement	37

Shareholder Engagement and the 2023 Say-on-Pay Vote Result

As detailed below, the Compensation Committee substantially redesigned the 2024 compensation program for our Executive Officers, addressing key areas of shareholder feedback. These changes were the result of the Committee’s review of the 2023 advisory vote on executive compensation (“say-on-pay vote”) and feedback from shareholders subsequent to our 2023 annual meeting, and reflect a continued evolution of the executive compensation program that began following the 2022 annual say-on-pay vote.

At the time of the 2023 say-on-pay vote, the Compensation Committee had already approved our 2023 executive compensation program. As such, all changes to the executive compensation program that were responsive to the 2023 say-on-pay vote are being implemented for 2024.

The Compensation Committee believes the new program reinforces alignment with shareholder interests and incentivizes the Executive Officers to execute on strategies aimed at achieving long-term success and driving shareholder value creation, and therefore is in the best interest of Netflix and our shareholders. The Compensation Committee also sought to ensure that the executive compensation program continues to attract and retain top talent who have been key to our success.

2023 Say-on-Pay Vote

At our 2023 annual meeting, 28.7% of voted shares approved the compensation of our Named Executive Officers. The Compensation Committee reviewed these voting results, recognizing the importance of continuing to engage with shareholders to solicit feedback and better understand their concerns regarding our executive compensation program. In our engagements with shareholders before and after the 2023 annual meeting, shareholders appreciated the Compensation Committee’s efforts to address shareholder concerns and acknowledged that the changes to the 2023 executive compensation program were positive. Despite this feedback, the two consecutive years of notably low say-on-pay vote results emphasized continued dissatisfaction by many shareholders with elements of our executive compensation program.

Shareholder Engagement

Outreach to shareholders representing approximately 54% of our shares outstanding[2]

•  Cumulatively, since the last annual meeting, we invited 29 shareholders, representing 54% of our shares outstanding as of December 31, 2023, to engage and provide feedback on our executive compensation program and other areas of shareholder interest. We conducted three rounds of engagement (in June and September 2023 and early 2024) and met with 23 shareholders, including nine of our top 10 shareholders, collectively representing approximately 48% of our shares outstanding. Members of the Netflix Legal and Investor Relations teams participated in all shareholder meetings, and Compensation Committee members participated in 70% of the engagements, meeting with shareholders representing approximately 37% of shares outstanding.

•  We also engaged with the proxy advisory firms, Glass Lewis and Institutional Shareholder Services.

Key Shareholder Perspectives

Specific feedback from shareholders varied, and at times represented opposing views. Set forth below is a summary of the feedback we have heard and the responsive actions we have taken.

In our September 2023 conversations with shareholders who did not support our 2023 say-on-pay vote, shareholders generally supported longer-term vesting of equity awards and the addition of performance criteria for long-term incentives, including both operational and stock performance metrics. These shareholders also supported using a performance metric such as total shareholder return relative to an index or peer group. During this engagement round, shareholders commented favorably on the Compensation Committee’s focus on fully understanding and addressing concerns underlying shareholders’ say-on-pay vote considerations, and advised that the contemplated changes, which are applicable to all Executive Officers, were meaningful and responsive.

[2]	Percentages are based on shares outstanding as of December 31, 2023.

38

Compensation Discussion and Analysis

In early 2024, we met with shareholders to solicit feedback on our executive compensation program changes and discuss other matters, including the co-CEO leadership structure; succession planning; board composition; board oversight of issues such as labor matters, generative AI and cybersecurity; and other ESG topics, such as climate and human capital, as well as shareholder proposals submitted for the 2024 annual meeting. See “How We Govern and are Governed—Shareholder Engagement and 2023 Shareholder Proposals.” Shareholders acknowledged the progress and efforts made in response to the low say-on-pay vote and expressed appreciation for our responsiveness. The rationale for the executive compensation program changes was also discussed.

•

Shareholders were largely supportive of the executive compensation program changes, particularly the elimination of executives’ ability to choose between cash and stock options, the increased proportion of at-risk and performance-based compensation, and the expansion of the executive compensation changes to all Executive Officers.

•

Shareholders varied on what they considered to be the appropriate performance metrics: certain shareholders preferred operational metrics, while other shareholders thought it was important to include a performance metric such as total shareholder return.

•

Shareholders had positive feedback about the three-year grants and acknowledged that this was in line with market practice. A few shareholders encouraged the Company to consider longer vesting periods for the RSU awards and performance periods for the PSU awards, as those granted in 2024 had one-, two- and three-year periods. We explained that performance periods for the 2024 PSU awards were intended to account for the transition to the new executive compensation program, and shareholders understood and recognized this need in light of the significant changes.

•

The magnitude of compensation was also discussed, with some shareholders noting that magnitude is not a concern as long as the compensation structure is designed to reward pay for performance and others noting that magnitude is not a factor as long as the Company delivers strong performance.

•	Shareholders inquired about the impact of the executive compensation changes on our leadership and company culture. Other shareholders encouraged the Company to adopt stock ownership guidelines.

The Compensation Committee greatly values the ongoing engagement with our shareholders and will continue to consider their perspectives in its ongoing executive compensation decisions.

WHAT WE HEARD FROM SHAREHOLDERS	HOW WE RESPONDED IN EVOLVING OUR 2024 EXECUTIVE COMPENSATION PROGRAM

Executives’ Ability to Choose between Cash and Stock Options

Historically, some shareholders expressed concern that the executives have the ability to choose between cash and stock options and could potentially take all their compensation in cash.

We eliminated Executive Officers’ ability to allocate compensation between cash and stock options, and the Compensation Committee determined each Executive Officer’s base salary, target bonus and PSU and RSU award amounts.

Lack of Performance-Based Incentive Compensation

Some shareholders indicated that they do not view stock options as performance-based compensation.

Many shareholders encouraged the adoption of performance-based incentive compensation.

We introduced PSU awards tied to the Company’s total shareholder return (“TSR”) relative to the TSR of the companies in the S&P 500, and expanded participation in the Bonus Program to include all Executive Officers.

Length of Equity Vesting Periods Many shareholders expressed a desire for longer equity award vesting periods.	We have introduced PSU and RSU awards with three-year vesting periods.

Compensation Magnitude A minority of shareholders expressed their primary concern was compensation magnitude.	We reduced guaranteed and short-term compensation: base salaries for our co-CEOs were maintained at $3 million, reduced to $1.5 million for our other Executive Officers and $100,000 for our Executive Chairman, and bonus opportunities are 2x base salaries for all Executive Officers.

2024 Proxy Statement	39

WHAT WE HEARD FROM SHAREHOLDERS	HOW WE RESPONDED IN EVOLVING OUR 2024 EXECUTIVE COMPENSATION PROGRAM

Change-in-control

Historically, some shareholders have expressed concerns regarding our change-in-control arrangements, which are payable upon occurrence of a qualifying transaction (i.e., single-trigger).

We adopted a “double-trigger” change-in-control severance plan for our Executive Officers.

Stock ownership guidelines Some shareholders expressed concerns regarding the lack of stock ownership requirements.	We adopted stock ownership guidelines for Executive Officers.

2024 Executive Compensation Program

(1)

Pay mix percentages reflect Ted Sarandos’ target pay mix and are included to illustrate the evolution of our executive compensation program. Pay mix for other Executive Officers are provided in a table in the section entitled “Determining 2023 Executive Compensation under the Prior Compensation Program.”

40

Compensation Discussion and Analysis

(2)	The pay mix percentages reflect Ted Sarandos’ target pay mix. The Executive Chairman did not receive any cash bonus in 2023; his compensation consisted of a $500,000 base salary and a stock option allocation of $2.5 million.

(3)	Pay mix percentages reflect our co-CEOs’ target pay mix. Pay mix for other Executive Officers are provided in the section entitled “Executive Officer Target Compensation for 2024.”

In evolving the 2024 executive compensation program, the Compensation Committee sought to balance addressing shareholder feedback with creating a program that focuses executives on executing on our long-term strategy and achieves the following objectives:

•

Attract and Retain Top Talent: We operate in a highly dynamic industry where the market for talent is extremely competitive. We rely on our Executive Officers to execute on the Company’s strategies and initiatives for long-term success. To attract and retain top talent, we aim to provide highly competitive compensation packages for all our key positions, including our Executive Officers and pay employees at their personal top of market.

•	Pay for Performance: The Compensation Committee sought to tie a significant portion of each Executive Officer’s total target compensation to Company performance, both in the short and long term.

•

Responsiveness and Alignment with Shareholder Interests: The 2024 compensation structure is intended to promote strong alignment with shareholders by increasing the proportion of performance-based incentives and long-term equity awards with multi-year vesting or performance requirements.

The Compensation Committee considered various factors, including compensation practices of peer group companies, market trends and data. After review, the Compensation Committee adopted the following executive compensation program changes effective for 2024:

•

Eliminated Executives’ Ability to Allocate Compensation between Cash and Stock Options: The Compensation Committee determined to eliminate this program feature to address shareholder concerns that Executive Officers could choose all cash compensation.

•

Set Fixed Base Salaries for the Executive Officers: Cash salary provides a steady income and is necessary to attract and retain top talent. The Compensation Committee maintained 2024 base salaries at $3 million for the co-CEOs, reduced base salary to $100,000 for the Executive Chairman, and introduced $1.5 million base salaries for the other Executive Officers. As a result of these changes, base salary was reduced by approximately 79% for Mr. Neumann, approximately 63% for Mr. Hyman, and 80% for Mr. Hastings compared to 2023. Base salaries remained flat for Messrs. Sarandos and Peters compared to 2023.

•

Expanded Participation in the Annual Bonus Program to all Executive Officers: The Compensation Committee expanded participation in the annual performance-based cash bonus program (the “Bonus Program”) under the Company’s Amended and Restated Performance Bonus Plan (the “Bonus Plan”) to all Executive Officers with target bonus opportunities at 200% of base salary for 2024. The Bonus Program aims to align pay with performance by awarding cash bonuses only upon the achievement of defined performance targets. The Compensation Committee believes this aligns our Executive Officers’ compensation with the Company’s financial performance and the interests of our shareholders.

For the 2024 Bonus Program, the Compensation Committee used the following performance metrics: F/X Neutral Revenue and F/X Neutral Operating Margin, as these represent key performance indicators that are directly impacted by Executive Officers’ decision-making. The Compensation Committee increased the weighting of the F/X Neutral Operating Margin metric to 65% from the previous 50% in 2023 to emphasize the importance of F/X Neutral Operating Margin to our overall business strategy as margin improvement is key to our Company performance and enhancing shareholder value. F/X Neutral Revenue was reduced to a weighting of 35%. The target bonus opportunity was decreased to 200% of salary from a higher opportunity offered to our co-CEOs in 2023 because we introduced RSU and PSU awards, which have longer vesting or performance periods, and is in line with the goal of incentivizing alignment with long-term interest of our shareholders and value creation. The Compensation Committee set targets at levels it considered to be appropriately rigorous for the year, including requiring growth in revenue compared to the prior year. Additional information regarding the 2024 Bonus Program and the specific targets they were measured against will be included in our proxy statement for our 2025 annual shareholders’ meeting. These changes represent an approximately 50% reduction in target cash compensation opportunities (in the form of base salary and target bonus opportunity) year-over-year for the co-CEOs.

•

Introduced PSU and RSU Awards: Historically, we granted fully-vested stock options to our Named Executive Officers, except the stock options granted to our co-CEOs and Executive Chairman as part of their 2023 compensation package had a one-year vesting period. The Compensation Committee believes stock options are inherently performance based, as the value derived from stock options is dependent upon an appreciation in stock price. Nonetheless, the Compensation Committee is

2024 Proxy Statement	41

transitioning to the use of an equal mix of PSU awards (at target performance) and RSU awards for 2024 Executive Officer compensation to incorporate longer vesting periods and specific performance criteria in our equity awards. The Compensation Committee believes these changes further align with shareholders’ pay for performance expectations and are consistent with peer company practices.

•

Performance-Based Restricted Stock Units Tied to Relative TSR Performance Metric: The PSU awards (weighted 50% of long-term equity awards) are intended to promote pay-for-performance and alignment with shareholder interests. The Compensation Committee selected Company TSR relative to the TSR of the companies in the S&P 500 as the performance metric to incentivize long-term, above market performance and strongly align Executive Officers’ long-term incentive compensation opportunities with the creation of long-term shareholder value. The Compensation Committee believes the S&P 500 is the appropriate index for comparison given our unique position across both the technology and entertainment industries. Consistent with this intent, the 2024 PSUs require outperformance at the 55th percentile of the S&P 500 to earn target payouts.

To facilitate the transition to the use of PSU awards, the Compensation Committee determined that the PSU awards granted in 2024 would be eligible to vest in three equal tranches based on performance during three performance periods, which are one, two and three years in length. Future PSU awards granted on or after January 1, 2025 are expected to be subject to a single three-year performance period.

•

Time-Based Restricted Stock Unit Awards with a Three-Year Vesting Term: The RSU awards (weighted 50% of long-term equity awards) are intended to retain, reward and incentivize the Executive Officers in the form of long-term compensation. The Compensation Committee reviewed equity award grant practice trends and market data and determined that RSU awards vesting quarterly over a three-year period would be the best incentive structure for our Executive Officers to reward performance over time and achieve our retention objectives.

•

Double-Trigger Change-in-Control Benefits: The Compensation Committee adopted a severance policy specifically applicable to our Executive Officers (the “Executive Officer Severance Plan”) effective January 1, 2024, which replaces the previous “single trigger” change in control provisions with “double trigger” change in control provisions. Under the new policy, an Executive Officer may receive change in control benefits only upon both (1) a change in control and (2) a qualifying termination of employment occurring within a specified timeframe of the change in control. This policy change is intended to continue to incentivize executives to remain focused on delivering shareholder value through a potential transaction and also better align our benefits with investor expectations and peer company practices. The Compensation Committee determined to maintain the non-change in control severance benefit, as shareholders had not raised any concerns with the non-change in control severance amounts, but only the single-trigger nature of our prior plan. See the section below entitled “Termination-Based Compensation and Change in Control Retention Incentives.”

•

Adoption of Stock Ownership Guidelines: The Compensation Committee adopted stock ownership guidelines applicable to our Executive Officers. The guidelines require that, within five years of adoption or, for future executive officers, within five years of first becoming a Netflix Rule 3b-7 executive officer, each executive officer own at least a number of shares equal to a multiple of the executive officer’s base salary: 6x base salary for the co-CEOs and 3x base salary for the other executive officers.

42

Compensation Discussion and Analysis

Executive Officer Target Compensation for 2024

Following these changes, the 2024 target compensation reflects significant at-risk and long-term performance elements compared to 2023 target compensation for each Executive Officer. The following illustrations depict the 2024 compensation pay mix for each Executive Officer, as compared to 2023 under the prior executive compensation program, with target performance assumed for PSUs.

Co-Chief Executive Officers
Ted Sarandos
Co-Chief Executive Officer & President
2023
$3.0M
$20.0M
$17.0M
$40.0M
Subject to performance metrics
2024
$3.0M
$15.5M
$6.0M
$15.5M
$40.0M
Subject to performance metrics
Greg Peters
Co-Chief Executive Officer & President
2023
$3.0M
$17.3M
$14.3M
$34.7M
Subject to performance metrics
2024
$3.0M
$15.5M
$6.0M
$15.5M
$40.0M
Subject to performance metrics
$0.0M
$10.0M
$20.0M
$30.0M
$40.0M
Base Salary
RSUs
Stock Options
Target Cash Bonus
PSUs

Other Executive Officers
Reed Hastings
Executive Chairman
2023
500K
$2.5M
$3.0M
2024
100K
350K
200K
350K
$1.0M
Subject to performance metrics
Spencer Neumann
Chief Financial Officer
2023
$7.0M
$7.0M
$14.0M
2024
$1.5M
$5.3M
$3.0M
$5.3M
$15.0M
Subject to performance metrics
David Hyman
Chief Legal Officer
2023
$4.0M
$7.0M
$11.0M
2024
$1.5M
$3.3M
$3.0M
$3.2M
$11.0M
Subject to performance metrics
$0.0M
$5.0M
$10.0M
$15.0M
Base Salary
RSUs
Stock Options
Target Cash Bonus
PSUs

2024 Proxy Statement	43

(1)	Represents the average of compensation pay mixes for the Executive Officers, excluding the co-CEOs.

In determining total target compensation for our Executive Officers for 2024 compared with 2023, in consultation with Compensia, the Compensation Committee considered our compensation philosophy detailed below, including comparative market data.

For Mr. Sarandos, the Compensation Committee considered the competitive market compensation paid by other similarly-situated companies and determined to keep Mr. Sarandos’ total target compensation flat as compared to 2023.

For Mr. Peters, the Compensation Committee considered the competitive market compensation paid by other similarly-situated companies, his increasing duties and scope of responsibilities and performance as a co-CEO, and his total target compensation was increased from $34,650,000 to $40,000,000.

For Mr. Hastings, the Compensation Committee considered the evolving role and responsibilities of the Executive Chairman position and decreased his total target compensation from $3,000,000 to $1,000,000.

For Mr. Neumann, the Compensation Committee considered the competitive market compensation paid by other similarly-situated companies and his experience in leading a financial organization in the media industry, as well as the increasing complexity of our financial reporting, and his total target compensation was increased from $14,000,000 to $15,000,000.

For Mr. Hyman, the Compensation Committee acknowledged his performance in managing and developing a global legal and public policy function. After reviewing the competitive market compensation paid by other similarly-situated companies, the Compensation Committee determined to keep Mr. Hyman’s 2024 target compensation flat as compared to 2023.

Actual compensation that an executive may earn may be more or less than total target compensation depending on Company performance. If the Company does not meet target performance, an executive may earn less than the target bonus or no bonus at all, and if the Company outperforms, an executive may earn more. Similarly, PSU awards will vest only upon the achievement of performance targets over the relevant performance period, so unless the Company meets performance targets, an executive will not receive any vests of PSU awards. RSU awards also vest over a three-year period even though the full grant date fair value of the award will be reflected in 2024 compensation in the Summary Compensation Table. The total target compensation amounts may also be different from the amounts to be reported in the Summary Compensation Table based on actual performance and the accounting valuation of the equity awards.

Our Company and 2023 Performance

Netflix is one of the world’s leading entertainment services with over 260 million paid memberships in over 190 countries. In 2023, we stayed focused on reaccelerating growth by continuing to release films, series and games that are loved by our members; addressed account sharing in all jurisdictions; and improved our advertising offering for both consumers and advertisers. Financial highlights for 2023 included achieving approximately $33.7 billion in annual revenue, representing approximately 7% year-over-year growth, over $6.9 billion in operating income, and approximately $7.3 billion in net cash provided by operating activities.

44

Compensation Discussion and Analysis

2023 Executive Compensation under the Prior Compensation Program

Executive Leadership Changes

As part of the chief executive officer succession plan, we adopted a co-CEO structure in 2020, when Ted Sarandos was named co-CEO along with Reed Hastings. This change mostly formalized the prior working relationship between Ted and Reed. In January 2023, Reed stepped down as co-CEO and President of the Company and continues to serve as the Executive Chairman. Greg Peters was promoted to serve as co-CEO alongside Ted. Greg was also appointed to the Board. The three of them have worked together for over 15 years and have had a long history of collaboration on corporate strategy, planning and all aspects of company management. We believe the co-CEO structure provides broad expertise and deep leadership at the highest level of the Company and provides an efficient and effective leadership model to support our future growth.

Changes to the Prior Executive Compensation Program

In response to the low say-on-pay vote in 2022, the Compensation Committee conducted extensive shareholder engagement, including two rounds of shareholder outreach. In consideration of feedback from shareholders, the Compensation Committee evolved the prior (2023) executive compensation program applicable to Reed Hastings and Ted Sarandos, the co-CEOs serving at the end of 2022, as well as Greg Peters, who was serving as the Chief Operating Officer at the end of 2022. The changes made included: (1) a minimum 50% allocation of their allocatable compensation to stock options, (2) a salary cap of $3 million3, in the case of the co-CEOs, (3) the introduction of the Bonus Program and (4) a one-year vesting period for stock options granted to them. As discussed above, the Compensation Committee further evolved the 2024 executive compensation structure and this prior program is no longer in effect.

The Compensation Committee sought to evolve the 2023 compensation structure to align with shareholder interests and incentivize the co-CEOs and Executive Chairman to execute on strategies aimed at achieving long-term success, while also maintaining aspects of our executive compensation program that we believed have helped attract and retain top talent to support our growth. To this end, the Compensation Committee introduced the changes described in the paragraph immediately above, and determined to maintain its historical practice for our remaining Named Executive Officers (other than the Executive Chairman) of setting a dollar-denominated annual compensation amount for each Named Executive Officer (“allocatable compensation”), who was then able choose to allocate a portion of that compensation amount toward stock options or cash compensation. The Compensation Committee believed this approach balanced our goal to maximize flexibility and personal choice while responding to shareholders’ desire for performance-based incentives.

Compensation Philosophy

We operate in a highly dynamic industry where the market for talent is extremely competitive. We rely on our Named Executive Officers to execute on the Company’s strategies and initiatives for long-term success. To attract and retain top talent, we aim to provide highly competitive compensation packages for all our key positions, including our Named Executive Officers and pay employees at their personal top of market. As such, our compensation practices are also tailored to account for the specific needs and responsibilities of the particular position, as well as the performance and unique qualifications of the individual employee, rather than by seniority. We believe this approach to compensation has enabled us to attract and retain top talent who have executed on key strategic initiatives.

The Compensation Committee aims for the executive compensation program to create a long-term alignment between our shareholders and our executive officers and to be transparent to both shareholders and executive officers. Historically, including in 2023, individual executive compensation was linked to Company performance by virtue of the stock options we granted. We further evolved our executive compensation program for 2024 to include additional at-risk compensation to strengthen alignment between pay and performance, as discussed above under the headings “Shareholder Engagement and the 2023 Say-on-Pay Vote Result” and “2024 Executive Compensation Program.”

[3]

The Compensation Committee also adopted a salary cap of $1.5 million for Greg Peters as Chief Operating Officer; however, with Mr. Peters’ transition to co-CEO in January 2023, the Compensation Committee adjusted his compensation, and his salary cap was increased to $3 million.

2024 Proxy Statement	45

Our compensation practices are evaluated by the Compensation Committee on an ongoing basis to determine whether they are appropriate to attract, retain and reward outstanding performers. Such evaluations, along with input from our shareholders, may result in refinements to the executive compensation program, including changes in how compensation is determined and awarded.

Determining Executive Compensation

We aim to pay employees at their personal top of market. We believe this helps us attract and retain the most talented employees from around the globe. To establish the personal top of market for each of our Named Executive Officers, the Compensation Committee (a) reviews and considers the performance of each Named Executive Officer and (b) considers, for each Named Executive Officer, the estimated amount of compensation:

i.	we would be willing to pay to retain that person;

ii.	we would have to pay to replace the person; and

iii.	the individual could otherwise command in the employment marketplace.

Role of executive officers

Each of our co-CEOs, in consultation with our Chief Talent Officer, reviewed market compensation information prepared by Compensia for each of the other Named Executive Officers. The co-CEOs then made a recommendation to the Compensation Committee regarding compensation for the other Named Executive Officers. The Compensation Committee reviewed and discussed this information and the recommendation by the co-CEOs, and then determined a dollar-denominated amount available for allocation to salary and stock options for each such Named Executive Officer, as it deemed appropriate in December 2022. The Compensation Committee also approved the stock option allocation amount for each Named Executive Officer for their 2023 compensation in December 2022.

Our co-CEOs’ compensation was determined by the Compensation Committee outside the presence of the co-CEOs. The Compensation Committee’s decision regarding compensation for the co-CEOs was based on the philosophy described above. It included a review of comparative data, including the compensation paid by the companies in our compensation peer group to their chief executive officers and consideration of the accomplishments of the co-CEOs in developing the business strategy for the Company, the Company’s performance against this strategy, and the co-CEOs’ ability to attract and retain senior management. In establishing each co-CEO’s compensation, the Compensation Committee was also mindful of the results of the say-on-pay vote for the prior year and any input received from shareholders. Compensation for any given year is generally established at the end of the prior year. The 2023 compensation for our Named Executive Officers was determined at the end of 2022.

In connection with Mr. Hastings’ transition to Executive Chairman in January 2023, the Compensation Committee reviewed the scope of duties and responsibilities of the Executive Chairman and established his compensation.

Role of the compensation consultant

In determining executive compensation for 2023, the Compensation Committee retained Compensia to advise on executive and director compensation matters. Compensia provided various services to the Compensation Committee during 2023, including the review, analysis and update of our compensation peer group; the review and analysis of our Named Executive Officer compensation against competitive market data based on the companies in our compensation peer group; the analysis of potential and actual executive compensation program changes for 2024; the review and analysis of our non-employee director compensation; and support on other ad hoc matters. The Compensation Committee has assessed the independence of Compensia taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the Nasdaq listing standards, and concluded that no conflict of interest exists with respect to the work that Compensia performs for the Compensation Committee.

46

Compensation Discussion and Analysis

Peer group and benchmarking

The Compensation Committee works with Compensia in determining an appropriate peer group of companies each year. After review of the criteria used to evaluate current and potential peer companies, no changes were made to the peer group from 2022. The compensation peer group for 2023 was composed of the following companies:

2023 Netflix Peer Group

Activision Blizzard, Inc.	Oracle Corporation

Adobe, Inc.	Paramount Global

AT&T Inc.	PayPal Holdings, Inc.

Booking Holdings Inc.	Salesforce, Inc.

Charter Communications, Inc.	Sirius XM Holdings, Inc.

Comcast Corporation	Tesla, Inc.

DISH Network Corporation	The Walt Disney Company

Electronic Arts Inc.	Verizon Communications Inc.

Mastercard Incorporated	Visa Inc.

Meta Platforms, Inc.	Warner Bros. Discovery

With respect to each of our Named Executive Officers, in determining compensation, the Compensation Committee considered our compensation philosophy as described above, comparative market data and specific factors relative to each Named Executive Officer’s responsibilities and performance. We do not specifically benchmark compensation for our Named Executive Officers in terms of picking a particular percentile relative to other individuals with similar titles at peer group companies. The Compensation Committee believes that many subjective factors unique to each Named Executive Officer’s responsibilities and performance are not adequately reflected or otherwise accounted for in a percentile-based compensation determination.

Determining 2023 Executive Compensation under the Prior Compensation Program

In determining the compensation of our Named Executive Officers for 2023, in consultation with Compensia, the Compensation Committee considered the philosophy described above, including the personal top of market compensation approach. The Compensation Committee focused on the allocatable compensation amount for each Named Executive Officer, rather than the annual total compensation value reported in the Summary Compensation Table because the annual total compensation value reflects the accounting valuation of the stock options granted as required under the SEC rules.

The Named Executive Officers continued to demonstrate strong leadership in executing and evolving our long-term strategy, including the introduction of a lower priced ad-supported subscription plan to provide consumers with increased pricing choice on our service, and the development of a thoughtful approach to address account sharing. Nonetheless, the Compensation Committee held allocatable compensation flat for 2023, other than for Mr. Ezama. For Mr. Ezama, the Compensation Committee considered the competitive market compensation paid by other similarly-situated companies, his significant contributions to the talent organization and his performance in managing and developing a robust talent management team. In light of these considerations, the Compensation Committee increased his allocatable compensation from $4,500,000 to $5,500,000.

In addition, upon Mr. Peters’ promotion to co-CEO on January 13, 2023, the Compensation Committee adjusted his allocatable compensation from $24,000,000 to $34,650,000, in consideration of his increased responsibilities and the competitive market compensation paid by other similarly-situated companies. Upon Mr. Hastings’ transition to Executive Chairman, the Compensation Committee adjusted his allocatable compensation from $34,650,000 to $3,000,000. The leadership changes and accompanying adjustments in allocatable compensation resulted in a decrease of $21,000,000, or approximately 21%, in compensation paid to the top three executives.

2024 Proxy Statement	47

Set forth below is each Named Executive Officer’s allocatable compensation under the prior executive compensation program for 2021, 2022 and 2023, other than Mr. Ezama who is a Named Executive Officer only for 2023.

Name and Position(1)	Annual Salary ($)	Annual Stock Option Allocation ($)	Target Bonus Opportunity ($)(2)	Annual Allocatable Compensation ($)

Ted Sarandos, co-Chief Executive Officer and President

2023	3,000,000	20,000,000	17,000,000	40,000,000

2022	20,000,000	20,000,000	—	40,000,000

2021	20,000,000	14,650,000	—	34,650,000

Greg Peters, co-Chief Executive Officer and President

2023(3)	3,000,000	17,325,000	14,325,000	34,650,000

2022	16,000,000	8,000,000	—	24,000,000

2021	12,000,000	6,900,000	—	18,900,000

Reed Hastings, Executive Chairman of the Board

2023(4)	500,000	2,500,000	—	3,000,000

2022	650,000	34,000,000	—	34,650,000

2021	650,000	34,000,000	—	34,650,000

Spencer Neumann, Chief Financial Officer

2023	7,000,000	7,000,000	—	14,000,000

2022	7,000,000	7,000,000	—	14,000,000

2021	6,000,000	5,550,000	—	11,550,000

David Hyman, Chief Legal Officer

2023	4,000,000	7,000,000	—	11,000,000

2022	6,000,000	5,000,000	—	11,000,000

2021	4,725,000	4,725,000	—	9,450,000

Rachel Whetstone, Chief Communications Officer

2023	5,700,000	800,000	—	6,500,000

2022	5,500,000	1,000,000	—	6,500,000

2021	4,750,000	500,000	—	5,250,000

Sergio Ezama, Chief Talent Officer

2023	3,700,000	1,800,000	—	5,500,000

2022	3,000,000	1,500,000	—	4,500,000

(1)	Titles reflect the positions held as of December 31, 2023. Messrs. Hastings, Sarandos, Peters, Neumann and Hyman were the only Rule 3b-7 executive officers serving as of December 31, 2023. Ms. Whetstone and Mr. Ezama were executive officers, as defined under Rule 3b-7, for part but not all of 2023 and remain employed at the Company as of the Record Date.

(2)	The Bonus Program was introduced in 2023, and only the co-CEOs participated in the Bonus Program for 2023.

(3)	The Compensation Committee adjusted Mr. Peters’ compensation upon his promotion to co-CEO on January 13, 2023 from $24,000,000 in allocatable compensation, of which $12,000,000 was allocated to stock options, $1,500,000 to cash salary and $10,500,000 to the estimated target bonus, to $34,650,000 million in allocatable compensation, which was allocated as set forth above.

(4)	The Compensation Committed adjusted Mr. Hastings’ compensation upon his transition from co-CEO to Executive Chairman on January 13, 2023, from $34,650,000 in allocatable compensation, of which $34,000,000 was allocated to stock options and $650,000 was allocated to cash salary to $3,000,000 in allocable compensation, which was allocated as set forth above.

48

Compensation Discussion and Analysis

Elements of the Prior Executive Compensation Program

We used salary and stock options as the two primary elements to compensate our Named Executive Officers under the prior compensation program in 2023. Our co-CEOs also participated in the Bonus Program, which is discussed in further detail below.

•

Salary: Our 2023 compensation program offered the Named Executive Officers cash compensation, which we believe provides employees with steady income and is necessary to attract and retain top talent. We adopted a salary cap of $3 million for our co-CEOs. Our other Named Executive Officers were eligible to allocate the proportion of cash and equity compensation.

•

Stock Options. We believe that equity ownership, including stock and stock options, helps align the interest of our Named Executive Officers with those of our shareholders and links executive compensation to long-term Company performance. In 2023, we required our co-CEOs and our Executive Chairman to allocate at least 50% of their allocatable compensation to stock options.

Stock options for a given compensation year are granted beginning in February and through January of the next calendar year. We granted stock options on the first trading day of each month with the number of options granted based on the closing stock price on that trading day (see formula below). Granting options monthly produces a dollar cost averaging effect, which we believe has helped reduce the potential negative impacts with employee distraction and morale. The number of monthly stock options granted was determined by the following formula:

(the amount of an employee’s total annual stock option allocation/12)
(the closing trading price of a share of our stock on the grant date x 0.40)

Our option grant formula requires 40% stock price appreciation from the date of grant before an executive breaks even with the foregone cash compensation. In practice, our methodology serves as de facto vesting criteria because it requires meaningful performance improvement before it is worthwhile to exercise the options. We believe that this structure and the corresponding trade-off of current cash compensation for longer-term appreciation potential significantly aligns our executive interests with shareholder interests.

The options granted to the co-CEOs and Executive Chairman for the 2023 compensation year, which includes the stock options granted from February 2023 through January 2024, had a one-year vesting period, and options granted to the other Named Executive Officers were vested upon grant. Options are exercisable up to 10 years following grant, regardless of employment status.

•

Annual Performance-Based Cash Bonus Program. The Bonus Program, discussed in further detail below, aims to align pay with performance, by awarding cash bonuses only upon the achievement of defined performance targets. We believe this aligns our co-CEOs’ compensation with the Company’s financial performance and the interests of our shareholders.

•

Other Components of Compensation. In 2023, each Named Executive Officer was eligible to receive an additional $16,000, in the case of individuals, or $21,000, in the case of Named Executive Officers and their families, in annual compensation that may be used to defray the cost of health care benefits previously paid by us on the same basis as other employees. Any portion of this allowance not utilized toward the cost of health care benefits was paid as salary, up to a maximum of $5,000.

In addition to base salary and stock options, certain eligible U.S. employees, including our Named Executive Officers, have the opportunity to participate in our 401(k) matching program which enables them to receive a dollar-for-dollar Company match of up to 4% of their compensation to the 401(k) fund, subject to limitations under applicable law. Messrs. Ezama, Hyman, Neumann and Sarandos all participated in this program in 2023 and therefore we matched their 401(k) contributions as shown in the compensation tables of this Proxy Statement.

We also provide all employees tax equalization payments for business-related travel, which includes international assignments and incremental state taxes for travel to states outside an employee’s regular state to cover incomes taxes in excess of what the employee would have incurred had the employee remained in their regular state or country.

We also maintain a group term life insurance policy for all full-time employees, including our Named Executive Officers. We permit our Named Executive Officers and their family members and guests to use our corporate aircraft for personal use and consider amounts related to such travel to be a perquisite. Additionally, our Named Executive Officers are permitted to use a company-provided car service under certain circumstances. We also pay for residential security measures and services for certain Named Executive Officers when deemed necessary. All of these perquisites are reflected in the “All Other Compensation” column of the Summary Compensation Table.

2024 Proxy Statement	49

Annual Performance-Based Cash Bonus Program

In 2023, the Compensation Committee introduced the Bonus Program to further align pay with performance, by awarding cash bonuses only upon the achievement of defined financial performance targets. In 2023, Mr. Sarandos and Mr. Peters participated in a Bonus Program, and the target bonus opportunity was the portion of the allocatable compensation not allocated to stock options and in excess of the salary cap. Set forth below are the target bonus opportunities for Mr. Sarandos and Mr. Peters for 2023.

Named Executive Officer	Target Bonus Opportunity

Ted Sarandos	$17,000,000

Greg Peters	$14,325,000

The Compensation Committee chose F/X Neutral Revenue and F/X Neutral Operating Margin as the financial performance metrics to determine the bonus awards, which each metric weighted equally and independently of the other performance metric. The Compensation Committee believed F/X Neutral Revenue and F/X Neutral Operating Margin were appropriate because they are the best indicators of successful execution of our business strategy, emphasizing growth while managing margins, which it believed most directly influences long-term shareholder value. F/X Neutral Revenue and F/X Neutral Operating Margin are non-GAAP4 measures. F/X Neutral Revenue was calculated assuming foreign exchange rates had remained constant with foreign exchange rates from each of the corresponding months of the prior-year period. F/X Neutral Operating Margin was calculated by dividing Adjusted Operating Profit by Adjusted Revenue. Adjusted Revenue is calculated using foreign exchange rates as of the beginning of the fiscal year. Adjusted Operating Profit is calculated as Adjusted Revenue less Adjusted Operating Expenses. Adjusted Operating Expenses was calculated using foreign exchange rates as of the beginning of the fiscal year, excluding the foreign exchange impact on content amortization as titles are amortized at a historical blended rate based on the timing of spend.

When setting the goals for F/X Neutral Revenue and F/X Neutral Operating Margin, the Compensation Committee considered a number of factors, including the uncertainty caused by the introduction of new initiatives, such as the lower priced ad-supported subscription plan and the Company’s approach to address account sharing. The Compensation Committee also considered the likelihood of a range of scenarios for F/X Neutral Revenue and F/X Neutral Operating Margin and factors that were projected to have an impact. Based on these considerations, in the first quarter of 2023, the Compensation Committee set annual performance goals at levels they considered appropriately rigorous for the year and required growth compared to the prior year.

The table below shows the payout that could be earned at various performance achievements under the Bonus Program. Linear interpolation is used for achievement between band 1 and maximum and threshold and mid-point, for the F/X Neutral Revenue metric, and achievement between target and maximum, mid-point, and target, threshold and mid-point, for the F/X Neutral Operating Margin metric. Achievement below the threshold levels would result in no payout, and achievement at or above the maximum levels was capped at 120% of target.

Performance Metric	Performance Achieved				Payout Earned
	Threshold	Mid-Point	Target	Maximum	Threshold	Mid-Point	Target	Maximum

F/X Neutral Revenue	$33.60 B	$33.99B	$34.78 B	$35.41B	50%	75%	100%	120%

F/X Neutral Operating Margin	12.5%	15.0%	20.0%	22.0%	50%	75%	100%	120%

[4]	Generally accepted accounting principles in the United States.

50

Compensation Discussion and Analysis

In 2023, actual F/X Neutral Revenue was $34.32 billion, which was 85.4% of our target, resulting in a 85.4% payout. F/X Neutral Operating Margin was 20.9%, which was 109.2% of our target, resulting in a 109.2% payout. This resulted in a payout of 97.3% of the target bonus amount, determined as follows:

Based on F/X Neutral Revenue and F/X Neutral Operating Margin performance against the performance targets set at the beginning of 2023, the Compensation Committee determined that Messrs. Sarandos and Peters receive the following cash bonuses for performance in 2023:

Named Executive Officer	Annual Cash Bonus

Ted Sarandos	$16,541,385

Greg Peters	$13,938,549

To facilitate the executive compensation program transitions for Messrs. Sarandos and Peters and the significant reduction in cash salary in 2023 as compared to 2022, the Compensation Committee approved the payment of 2023 annual bonuses in four installments. Twenty percent (20%) of the target bonus amount was paid in advance each quarter for the first, second, and third fiscal quarters of 2023, and the remaining amount was paid following the completion of the 2023 performance period and the determination of actual achievement of the 2023 performance goals. For the 2024 bonus program, 45% of the target bonus amount will be paid in advance with the remaining amount to be paid following the completion of the 2024 performance period.

Termination-Based Compensation and Change in Control Retention Incentives

As of December 31, 2023, each of our Named Executive Officers was eligible to participate in the Amended and Restated Executive Severance and Retention Incentive Plan (the “Severance Plan”). In December 2023, the Compensation Committee approved a new severance plan for our Rule 3b-7 executive officers (the “Executive Officer Severance Plan”) and amended the Severance Plan to exclude individuals who are eligible to participate in the Executive Officer Severance Plan, in each case, effective as of January 1, 2024.

Under the Severance Plan, each employee of the Company at the level of Vice President or higher who is eligible to participate (“Covered Executive”) is entitled to a severance benefit upon termination of their employment by the Company or its affiliates (other than for cause, death or permanent disability) so long as they sign a waiver and release of claims in a form reasonably satisfactory to the Company.

In 2023, the severance benefit consisted of a lump sum cash payment equal to 12 months of allocatable compensation, or, for newly-hired Covered Executives only, a cash payment equal to 36 months of allocatable compensation, which is reduced by an amount equal to one month of allocatable compensation for each month of tenure at the Company for the first 24 months of continuous employment following hire by the Company, such that the minimum benefit for such newly hired Covered Executives is the cash equivalent of 12 months of allocatable compensation. The Severance Plan also provides discretion to the plan administrator to provide a severance benefit that is different than the standard 12 months of allocatable compensation, so long as the benefit is no

2024 Proxy Statement	51

less than 12 months. The right to receive a severance benefit terminates upon a change in control transaction, so that the Covered Executives under the Severance Plan are not entitled to both a change in control benefit as well as a severance benefit.

In lieu of the severance benefit described above, the Severance Plan provides that certain eligible employees covered by the Severance Plan who are employed by the Company on the date of a change in control transaction are entitled to receive a lump sum cash payment equal to 12 months of allocatable compensation regardless of whether their employment terminates. This is a “single trigger” change in control benefit. During 2023, each of our Named Executive Officers would have been entitled to receive this benefit, had a change in control transaction occurred.

The benefits owing under the Severance Plan are to be paid to an individual covered thereunder by the Company as soon as administratively practicable following the completion of all conditions to the payment, but in no event more than two and one half months following the date of the triggering event. Each of the terms “allocatable compensation,” “cause” and “change in control” are defined in the Severance Plan, a copy of which is attached as Exhibit 10.1 to the Company’s Form 10-Q filed on April 21, 2023 (for the version in effect as of December 31, 2023) and a copy of which is attached as Exhibit 10.4 to the Company’s Form 8-K filed on December 8, 2023 (for the version in effect as of January 1, 2024).

However, the Executive Officer Severance Plan, which Messrs. Sarandos, Peters, Hastings, Neumann and Hyman participate in effective as of January 1, 2024, does not feature a single trigger change in control benefit and instead features a double-trigger change in control benefit.

Effective as of January 1, 2024, Messrs. Sarandos, Peters, Hastings, Neumann and Hyman participate in the Executive Officer Severance Plan. Under such plan, if they experience a termination of employment from the Company without cause or resign for good reason, in each case, within 3 months prior to or 24 months following a change in control (the “change in control protection period”), they are eligible to receive the following, payable no later than two and one half months following the later of the date of their termination of employment or a change in control: (i) a cash lump sum equal to two times the sum of their (a) annual base salary and (b) target annual bonus under the Bonus Plan; (ii) a pro-rata lump sum cash bonus, based on target performance under the Bonus Plan, but pro-rated for the number of days that the participant was employed during the performance period; and (iii) a cash lump sum for twenty-four months of continued health, dental and vision benefits for the participant and their covered dependents. Alternatively, if a participant in the Executive Officer Severance Plan has their employment terminated without cause outside of the change in control protection period, they will be entitled to receive (i) a lump sum cash payment equal to the sum of their (a) annual base salary, (b) target annual bonus under the Bonus Plan and (c) target annual equity award opportunity for RSUs and PSUs (at target) payable no later than two and one half months following their termination of employment and (ii) a pro-rata bonus under the Bonus Plan (“Pro Rata Bonus”), based on actual performance as determined at the end of the performance period and paid at the time when bonuses are paid to actively employed executives, but pro-rated for the number of days that the participant was employed during the performance period. Each of the terms “change in control”, “cause” and “good reason” are defined in the Executive Officer Severance Plan, a copy of which is attached as Exhibit 10.3 to the Company’s Form 8-K filed on December 8, 2023.

PSUs and RSUs also contain certain acceleration provisions. Specifically, the RSUs granted in January 2024 will (i) accelerate in full in connection with an Executive Officer’s termination of employment without cause or resignation for good reason during a change in control protection period or the Executive Officer’s death or disability (with the terms “cause”, “change in control protection period”, “disability” and “good reason” defined in the applicable award agreement) and (ii) accelerate on a pro-rata basis in connection with the Executive Officer’s termination of employment without cause outside of a change in control protection period.

Additionally, the PSUs granted in January 2024 will (i) accelerate on a pro-rata basis in connection with the Executive Officer’s termination of employment without cause outside of a change in control protection period based on actual performance as of the termination date, (ii) accelerate and pay out based on the greater of target and actual performance as of the change in control in connection with the Executive Officer’s termination of employment without cause or resignation for good reason during a change in control protection period, (iii) in connection with a change in control under certain circumstances, be deemed achieved at the greater of target and actual performance as of the change in control, convert into RSUs, and remain subject to continued time-vesting requirements, with a certain portion of the RSUs accelerated, (iv) in connection with a change in control under certain circumstances, be deemed achieved at the greater of target and actual performance as of the change in control and accelerate in full, and (v) accelerate in full generally based on actual performance as of the Executive Officer’s death or disability (with the terms “cause”, “change in control”, “change in control protection period”, “disability” and “good reason” defined in the applicable award agreement). Please see the Company’s Form 8-K filed on December 8, 2023 for additional details about the RSUs and PSUs granted to Executive Officers in January 2024.

52

Compensation Discussion and Analysis

We believe that benefits under the Severance Plan and Executive Officer Severance Plan are consistent with similar benefits offered to similarly-situated executive officers of similarly situated companies and moreover, that they are an important mechanism for attracting and retaining outstanding performers.

The Bonus Plan provides for a prorated bonus in the event of an involuntary termination (other than for cause) based on the number of calendar days a participant was actively employed during a given performance period. Each of the terms “cause,” “participant” and “performance period” are defined in the Bonus Plan, a copy of which is attached as Exhibit 10.1 to the Company’s Form 8-K filed on December 9, 2022. However, the Executive Officer Severance Plan provides that such prorated bonus will not apply to the extent it is duplicative with any pro-rata bonus provided under the Executive Officer Severance Plan.

Certain stock options granted to each of Messrs. Sarandos, Peters and Hastings also contain acceleration provisions, such that if the Executive Officer’s employment is terminated by the Company other than for Cause, any options that would have otherwise vested during the 12 months following the employment termination date accelerate and vest in full.

Tax Considerations

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) was among the provisions that were amended pursuant to The Tax Cuts and Jobs Act (the “Tax Act”), which was signed into law on December 22, 2017. The prior version of Section 162(m) generally disallowed a tax deduction for compensation that we paid to our Chief Executive Officer or any of the next three most highly compensated executive officers (excluding the Chief Financial Officer) to the extent that the compensation for any such individual exceeded $1 million in any taxable year. However, this deduction limitation did not apply to compensation that was “performance-based” under Section 162(m). The Tax Act amended Section 162(m) to eliminate the exception for performance-based compensation. As a result, effective for our 2018 fiscal year and thereafter, the maximum U.S. federal income tax deduction that we may receive for annual compensation paid to any individual who is a “covered employee” under Section 162(m) is $1 million per covered employee.

The Tax Act also expanded the list of individuals who are “covered employees” under Section 162(m), which now includes the Chief Executive Officer, Chief Financial Officer, the three most highly compensated officers and any former covered employee for any taxable year beginning after December 31, 2016. For tax years beginning on and after December 31, 2026, the list of “covered employees” will be further expanded to include five additional highly compensated employees.

We continued to grant stock options in 2023, although the compensation income recognized upon exercise of such grants by covered employees under Section 162(m) will not be deductible by us to the extent the total compensation for each covered employee exceeds $1 million in the year in which the stock options are exercised. Additionally, cash payments made under the Bonus Plan to covered employees will not be deductible by us to the extent that the total compensation for each covered employee exceeds $1 million in the applicable year.

The Compensation Committee considers the tax impact of the Company’s executive compensation program. However, to maintain the flexibility to provide compensation programs for our Named Executive Officers that will best incentivize them to achieve our key business objectives, the Compensation Committee reserves the right to pay compensation that is not tax deductible.

Prohibition on Hedging

Our Insider Trading Policy prohibits our section 16 officers and directors from engaging in any transactions involving any hedging or derivatives of Company equity securities, including trading in futures and derivative securities and engaging in hedging activities relating to our securities (including forward sales contracts, equity swaps, collars, puts, calls, exchange traded options and exchange funds), or otherwise engaging in transactions that are designed to hedge or offset decreases in the market value of our equity securities, provided that it does not limit director and officer participation in our stock option program. This prohibition applies only to transactions initiated on or after March 4, 2020 and applies to Company equity securities that are (i) granted to the section 16 officer or director by the Company as part of their compensation or (ii) held, directly or indirectly, by the section 16 officer or the director.

2024 Proxy Statement	53

Clawback of Performance-Based Awards

The Netflix, Inc. 2020 Stock Plan allows us to recover certain performance-based equity awards or amounts paid in respect of such awards in the event of certain acts of misconduct by award recipients. Such misconduct generally relates to contributing to or failing to take reasonable steps to prevent an accounting restatement due to material noncompliance with financial reporting requirements. Further the Bonus Plan provides that awards may be subject to recoupment policies of the Company, as applicable.

The Company has adopted a compensation clawback policy to comply with Exchange Act Rule 10D-1 and the Nasdaq listing standards regarding recovery of erroneously awarded compensation in the event of an accounting restatement.

Compensation Risk

Given the design of our compensation structure for our Executive Officers, as detailed in the foregoing Compensation Discussion and Analysis, and the compensation structure for other employees, which generally consists of salary and stock options, we do not believe that our compensation plans, policies and practices are reasonably likely to have a material adverse effect on the Company.

54

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Compensation Committee of the Board

Mathias Döpfner

Timothy M. Haley

Anne Sweeney

2024 Proxy Statement	55

Compensation of Named Executive Officers and Other Matters

Summary Compensation Table

The following Summary Compensation Table sets forth information concerning the compensation paid to our Named Executive Officers in 2023, 2022, and 2021, other than Mr. Ezama who is a Named Executive Officer only for 2023. A description of the method for determining the amount of salary in proportion to total compensation is set forth above in “Compensation Discussion and Analysis.”

Name and Principal Position(1)	Year	Salary ($)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)

TED SARANDOS co-Chief Executive Officer and President	2023	3,000,000		28,308,620		16,541,385	1,984,931	(5)	49,834,936
	2022	20,000,000		28,512,519		—	1,786,777		50,299,296
	2021	20,000,000		17,119,501		—	1,112,663		38,232,164

GREG PETERS(6) co-Chief Executive Officer and President	2023	2,890,385	(6)	22,667,588	(6)	13,938,549	620,602	(7)	40,117,124
	2022	16,000,000		11,512,000		—	617,263		28,129,263
	2021	12,000,000		8,063,284		—	308,109		20,371,393

REED HASTINGS(8) Executive Chairman	2023	510,962	(8)	10,643,357	(8)	—	136,092	(9)	11,290,411
	2022	650,000		49,408,182		—	1,015,055		51,073,237
	2021	650,000		39,731,118		—	442,607		40,823,725

SPENCER NEUMANN Chief Financial Officer	2023	7,000,000		9,907,780		—	94,073	(10)	17,001,853
	2022	7,000,000		10,022,952		—	38,537		17,061,489
	2021	6,000,000		6,480,431		—	30,265		12,510,696

DAVID HYMAN Chief Legal Officer	2023	4,000,000		9,664,029		—	16,044	(11)	13,680,073
	2022	6,000,000		7,237,681		—	12,971		13,250,652
	2021	4,725,000		5,440,831		—	11,742		10,177,573

RACHEL WHETSTONE(12) Chief Communications Officer	2023	5,700,000		1,156,539		—	—		6,856,539
	2022	5,500,000		1,401,707		—	2,799		6,904,506
	2021	4,750,000		579,116		—	302		5,329,418

SERGIO EZAMA(13) Chief Talent Officer	2023	3,700,000		2,511,147		—	173,554	(14)	6,384,701

(1)	Titles reflect the positions held by each Named Executive Officer on December 31, 2023.

(2)	Dollar amounts in the Option Awards column reflect the grant date fair value with respect to stock options during the respective fiscal year, computed in accordance with FASB ASC Topic 718. The dollar amounts set forth in the Option Awards column are different than the stock option allocation amounts described in the section above entitled “Compensation Discussion and Analysis” because the stock option allocation amounts in such section are reflective of the total compensation amount attributable to stock option grants, rather than the accounting valuation. For a discussion of the assumptions made in the valuation reflected in the Option Awards column, refer to Note 9 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2023 in our Form 10-K filed with the SEC on January 26, 2024. Stock options for a given compensation year are granted beginning in February and through January of the next calendar year. The options granted in January 2023 are based on the Named Executive Officer’s stock option allocation for the 2022 compensation year.

(3)	Amounts listed in this column are reflective of actual bonus amounts earned under the 2023 Bonus Program for performance during 2023, a portion of which was paid in early 2024. Further information about the Bonus Program is available in the section above entitled “Compensation Discussion and Analysis.”

(4)	We permit our Named Executive Officers and their family members and guests to use our corporate aircraft for personal use. Personal use of company aircraft is calculated based upon our actual aggregate incremental cost to operate the aircraft, including fuel, engine maintenance programs, landing and handling fees, and crew travel costs, as well as other variable costs.

2024 Proxy Statement	57

(5)	Includes $13,200 representing our matching contribution made under our 401(k) plan, $55,913 for car services, $620,013 for personal use of company aircraft, and $1,295,805 in residential security costs paid to a third-party provider by the Company valued on the basis of aggregate incremental cost to the Company. The Compensation Committee approved the residential security costs after considering the potential security concerns related to Mr. Sarandos’ service as an executive officer and believes the security costs are a necessary and appropriate business expense.

(6)	Mr. Peters was promoted to co-CEO and President on January 13, 2023. In connection with his promotion, the Compensation Committee increased Mr. Peters’ salary from $1.5 million to $3 million, his stock option allocation was adjusted from $12 million to $17.325 million, and his estimated target bonus was increased from $10.5 million to $14.325 million.

(7)	Includes $620,602 for personal use of company aircraft.

(8)	Mr. Hastings served as the Company’s co-CEO until January 13, 2023 when he transitioned to the role of Executive Chairman. He remains an executive officer as defined in Rule 3b-7 under the Exchange Act. In connection with this transition, the Compensation Committee adjusted his base salary from $650,000 to $500,000, and his stock option allocation was reduced from $34 million to $2.5 million.

(9)	Includes $136,092 for personal use of company aircraft.

(10)

Includes $13,200 representing our matching contribution made under our 401(k) plan, $51,226 for personal use of company aircraft, $29,297 for car services and $350 reimbursed by the Company for tax preparation related to business travel.

(11)	Includes $13,200 representing our matching contribution made under our 401(k) plan, $2,494 for commuting expenses and $350 reimbursed by the Company for tax preparation related to business travel.

(12)	Ms. Whetstone continues to serve as the Company’s Chief Communications Officer, but she is no longer considered an executive officer, as defined in Rule 3b-7 under the Exchange Act.

(13)

Mr. Ezama continues to serve as the Company’s Chief Talent Officer, but he is no longer considered an executive officer, as defined in Rule 3b-7 under the Exchange Act. Mr. Ezama was not a Named Executive Officer in 2022 and 2021.

(14)

Includes $13,200 representing our matching contribution made under our 401(k) plan, $160,004 for tax gross-ups related to business travel and $350 reimbursed by the Company for tax preparation related to business travel.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of awards made to the Named Executive Officers during 2023. Stock options for a given compensation year are granted beginning in February and through January of the next calendar year. As described above in “Compensation Discussion and Analysis,” we granted the Named Executive Officers, other than our co-CEOs and Executive Chairman, fully vested stock options on a monthly basis. The options granted to our co-CEOs and Executive Chairman for the 2023 compensation year, beginning with the stock options granted in February 2023, were subject to a one-year vesting period. These stock options can generally be exercised up to 10 years following the date of grant, regardless of employment status. These were the only type of equity awards made to the Named Executive Officers during 2023. The material terms of these stock option grants, including the formula for determining the number of stock options to be granted, are set forth above in the “Compensation Discussion and Analysis.” The co-CEOs also participated in the 2023 Bonus Program.

Name	Grant Date	Estimated possible payouts under non-equity incentive plan awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)(1)	Target ($)	Maximum ($)
Ted Sarandos		4,250,000	17,000,000	20,400,000
	1/3/2023				14,127	294.95	2,436,994
	2/1/2023				11,510	361.99	2,437,007
	3/1/2023				13,292	313.48	2,437,165
	4/3/2023				11,964	348.28	2,342,738
	5/1/2023				12,855	324.12	2,342,592
	6/1/2023				10,336	403.13	2,342,698
	7/3/2023				9,439	441.44	2,307,973
	8/1/2023				9,499	438.62	2,307,807
	9/1/2023				9,472	439.88	2,307,858
	10/2/2023				10,956	380.33	2,348,723
	11/1/2023				9,916	420.19	2,348,559
	12/1/2023				8,946	465.74	2,348,506

(1)	For the 2023 Bonus Program, the Compensation Committee selected F/X Neutral Revenue and F/X Neutral Operating Margin as the financial performance measures to determine the bonus awards, with each metric weighted equally and independent of the other performance metric. The threshold is calculated assuming threshold performance was achieved for one of the metrics only.

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Compensation of Named Executive Officers and Other Matters

Name	Grant Date	Estimated possible payouts under non-equity incentive plan awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)(1)	Target ($)	Maximum ($)
Greg Peters		3,581,000	14,325,000	17,190,000
	1/3/2023				5,651	294.95	974,832
	2/1/2023				6,577	361.99	1,392,545
	3/1/2023				11,514	313.48	2,111,159
	4/3/2023				10,363	348.28	2,029,237
	5/1/2023				11,136	324.12	2,029,336
	6/1/2023				8,954	403.13	2,029,462
	7/3/2023				8,176	441.44	1,999,151
	8/1/2023				8,229	438.62	1,999,257
	9/1/2023				8,205	439.88	1,999,152
	10/2/2023				9,491	380.33	2,034,660
	11/1/2023				8,589	420.19	2,034,265
	12/1/2023				7,750	465.74	2,034,532

Reed Hastings		—	—	—
	1/3/2023				24,016	294.95	4,142,910
	2/1/2023				16,867	361.99	3,571,241
	3/1/2023				1,662	313.48	304,737
	4/3/2023				1,495	348.28	292,744
	5/1/2023				1,607	324.12	292,847
	6/1/2023				1,292	403.13	292,837
	7/3/2023				1,180	441.44	288,527
	8/1/2023				1,187	438.62	288,385
	9/1/2023				1,184	439.88	288,482
	10/2/2023				1,370	380.33	293,698
	11/1/2023				1,239	420.19	293,451
	12/1/2023				1,118	465.74	293,498

Spencer Neumann		—	—	—
	1/3/2023				4,944	294.95	852,871
	2/1/2023				4,029	361.99	853,002
	3/1/2023				4,652	313.48	852,915
	4/3/2023				4,187	348.28	819,860
	5/1/2023				4,500	324.12	820,024
	6/1/2023				3,617	403.13	819,789
	7/3/2023				3,304	441.44	807,870
	8/1/2023				3,324	438.62	807,568
	9/1/2023				3,316	439.88	807,938
	10/2/2023				3,834	380.33	821,917
	11/1/2023				3,471	420.19	822,083
	12/1/2023				3,131	465.74	821,943

(1)	For the 2023 Bonus Program, the Compensation Committee selected F/X Neutral Revenue and F/X Neutral Operating Margin as the financial performance measures to determine the bonus awards, with each metric weighted equally and independent of the other performance metric. The threshold is calculated assuming threshold performance was achieved for one of the metrics only.

2024 Proxy Statement	59

Name	Grant Date	Estimated possible payouts under non-equity incentive plan awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)(1)	Target ($)	Maximum ($)
David Hyman		—	—	—
	1/3/2023				3,531	294.95	609,120
	2/1/2023				4,029	361.99	853,002
	3/1/2023				4,652	313.48	852,915
	4/3/2023				4,187	348.28	819,860
	5/1/2023				4,500	324.12	820,024
	6/1/2023				3,617	403.13	819,789
	7/3/2023				3,304	441.44	807,870
	8/1/2023				3,324	438.62	807,568
	9/1/2023				3,316	439.88	807,938
	10/2/2023				3,834	380.33	821,917
	11/1/2023				3,471	420.19	822,083
	12/1/2023				3,131	465.74	821,943

Rachel Whetstone		—	—	—
	1/3/2023				706	294.95	121,789
	2/1/2023				460	361.99	97,389
	3/1/2023				532	313.48	97,539
	4/3/2023				479	348.28	93,793
	5/1/2023				514	324.12	93,665
	6/1/2023				413	403.13	93,606
	7/3/2023				378	441.44	92,426
	8/1/2023				380	438.62	92,321
	9/1/2023				379	439.88	92,343
	10/2/2023				438	380.33	93,897
	11/1/2023				396	420.19	93,790
	12/1/2023				358	465.74	93,981

Sergio Ezama		—	—	—
	1/3/2023				1,059	294.95	182,683
	2/1/2023				1,036	361.99	219,337
	3/1/2023				1,197	313.48	219,463
	4/3/2023				1,076	348.28	210,693
	5/1/2023				1,157	324.12	210,837
	6/1/2023				930	403.13	210,783
	7/3/2023				850	441.44	207,836
	8/1/2023				855	438.62	207,723
	9/1/2023				852	439.88	207,589
	10/2/2023				986	380.33	211,375
	11/1/2023				893	420.19	211,501
	12/1/2023				805	465.74	211,327

(1)	For the 2023 Bonus Program, the Compensation Committee selected F/X Neutral Revenue and F/X Neutral Operating Margin as the financial performance measures to determine the bonus awards, with each metric weighted equally and independent of the other performance metric. The threshold is calculated assuming threshold performance was achieved for one of the metrics only.

60

Compensation of Named Executive Officers and Other Matters

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning equity awards for each Named Executive Officer that remained outstanding as of December 31, 2023. All stock options granted to the Named Executive Officers were fully vested, other than the stock options granted to the co-CEOs and Executive Chairman in 2023, which had a one-year vesting period. The stock options can generally be exercised up to 10 years following the date of grant.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Ted Sarandos	5/1/2015	25,130		79.58	5/1/2025
	6/1/2015	22,470		89.00	6/1/2025
	7/1/2015	21,357		93.64	7/1/2025
	2/1/2016	26,125		94.09	2/1/2026
	3/1/2016	25,008		98.30	3/1/2026
	5/2/2016	26,405		93.11	5/2/2026
	7/1/2016	25,430		96.67	7/1/2026
	8/1/2016	26,050		94.37	8/1/2026
	9/1/2016	25,245		97.38	9/1/2026
	1/3/2017	19,282		127.49	1/3/2027
	7/3/2017	15,679		146.17	7/3/2027
	6/1/2018	8,248		359.93	6/1/2028
	7/2/2018	7,456		398.18	7/2/2028
	8/1/2018	8,773		338.38	8/1/2028
	9/4/2018	8,165		363.60	9/4/2028
	10/1/2018	7,783		381.43	10/1/2028
	2/1/2019	8,276		339.85	2/1/2029
	3/1/2019	7,871		357.32	3/1/2029
	4/1/2019	7,664		366.96	4/1/2029
	5/1/2019	7,425		378.81	5/1/2029
	6/3/2019	8,355		336.63	6/3/2029
	7/1/2019	7,508		374.60	7/1/2029
	8/1/2019	8,802		319.50	8/1/2029
	1/2/2020	8,527		329.81	1/2/2030
	2/3/2020	8,525		358.00	2/3/2030
	3/2/2020	8,010		381.05	3/2/2030
	4/1/2020	8,383		364.08	4/1/2030
	5/1/2020	7,350		415.27	5/1/2030
	6/1/2020	7,166		425.92	6/1/2030
	7/1/2020	6,284		485.64	7/1/2030
	8/3/2020	6,121		498.62	8/3/2030
	9/1/2020	5,484		556.55	9/1/2030
	10/1/2020	5,786		527.51	10/1/2030
	11/2/2020	6,304		484.12	11/2/2030

2024 Proxy Statement	61

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date
Ted Sarandos (continued)	12/1/2020	6,049			504.58	12/1/2030
	1/4/2021	5,837			522.86	1/4/2031
	2/1/2021	5,662			539.04	2/1/2031
	3/1/2021	5,543			550.64	3/1/2031
	4/1/2021	5,658			539.42	4/1/2031
	5/3/2021	5,995			509.11	5/3/2031
	6/1/2021	6,116			499.08	6/1/2031
	7/1/2021	5,720			533.54	7/1/2031
	8/2/2021	5,925			515.15	8/2/2031
	9/1/2021	5,243			582.07	9/1/2031
	10/1/2021	4,978			613.15	10/1/2031
	11/1/2021	4,481			681.17	11/1/2031
	12/1/2021	4,940			617.77	12/1/2031
	1/3/2022	5,109			597.37	1/3/2032
	2/1/2022	9,115			457.13	2/1/2032
	3/1/2022	10,788			386.24	3/1/2032
	4/1/2022	11,157			373.47	4/1/2032
	5/2/2022	20,890			199.46	5/2/2032
	6/1/2022	21,599			192.91	6/1/2032
	8/1/2022	18,419			226.21	8/1/2032
	9/1/2022	18,113			230.04	9/1/2032
	10/3/2022	17,431			239.04	10/3/2032
	11/1/2022	14,530			286.75	11/1/2032
	12/1/2022	13,146			316.95	12/1/2032
	1/3/2023	14,127			294.95	1/3/2033
	2/1/2023		11,510	(1)	361.99	2/1/2033
	3/1/2023		13,292	(1)	313.48	3/1/2033
	4/3/2023		11,964	(1)	348.28	4/3/2033
	5/1/2023		12,855	(1)	324.12	5/1/2033
	6/1/2023		10,336	(1)	403.13	6/1/2033
	7/3/2023		9,439	(1)	441.44	7/3/2033
	8/1/2023		9,499	(1)	438.62	8/1/2033
	9/1/2023		9,472	(1)	439.88	9/1/2033
	10/2/2023		10,956	(1)	380.33	10/2/2033
	11/1/2023		9,916	(1)	420.19	11/1/2033
	12/1/2023		8,946	(1)	465.74	12/1/2033

Greg Peters	9/1/2016	7,007			97.38	9/1/2026
	10/3/2016	6,648			102.63	10/3/2026
	11/1/2016	5,533			123.30	11/1/2026

(1)	Stock options for a given compensation year are granted beginning in February and through January of the next calendar year. The stock options granted to the co-CEOs and Executive Chairman for the 2023 compensation year had a one year vesting period and vest on the first anniversary of their grant date.

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Compensation of Named Executive Officers and Other Matters

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Greg Peters (continued)	12/1/2016	5,821		117.22	12/1/2026
	1/3/2017	5,352		127.49	1/3/2027
	2/1/2017	4,846		140.78	2/1/2027
	3/1/2017	4,783		142.65	3/1/2027
	4/3/2017	4,644		146.92	4/3/2027
	5/1/2017	4,392		155.35	5/1/2027
	6/1/2017	4,186		162.99	6/1/2027
	7/3/2017	4,668		146.17	7/3/2027
	8/1/2017	3,891		182.03	8/1/2027
	9/1/2017	4,054		174.74	9/1/2027
	10/2/2017	4,001		177.01	10/2/2027
	11/1/2017	3,578		198.00	11/1/2027
	12/1/2017	3,791		186.82	12/1/2027
	1/2/2018	3,523		201.07	1/2/2028
	2/1/2018	5,187		265.07	2/1/2028
	3/1/2018	4,735		290.39	3/1/2028
	4/2/2018	4,906		280.29	4/2/2028
	5/1/2018	4,389		313.30	5/1/2028
	6/1/2018	3,820		359.93	6/1/2028
	7/2/2018	3,453		398.18	7/2/2028
	8/1/2018	4,063		338.38	8/1/2028
	9/4/2018	3,782		363.60	9/4/2028
	10/1/2018	3,605		381.43	10/1/2028
	11/1/2018	4,332		317.38	11/1/2028
	12/3/2018	4,737		290.30	12/3/2028
	1/2/2019	5,137		267.66	1/2/2029
	2/1/2019	4,168		339.85	2/1/2029
	3/1/2019	3,965		357.32	3/1/2029
	4/1/2019	3,861		366.96	4/1/2029
	5/1/2019	3,739		378.81	5/1/2029
	6/3/2019	4,209		336.63	6/3/2029
	7/1/2019	3,782		374.60	7/1/2029
	8/1/2019	4,434		319.50	8/1/2029
	9/3/2019	4,897		289.29	9/3/2029
	10/1/2019	5,255		269.58	10/1/2029
	11/1/2019	4,939		286.81	11/1/2029
	12/2/2019	4,570		309.99	12/2/2029
	1/2/2020	4,296		329.81	1/2/2030
	2/3/2020	4,015		358.00	2/3/2030
	3/2/2020	3,772		381.05	3/2/2030
	4/1/2020	3,949		364.08	4/1/2030

2024 Proxy Statement	63

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date
Greg Peters (continued)	5/1/2020	3,461			415.27	5/1/2030
	6/1/2020	3,375			425.92	6/1/2030
	7/1/2020	2,960			485.64	7/1/2030
	8/3/2020	2,883			498.62	8/3/2030
	9/1/2020	2,583			556.55	9/1/2030
	10/1/2020	2,725			527.51	10/1/2030
	11/2/2020	2,969			484.12	11/2/2030
	12/1/2020	2,849			504.58	12/1/2030
	1/4/2021	2,750			522.86	1/4/2031
	2/1/2021	2,666			539.04	2/1/2031
	3/1/2021	2,611			550.64	3/1/2031
	4/1/2021	2,665			539.42	4/1/2031
	5/3/2021	2,823			509.11	5/3/2031
	6/1/2021	2,881			499.08	6/1/2031
	7/1/2021	2,694			533.54	7/1/2031
	8/2/2021	2,790			515.15	8/2/2031
	9/1/2021	2,470			582.07	9/1/2031
	10/1/2021	2,344			613.15	10/1/2031
	11/1/2021	2,111			681.17	11/1/2031
	12/1/2021	2,327			617.77	12/1/2031
	1/3/2022	2,406			597.37	1/3/2032
	2/1/2022	3,646			457.13	2/1/2032
	3/1/2022	4,315			386.24	3/1/2032
	4/1/2022	4,463			373.47	4/1/2032
	5/2/2022	8,356			199.46	5/2/2032
	6/1/2022	8,640			192.91	6/1/2032
	7/1/2022	9,262			179.95	7/1/2032
	8/1/2022	7,367			226.21	8/1/2032
	9/1/2022	7,245			230.04	9/1/2032
	10/3/2022	6,973			239.04	10/3/2032
	11/1/2022	5,812			286.75	11/1/2032
	12/1/2022	5,258			316.95	12/1/2032
	1/3/2023	5,651			294.95	1/3/2033
	2/1/2023		6,577	(1)	361.99	2/1/2033
	3/1/2023		11,514	(1)	313.48	3/1/2033
	4/3/2023		10,363	(1)	348.28	4/3/2033
	5/1/2023		11,136	(1)	324.12	5/1/2033
	6/1/2023		8,954	(1)	403.13	6/1/2033
	7/3/2023		8,176	(1)	441.44	7/3/2033
	8/1/2023		8,229	(1)	438.62	8/1/2033

(1)	Stock options for a given compensation year are granted beginning in February and through January of the next calendar year. The stock options granted to the co-CEOs and Executive Chairman for the 2023 compensation year had a one year vesting period and vest on the first anniversary of their grant date.

64

Compensation of Named Executive Officers and Other Matters

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date
Greg Peters (continued)	9/1/2023		8,205	(1)	439.88	9/1/2033
	10/2/2023		9,491	(1)	380.33	10/2/2033
	11/1/2023		8,589	(1)	420.19	11/1/2033
	12/1/2023		7,750	(1)	465.74	12/1/2033

Reed Hastings	5/1/2014	25,998			48.07	5/1/2024
	6/2/2014	20,734			60.29	6/2/2024
	7/1/2014	18,494			67.59	7/1/2024
	8/1/2014	20,566			60.77	8/1/2024
	9/2/2014	18,361			68.09	9/2/2024
	10/1/2014	19,943			62.69	10/1/2024
	11/3/2014	22,526			55.49	11/3/2024
	12/1/2014	25,599			48.83	12/1/2024
	1/2/2015	25,074			49.85	1/2/2025
	2/2/2015	45,290			63.01	2/2/2025
	3/2/2015	41,601			68.61	3/2/2025
	4/1/2015	48,363			59.02	4/1/2025
	5/1/2015	35,868			79.58	5/1/2025
	6/1/2015	32,067			89.00	6/1/2025
	7/1/2015	30,485			93.64	7/1/2025
	8/3/2015	25,360			112.56	8/3/2025
	9/1/2015	26,977			105.79	9/1/2025
	10/1/2015	26,933			105.98	10/1/2025
	11/2/2015	26,513			107.64	11/2/2025
	12/1/2015	22,765			125.37	12/1/2025
	1/4/2016	25,959			109.96	1/4/2026
	2/1/2016	42,176			94.09	2/1/2026
	3/1/2016	40,374			98.30	3/1/2026
	4/1/2016	37,547			105.70	4/1/2026
	5/2/2016	42,629			93.11	5/2/2026
	6/1/2016	39,097			101.51	6/1/2026
	7/1/2016	41,055			96.67	7/1/2026
	8/1/2016	42,055			94.37	8/1/2026
	9/1/2016	40,755			97.38	9/1/2026
	10/3/2016	38,670			102.63	10/3/2026
	11/1/2016	32,188			123.30	11/1/2026
	12/1/2016	33,857			117.22	12/1/2026
	1/3/2017	31,130			127.49	1/3/2027
	2/1/2017	31,373			140.78	2/1/2027
	3/1/2017	30,961			142.65	3/1/2027

(1)	Stock options for a given compensation year are granted beginning in February and through January of the next calendar year. The stock options granted to the co-CEOs and Executive Chairman for the 2023 compensation year had a one year vesting period and vest on the first anniversary of their grant date.

2024 Proxy Statement	65

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Reed Hastings (continued)	4/3/2017	30,062		146.92	4/3/2027
	5/1/2017	28,431		155.35	5/1/2027
	6/1/2017	27,097		162.99	6/1/2027
	7/3/2017	30,216		146.17	7/3/2027
	8/1/2017	24,264		182.03	8/1/2027
	9/1/2017	25,275		174.74	9/1/2027
	10/2/2017	24,952		177.01	10/2/2027
	11/1/2017	22,306		198.00	11/1/2027
	12/1/2017	23,641		186.82	12/1/2027
	1/2/2018	21,966		201.07	1/2/2028
	2/1/2018	22,557		265.07	2/1/2028
	3/1/2018	20,590		290.39	3/1/2028
	4/2/2018	21,332		280.29	4/2/2028
	5/1/2018	19,085		313.30	5/1/2028
	6/1/2018	16,612		359.93	6/1/2028
	7/2/2018	15,016		398.18	7/2/2028
	8/1/2018	17,670		338.38	8/1/2028
	9/4/2018	16,444		363.60	9/4/2028
	10/1/2018	15,676		381.43	10/1/2028
	11/1/2018	18,839		317.38	11/1/2028
	12/3/2018	20,597		290.30	12/3/2028
	1/2/2019	22,338		267.66	1/2/2029
	2/1/2019	18,881		339.85	2/1/2029
	3/1/2019	17,958		357.32	3/1/2029
	4/1/2019	17,486		366.96	4/1/2029
	5/1/2019	16,939		378.81	5/1/2029
	6/3/2019	19,061		336.63	6/3/2029
	7/1/2019	17,130		374.60	7/1/2029
	8/1/2019	20,083		319.50	8/1/2029
	9/3/2019	22,181		289.29	9/3/2029
	10/1/2019	23,802		269.58	10/1/2029
	11/1/2019	22,373		286.81	11/1/2029
	12/2/2019	20,699		309.99	12/2/2029
	1/2/2020	19,456		329.81	1/2/2030
	2/3/2020	19,786		358.00	2/3/2030
	3/2/2020	18,589		381.05	3/2/2030
	4/1/2020	19,455		364.08	4/1/2030
	5/1/2020	17,057		415.27	5/1/2030
	6/1/2020	16,631		425.92	6/1/2030
	7/1/2020	14,585		485.64	7/1/2030

66

Compensation of Named Executive Officers and Other Matters

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date
Reed Hastings (continued)	8/3/2020	14,206			498.62	8/3/2030
	9/1/2020	12,727			556.55	9/1/2030
	10/1/2020	13,428			527.51	10/1/2030
	11/2/2020	14,632			484.12	11/2/2030
	12/1/2020	14,038			504.58	12/1/2030
	1/4/2021	13,547			522.86	1/4/2031
	2/1/2021	13,141			539.04	2/1/2031
	3/1/2021	12,864			550.64	3/1/2031
	4/1/2021	13,131			539.42	4/1/2031
	5/3/2021	13,913			509.11	5/3/2031
	6/1/2021	14,193			499.08	6/1/2031
	7/1/2021	13,276			533.54	7/1/2031
	8/2/2021	13,750			515.15	8/2/2031
	9/1/2021	12,169			582.07	9/1/2031
	10/1/2021	11,553			613.15	10/1/2031
	11/1/2021	10,398			681.17	11/1/2031
	12/1/2021	11,466			617.77	12/1/2031
	1/3/2022	11,858			597.37	1/3/2032
	2/1/2022	15,495			457.13	2/1/2032
	3/1/2022	18,340			386.24	3/1/2032
	4/1/2022	18,966			373.47	4/1/2032
	5/2/2022	35,513			199.46	5/2/2032
	6/1/2022	36,718			192.91	6/1/2032
	7/1/2022	39,363			179.95	7/1/2032
	8/1/2022	31,313			226.21	8/1/2032
	9/1/2022	30,792			230.04	9/1/2032
	10/3/2022	29,632			239.04	10/3/2032
	11/1/2022	24,702			286.75	11/1/2032
	12/1/2022	22,348			316.95	12/1/2032
	1/3/2023	24,016			294.95	1/3/2033
	2/1/2023		16,867	(1)	361.99	2/1/2033
	3/1/2023		1,662	(1)	313.48	3/1/2033
	4/3/2023		1,495	(1)	348.28	4/3/2033
	5/1/2023		1,607	(1)	324.12	5/1/2033
	6/1/2023		1,292	(1)	403.13	6/1/2033
	7/3/2023		1,180	(1)	441.44	7/3/2033
	8/1/2023		1,187	(1)	438.62	8/1/2033
	9/1/2023		1,184	(1)	439.88	9/1/2033
	10/2/2023		1,370	(1)	380.33	10/2/2033
	11/1/2023		1,239	(1)	420.19	11/1/2033
	12/1/2023		1,118	(1)	465.74	12/1/2033

(1)	Stock options for a given compensation year are granted beginning in February and through January of the next calendar year. The stock options granted to the co-CEOs and Executive Chairman for the 2023 compensation year had a one year vesting period and vest on the first anniversary of their grant date.

2024 Proxy Statement	67

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Spencer Neumann	2/1/2019	1,308		339.85	2/1/2029
	3/1/2019	2,916		357.32	3/1/2029
	4/1/2019	2,838		366.96	4/1/2029
	5/1/2019	2,750		378.81	5/1/2029
	6/3/2019	3,095		336.63	6/3/2029
	7/1/2019	2,781		374.60	7/1/2029
	8/1/2019	3,260		319.50	8/1/2029
	9/3/2019	3,601		289.29	9/3/2029
	10/1/2019	3,864		269.58	10/1/2029
	11/1/2019	3,632		286.81	11/1/2029
	12/2/2019	3,361		309.99	12/2/2029
	1/2/2020	3,158		329.81	1/2/2030
	2/3/2020	3,201		358.00	2/3/2030
	3/2/2020	3,007		381.05	3/2/2030
	4/1/2020	3,147		364.08	4/1/2030
	5/1/2020	2,759		415.27	5/1/2030
	6/1/2020	2,690		425.92	6/1/2030
	7/1/2020	2,360		485.64	7/1/2030
	8/3/2020	2,298		498.62	8/3/2030
	9/1/2020	2,058		556.55	9/1/2030
	10/1/2020	2,173		527.51	10/1/2030
	11/2/2020	2,367		484.12	11/2/2030
	12/1/2020	2,270		504.58	12/1/2030
	1/4/2021	2,192		522.86	1/4/2031
	2/1/2021	2,145		539.04	2/1/2031
	3/1/2021	2,100		550.64	3/1/2031
	4/1/2021	2,143		539.42	4/1/2031
	5/3/2021	2,271		509.11	5/3/2031
	6/1/2021	2,317		499.08	6/1/2031
	7/1/2021	2,167		533.54	7/1/2031
	8/2/2021	2,245		515.15	8/2/2031
	9/1/2021	1,986		582.07	9/1/2031
	10/1/2021	1,886		613.15	10/1/2031
	11/1/2021	1,697		681.17	11/1/2031
	12/1/2021	1,872		617.77	12/1/2031
	1/3/2022	1,936		597.37	1/3/2032
	2/1/2022	3,190		457.13	2/1/2032
	3/1/2022	3,776		386.24	3/1/2032
	4/1/2022	3,904		373.47	4/1/2032
	5/2/2022	7,313		199.46	5/2/2032

68

Compensation of Named Executive Officers and Other Matters

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Spencer Neumann (continued)	6/1/2022	7,559		192.91	6/1/2032
	7/1/2022	8,104		179.95	7/1/2032
	8/1/2022	6,447		226.21	8/1/2032
	9/1/2022	6,340		230.04	9/1/2032
	10/3/2022	6,100		239.04	10/3/2032
	11/1/2022	5,086		286.75	11/1/2032
	12/1/2022	4,601		316.95	12/1/2032
	1/3/2023	4,944		294.95	1/3/2033
	2/1/2023	4,029		361.99	2/1/2033
	3/1/2023	4,652		313.48	3/1/2033
	4/3/2023	4,187		348.28	4/3/2033
	5/1/2023	4,500		324.12	5/1/2033
	6/1/2023	3,617		403.13	6/1/2033
	7/3/2023	3,304		441.44	7/3/2033
	8/1/2023	3,324		438.62	8/1/2033
	9/1/2023	3,316		439.88	9/1/2033
	10/2/2023	3,834		380.33	10/2/2033
	11/1/2023	3,471		420.19	11/1/2033
	12/1/2023	3,131		465.74	12/1/2033

David Hyman	1/4/2016	2,274		109.96	1/4/2026
	2/1/2016	4,439		94.09	2/1/2026
	3/1/2016	4,249		98.30	3/1/2026
	4/1/2016	3,952		105.70	4/1/2026
	5/2/2016	4,487		93.11	5/2/2026
	6/1/2016	4,115		101.51	6/1/2026
	7/1/2016	4,321		96.67	7/1/2026
	8/1/2016	4,426		94.37	8/1/2026
	9/1/2016	4,290		97.38	9/1/2026
	10/3/2016	4,070		102.63	10/3/2026
	11/1/2016	3,387		123.30	11/1/2026
	12/1/2016	3,564		117.22	12/1/2026
	1/3/2017	3,276		127.49	1/3/2027
	2/1/2017	1,798		140.78	2/1/2027
	3/1/2017	1,775		142.65	3/1/2027
	4/3/2017	1,722		146.92	4/3/2027
	5/1/2017	1,630		155.35	5/1/2027
	6/1/2017	1,553		162.99	6/1/2027
	7/3/2017	1,732		146.17	7/3/2027

2024 Proxy Statement	69

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
David Hyman (continued)	8/1/2017	1,390		182.03	8/1/2027
	9/1/2017	1,449		174.74	9/1/2027
	10/2/2017	1,430		177.01	10/2/2027
	11/1/2017	1,278		198.00	11/1/2027
	12/1/2017	1,355		186.82	12/1/2027
	1/2/2018	1,259		201.07	1/2/2028
	2/1/2018	2,574		265.07	2/1/2028
	3/1/2018	2,349		290.39	3/1/2028
	4/2/2018	2,435		280.29	4/2/2028
	5/1/2018	2,177		313.30	5/1/2028
	6/1/2018	1,896		359.93	6/1/2028
	7/2/2018	1,713		398.18	7/2/2028
	8/1/2018	2,017		338.38	8/1/2028
	9/4/2018	1,876		363.60	9/4/2028
	10/1/2018	1,789		381.43	10/1/2028
	11/1/2018	2,150		317.38	11/1/2028
	12/3/2018	2,350		290.30	12/3/2028
	1/2/2019	2,549		267.66	1/2/2029
	2/1/2019	2,360		339.85	2/1/2029
	3/1/2019	2,245		357.32	3/1/2029
	4/1/2019	2,186		366.96	4/1/2029
	5/1/2019	2,117		378.81	5/1/2029
	6/3/2019	2,383		336.63	6/3/2029
	7/1/2019	2,141		374.60	7/1/2029
	8/1/2019	2,511		319.50	8/1/2029
	9/3/2019	2,772		289.29	9/3/2029
	10/1/2019	2,976		269.58	10/1/2029
	11/1/2019	2,796		286.81	11/1/2029
	12/2/2019	2,587		309.99	12/2/2029
	1/2/2020	2,432		329.81	1/2/2030
	2/3/2020	2,299		358.00	2/3/2030
	3/2/2020	2,160		381.05	3/2/2030
	4/1/2020	2,260		364.08	4/1/2030
	5/1/2020	1,981		415.27	5/1/2030
	6/1/2020	1,932		425.92	6/1/2030
	7/1/2020	1,695		485.64	7/1/2030
	8/3/2020	1,650		498.62	8/3/2030
	9/1/2020	1,479		556.55	9/1/2030
	10/1/2020	1,560		527.51	10/1/2030
	11/2/2020	1,700		484.12	11/2/2030

70

Compensation of Named Executive Officers and Other Matters

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
David Hyman (continued)	12/1/2020	1,631		504.58	12/1/2030
	1/4/2021	1,573		522.86	1/4/2031
	2/1/2021	1,827		539.04	2/1/2031
	3/1/2021	1,787		550.64	3/1/2031
	4/1/2021	1,825		539.42	4/1/2031
	5/3/2021	1,934		509.11	5/3/2031
	6/1/2021	1,972		499.08	6/1/2031
	7/1/2021	1,845		533.54	7/1/2031
	8/2/2021	1,911		515.15	8/2/2031
	9/1/2021	1,691		582.07	9/1/2031
	10/1/2021	1,605		613.15	10/1/2031
	11/1/2021	1,445		681.17	11/1/2031
	12/1/2021	1,594		617.77	12/1/2031
	1/3/2022	1,648		597.37	1/3/2032
	2/1/2022	2,279		457.13	2/1/2032
	3/1/2022	2,697		386.24	3/1/2032
	4/1/2022	2,789		373.47	4/1/2032
	5/2/2022	5,222		199.46	5/2/2032
	6/1/2022	5,400		192.91	6/1/2032
	7/1/2022	5,789		179.95	7/1/2032
	8/1/2022	4,605		226.21	8/1/2032
	9/1/2022	4,528		230.04	9/1/2032
	10/3/2022	4,358		239.04	10/3/2032
	11/1/2022	3,632		286.75	11/1/2032
	12/1/2022	3,287		316.95	12/1/2032
	1/3/2023	3,531		294.95	1/3/2033
	2/1/2023	4,029		361.99	2/1/2033
	3/1/2023	4,652		313.48	3/1/2033
	4/3/2023	4,187		348.28	4/3/2033
	5/1/2023	4,500		324.12	5/1/2033
	6/1/2023	3,617		403.13	6/1/2033
	7/3/2023	3,304		441.44	7/3/2033
	8/1/2023	3,324		438.62	8/1/2033
	9/1/2023	3,316		439.88	9/1/2033
	10/2/2023	3,834		380.33	10/2/2033
	11/1/2023	3,471		420.19	11/1/2033
	12/1/2023	3,131		465.74	12/1/2033

Rachel Whetstone	12/3/2018	20		290.30	12/3/2028
	1/2/2019	137		267.66	1/2/2029
	2/1/2019	214		339.85	2/1/2029

2024 Proxy Statement	71

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Rachel Whetstone (continued)	3/1/2019	204		357.32	3/1/2029
	4/1/2019	199		366.96	4/1/2029
	5/1/2019	192		378.81	5/1/2029
	6/3/2019	217		336.63	6/3/2029
	7/1/2019	195		374.60	7/1/2029
	8/1/2019	228		319.50	8/1/2029
	9/3/2019	252		289.29	9/3/2029
	10/1/2019	271		269.58	10/1/2029
	11/1/2019	254		286.81	11/1/2029
	12/2/2019	235		309.99	12/2/2029
	1/2/2020	221		329.81	1/2/2030
	2/3/2020	262		358.00	2/3/2030
	3/2/2020	246		381.05	3/2/2030
	4/1/2020	257		364.08	4/1/2030
	5/1/2020	226		415.27	5/1/2030
	6/1/2020	220		425.92	6/1/2030
	7/1/2020	193		485.64	7/1/2030
	8/3/2020	188		498.62	8/3/2030
	9/1/2020	169		556.55	9/1/2030
	10/1/2020	177		527.51	10/1/2030
	11/2/2020	194		484.12	11/2/2030
	12/1/2020	186		504.58	12/1/2030
	1/4/2021	179		522.86	1/4/2031
	2/1/2021	193		539.04	2/1/2031
	3/1/2021	189		550.64	3/1/2031
	4/1/2021	194		539.42	4/1/2031
	5/3/2021	204		509.11	5/3/2031
	6/1/2021	209		499.08	6/1/2031
	7/1/2021	195		533.54	7/1/2031
	8/2/2021	202		515.15	8/2/2031
	9/1/2021	179		582.07	9/1/2031
	10/1/2021	170		613.15	10/1/2031
	11/1/2021	153		681.17	11/1/2031
	12/1/2021	169		617.77	12/1/2031
	1/3/2022	174		597.37	1/3/2032
	2/1/2022	456		457.13	2/1/2032
	3/1/2022	539		386.24	3/1/2032
	4/1/2022	558		373.47	4/1/2032
	5/2/2022	1,045		199.46	5/2/2032

72

Compensation of Named Executive Officers and Other Matters

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Rachel Whetstone (continued)	6/1/2022	1,080		192.91	6/1/2032
	7/1/2022	1,158		179.95	7/1/2032
	8/1/2022	921		226.21	8/1/2032
	9/1/2022	905		230.04	9/1/2032
	10/3/2022	872		239.04	10/3/2032
	11/1/2022	726		286.75	11/1/2032
	12/1/2022	658		316.95	12/1/2032
	1/3/2023	706		294.95	1/3/2033
	2/1/2023	460		361.99	2/1/2033
	3/1/2023	532		313.48	3/1/2033
	4/3/2023	479		348.28	4/3/2033
	5/1/2023	514		324.12	5/1/2033
	6/1/2023	413		403.13	6/1/2033
	7/3/2023	378		441.44	7/3/2033
	8/1/2023	380		438.62	8/1/2033
	9/1/2023	379		439.88	9/1/2033
	10/2/2023	438		380.33	10/2/2033
	11/1/2023	396		420.19	11/1/2033
	12/1/2023	358		465.74	12/1/2033

Sergio Ezama	10/1/2021	254		613.15	10/1/2031
	11/1/2021	459		681.17	11/1/2031
	12/1/2021	506		617.77	12/1/2031
	1/3/2022	523		597.37	1/3/2032
	2/1/2022	684		457.13	2/1/2032
	7/3/2023	850		441.44	7/3/2033
	8/1/2023	855		438.62	8/1/2033
	9/1/2023	852		439.88	9/1/2033
	10/2/2023	986		380.33	10/2/2033
	11/1/2023	893		420.19	11/1/2033
	12/1/2023	805		465.74	12/1/2033

2024 Proxy Statement	73

Option Exercises

The following table sets forth information concerning each exercise of stock options during 2023 for each of the Named Executive Officers on an aggregated basis.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)

Ted Sarandos	55,386	15,418,673

Greg Peters	7,230	2,932,705

Reed Hastings	228,956	84,432,180

Spencer Neumann	—	—

David Hyman	19,876	7,839,044

Rachel Whetstone	—	—

Sergio Ezama	19,147	3,018,513

(1)	Dollar value realized on exercise equals the difference between the closing price on the date of exercise less the exercise price of the option and does not necessarily reflect the sales price of the shares or if a sale was made.

Potential Payments upon Termination or Change-in-Control

As of December 31, 2023, the Named Executive Officers were eligible to participate in our Severance Plan, as described in more detail above in “Compensation Discussion and Analysis—Termination-Based Compensation and Change in Control Retention Incentives.” The information below reflects the estimated value of the compensation to be paid by us to each of the Named Executive Officers in the event of termination or a change in control under the terms of the Severance Plan, the Bonus Plan and certain applicable option award agreements. The amounts shown below assume that termination or change in control was effective as of December 31, 2023 and is based on 2024 total target compensation, which went into effect prior to the end of the 2023 fiscal year. The actual amounts that would be paid can only be determined at the time of the actual triggering event, should one occur.

Name	Termination ($)(1)	Change in Control ($)(2)

Ted Sarandos	51,708,739	40,000,000

Greg Peters	49,718,819	40,000,000

Reed Hastings	4,390,467	1,000,000

Spencer Neumann	15,000,000	15,000,000

David Hyman	11,000,000	11,000,000

Rachel Whetstone	6,750,000	6,750,000

Sergio Ezama	6,500,000	6,500,000

(1)	The amounts in this column include a lump sum cash severance benefit that is equal to twelve months of allocatable compensation, and in the case of the Executive Officers, target annual compensation, which would be payable upon a termination of the Named Executive Officer’s employment by the Company or its affiliates (other than for cause, death, or permanent disability), so long as the Named Executive Officer signs a waiver and release of claims in a form reasonably satisfactory to us. The right to receive a severance benefit under the Severance Plan terminates upon a change in control transaction, so that the Named Executive Officers are not entitled to both a change in control benefit and a termination benefit. The value of the lump sum cash severance benefit is $40,000,000 for Mr. Sarandos, $40,000,000 for Mr. Peters, $1,000,000 for Mr. Hastings, $15,000,000 for Mr. Neumann, $11,000,000 for Mr. Hyman, $6,750,000 for Ms. Whetstone and $6,500,000 for Mr. Ezama. The amounts displayed in this column of the table for Messrs. Sarandos, Peters and Hastings include the value of accelerated vesting of unvested stock options, which is based on the difference between the closing market price of our common stock on December 29, 2023 (the last trading day prior to December 31, 2023) of $486.88, and the exercise price per option multiplied by the number of unvested options. The value of accelerated vesting of unvested stock options was $11,708,739 for Mr. Sarandos, $9,718,819 for Mr. Peters and $3,390,467 for Mr. Hastings. Such acceleration is in accordance with the terms of certain of the Named Executive Officers’ option award agreements, which provide for 12 months of accelerated vesting if the applicable Named Executive Officer’s employment is terminated by the Company other than for cause. Messrs. Sarandos and Peters participated in the 2023 Bonus Program. The Bonus Plan provides for a prorated bonus in the event of an involuntary termination (other than for cause) based on the number of calendar days a participant was actively employed during a given performance period. The bonus under the 2023 Bonus Program was fully earned as of December 31, 2023, the last day of the performance period, and would have been payable irrespective of a termination. Therefore no prorated bonus amount is included in the above table. The bonus under the 2023 Bonus Program is reflected in the Summary Compensation Table.

(2)

The amounts in this column correspond to lump sum payments in cash that are equal to twelve months of allocatable compensation, and in the case of the Executive Officers, target annual compensation. These are single-trigger payments that would be made upon a change in control, provided that the Named

74

Compensation of Named Executive Officers and Other Matters

Executive Officer had not previously received severance under the Severance Plan. This column assumes that awards are assumed, substituted or continued with equivalent awards in connection with the change in control. Pursuant to our 2020 Stock Plan, an outstanding option award will accelerate in full if it is not assumed, substituted or continued with an equivalent award in connection with a change in control.

As described above in “Compensation Discussion and Analysis—Termination-Based Compensation and Change in Control Retention Incentives,” effective as of January 1, 2024, Messrs. Sarandos, Peters, Hastings, Neumann and Hyman participate in the Executive Officer Severance Plan. Set forth below is the estimated value of the compensation to be paid by us to each of the Executive Officers under the Executive Officer Severance Plan, the Bonus Plan and certain applicable option award agreements in connection with (1) a termination of their employment by the Company for a reason other than cause, the Executive Officer’s death or the Executive Officer’s permanent disability outside of the three (3) month period preceding a change in control and the twenty-four (24) month period beginning on the date of the change in control (such period, the “change in control protection period”, and a qualifying termination of employment in accordance with this prong (1), a “Termination Outside of a Change in Control Protection Period”) or (2) a termination of their employment (a) by the Company for a reason other than cause, the Executive Officer’s death or the Executive Officer’s permanent disability or (b) by the Executive Officer for “good reason”, in each case, during a change in control protection period (a qualifying termination of employment in accordance with this prong (2), a “Termination During a Change in Control Protection Period”). The amounts shown below assume that the qualifying termination of employment was effective as of January 1, 2024. Such amounts would be received in lieu of any amounts under the Severance Plan shown in the table above.

Name	Termination Outside of a Change-in-Control Protection Period ($)(1)	Termination During a Change-in-Control Protection Period ($)(2)

Ted Sarandos	51,725,132	29,767,534

Greg Peters	49,735,212	27,808,050

Reed Hastings	4,391,013	4,033,415

Spencer Neumann	15,008,197	9,081,035

David Hyman	11,008,197	9,070,077

(1)	The amounts in this column include the estimated payments that would be payable upon a termination of the Executive Officer’s employment by the Company for a reason other than cause, the Executive Officer’s death or the Executive Officer’s permanent disability outside of a change in control protection period, so long as the Executive Officer signs and does not revoke a waiver and release of claims in a form reasonably satisfactory to us. The amounts include a lump sum cash severance benefit that is equal to twelve months of target annual compensation, which is payable in a cash lump sum no more than two and one half months following the termination of employment. The value of the lump sum cash severance benefit is $40,000,000 for Mr. Sarandos, $40,000,000 for Mr. Peters, $1,000,000 for Mr. Hastings, $15,000,000 for Mr. Neumann, and $11,000,000 for Mr. Hyman. The amounts also include the Pro Rata Bonus, calculated at target assuming the termination event occurs on January 1, 2024 (i.e., $16,393 for Mr. Sarandos, $16,393 for Mr. Peters, $546 for Mr. Hastings, $8,197 for Mr. Neumann, and $8,197 for Mr. Hyman), although the actual amount of the Pro Rata Bonus would be based on actual performance. The Pro Rata Bonus would be payable on the date that bonuses for performance during 2024 are normally paid to the Company’s actively employed executives. The amounts displayed in this column of the table for Messrs. Sarandos, Peters and Hastings include the value of accelerated vesting of unvested stock options granted in February-December 2023, which is based on the difference between the closing market price of our common stock on December 29, 2023 of $486.88 (the last trading day prior to January 1, 2024 given that January 1, 2024 is a federal holiday), and the exercise price per option multiplied by the number of unvested options. The value of accelerated vesting of unvested stock options was $11,708,739 for Mr. Sarandos, $9,718,819 for Mr. Peters and $3,390,467 for Mr. Hastings. Such acceleration is in accordance with the terms of certain of the Executive Officers’ option award agreements, which provide for 12 months of accelerated vesting if the applicable Executive Officer’s employment is terminated by the Company other than for cause. The Executive Officers were granted certain PSU and RSU awards on January 25, 2024, which contain acceleration terms in connection with terminations due to death, disability, and other qualifying terminations of employment. Such awards are not included in the table above because they were granted after 1/1/24. Please see our Current Report on Form 8-K filed on December 8, 2023 for additional details about these awards, along with the “Termination-Based Compensation and Change in Control Retention Incentives” section of the Compensation Discussion and Analysis.

(2)

The amounts in this column include the estimated payments that would be payable upon a termination of the Executive Officer’s employment (a) by the Company for a reason other than cause, the Executive Officer’s death or the Executive Officer’s permanent disability or (b) by the Executive Officer for “good reason”, in each case, during the change in control protection period, so long as the Executive Officer signs and does not revoke a waiver and release of claims in a form reasonably satisfactory to us. The amounts include lump sum payments in cash that are equal to (1) two times the sum of their (a) annual base salary and (b) target annual bonus under the Bonus Plan, and (2) the value of twenty-four months of continued health, dental and vision benefits for the Executive Officer and their covered dependents. Such lump sum payments, along with the Pro Rata Bonus described below, are payable no later than two and one half months following the later of (x) the change in control and (y) the termination of employment. The value of the lump sum cash severance benefit is $18,000,000 for Mr. Sarandos, $18,000,000 for Mr. Peters, $600,000 for Mr. Hastings, $9,000,000 for Mr. Neumann, and $9,000,000 for Mr. Hyman, and the value of the lump sum cash payment for continued benefits is $42,402 for Mr. Sarandos, $72,838 for Mr. Peters, $42,402 for Mr. Hastings, $72,838 for Mr. Neumann, and $61,880 for Mr. Hyman. The amounts also include the Pro Rata Bonus, calculated at target assuming the termination of employment occurs on January 1, 2024 (i.e., $16,393 for Mr. Sarandos, $16,393 for Mr. Peters, $546 for Mr. Hastings, $8,197 for Mr. Neumann, and $8,197 for Mr. Hyman). The amounts displayed in this column of the table for Messrs. Sarandos, Peters and Hastings include the value of accelerated vesting of unvested stock options granted in February-December 2023, which is based on the difference between the closing market price of our common stock on December 29, 2023 of $486.88 (the last trading day prior to January 1, 2024 given that January 1, 2024 is a federal holiday), and the exercise price per option multiplied by the number of unvested options. The

2024 Proxy Statement	75

value of accelerated vesting of unvested stock options was $11,708,739 for Mr. Sarandos, $9,718,819 for Mr. Peters and $3,390,467 for Mr. Hastings. Such acceleration is in accordance with the terms of certain of the Executive Officers’ option award agreements, which provide for 12 months of accelerated vesting if the applicable Executive Officer’s employment is terminated by the Company other than for cause. The Executive Officers were granted certain PSU and RSU awards on January 25, 2024, which contain acceleration terms in connection with terminations due to death, disability, and other qualifying terminations of employment. Such awards are not included in the table above because they were granted after 1/1/24. Please see our Current Report on Form 8-K filed on December 18, 2023 for additional details about these awards, along with the “Termination-Based Compensation and Change in Control Retention Incentives” section of the Compensation Discussion and Analysis. This column assumes that awards are assumed, substituted or continued with equivalent awards in connection with the change in control. Pursuant to our 2020 Stock Plan, an outstanding option award will accelerate in full if it is not assumed, substituted or continued with an equivalent award in connection with a change in control.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our co-CEOs on December 31, 2023, Messrs. Sarandos and Peters. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

As disclosed in the Summary Compensation Table, the 2023 annual total compensation as determined under Item 402 of Regulation S-K was $49,834,936 for Mr. Sarandos. As permitted by Item 402(u), Mr. Peters’ 2023 compensation was annualized to represent his compensation as if he were co-CEO for the entire 2023 fiscal year. Mr. Peters’ annual total compensation as determined in accordance with Item 402(u) was $40,945,350 for 2023. The calculation included the amounts reported in the Summary Compensation Table, except that the salary and stock option allocation were adjusted to assume Mr. Peters received his co-CEO salary and stock option allocation for the entire fiscal year. Consequently, the annual total compensation reported for CEO pay ratio purposes for Mr. Peters does not reflect Mr. Peters’ “Total” column for 2023 of our Summary Compensation Table included in this proxy statement, nor does it reflect amounts actually paid to Mr. Peters for fiscal year 2023. Instead, the annual total compensation reported for Mr. Peters above reflects a permissible approach under Item 402(u) of Regulation S-K for calculating CEO pay for a year in which a CEO transition occurs. The 2023 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $200,761. Based on the foregoing, our estimate of the ratio of our co-CEOs’ annual total compensation to our median employee’s annual total compensation for fiscal year 2023 is 248 to 1, in the case of Mr. Sarandos, and 204 to 1, in the case of Mr. Peters. Given the different methodologies that various public companies use to determine an estimate of their pay ratios, the estimated pay ratios reported in this paragraph may not be directly comparable to other companies’ pay ratios.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

We selected December 31, 2023, which is within the last three months of 2023, as the date upon which we would identify the “median employee.” We also used December 31 as our measuring date in 2022. Consistent with the Summary Compensation Table, we examined total annual compensation for all employees (excluding Messrs. Sarandos and Peters), which included: base salary, option awards consisting of stock options, and other compensation such as 401(k) matching contributions. We annualized the compensation of all permanent full-time and part-time employees who were not employed by us for all of 2023. For employees outside the United States, we converted their compensation to U.S. dollars using the applicable average exchange rate for 2023.

76

In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent, for which we and our Board accept no responsibility. The stockholder proposal is required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting. As explained below, our Board unanimously recommends that you vote “AGAINST” the stockholder proposal.

AFL-CIO Equity Index Funds, c/o The Bank of New York Mellon, 240 Greenwich Street, New York, NY 10286, the beneficial owner of at least $25,000 of the Company’s common stock for at least one year on the date the proposal was submitted has notified the Company that a representative for the co-filers will present the following proposal at the Annual Meeting. AFL-CIO Equity Index Funds has appointed Segal Marco Advisors and/or Segal Marco Advisors’ designee to act on its behalf regarding the below proposal. The Company will provide the name, address and number of securities held by the co-filers of this proposal upon request.

Report on Netflix’s Use of Artificial Intelligence

RESOLVED: Shareholders request that Netflix, Inc. (the “Company”) prepare and publicly disclose on the Company’s website a transparency report that explains the Company’s use of Artificial Intelligence (“AI”) in its business operations and the Board’s role in overseeing AI usage, and sets forth any ethical guidelines that the company has adopted regarding its use of AI. This report shall be prepared at a reasonable cost and omit information that is proprietary, privileged, or violative of contractual obligations.

Supporting Statement

The use of AI by large corporations raises significant social policy concerns. These concerns include potential discrimination or bias in employment decisions, mass layoffs due to job automation, facility closures, the misuse and disclosure of private data, and the creation of “deep fake” media content that may result disseminate [sic] false information. These concerns pose a risk to the public and the Company’s reputation and financial position.

Transparency regarding the Company’s use of AI, and any ethical guidelines governing that use, will strengthen the Company. Transparency would address the public’s growing concerns and distrust about the indiscriminate use of AI, strengthening the Company’s position and reputation as a responsible, trustworthy, and sustainable leader in its industry. With a transparency report, the Company could establish that it uses AI in a safe, responsible, and ethical manner that complements the work of its employees and values the public.

The White House Office of Science and Technology Policy has developed ethical guidelines to help guide the design, use, and deployment of AI. These five principles for an AI Bill of Rights are 1) safe and effective systems, 2) algorithmic discrimination protections, 3) data privacy, 4) notice and explanation, and 5) human alternatives, consideration, and fallback. (White House Office of Science and Technology Policy, “Blueprint for an AI Bill of Rights: Making Automated Systems Work for the American People,” October 2022, available at https://www.whitehouse.gov/ostp/ai-bill-of-rights).

If the Company does not already have ethical guidelines for the use of AI, the adoption of ethical guidelines for the use of AI may improve the Company’s performance by avoiding costly labor disruptions and lawsuits related to the improper use of AI. The entertainment industry writer and performer strikes, sparked in part by AI concerns, and lawsuits related to the use of copyrighted works by AI engines have been prominent new stories throughout 2023 and may prove costly for companies that make use of AI.

We believe that issuing an AI transparency report is particularly important for companies such as ours in the entertainment industry that create artistic works that are the basis for our shared culture. In our view, AI systems should not be trained on copyrighted works, or the voices, likenesses and performances of professional performers, without transparency, consent and compensation to creators and rights holders. AI should also not be used to create literary material, to replace or supplant the creative work of professional writers.

For these reasons, we urge you to vote FOR this proposal.

78

Proposal 4: Stockholder Proposal - Report on Netflix’s Use of Artificial Intelligence

Netflix Opposing Statement

This Proposal 4 requests that the Company prepare and publicly disclose a report on the Company’s use of Artificial Intelligence (“AI”). However, the Proposal does not define the scope of AI or areas of our business operations the report should cover. The Board has considered the Proposal and concluded that its adoption is unnecessary and would not be in the best interests of Netflix or our stockholders for the reasons set forth below.

We are committed to the responsible use of AI tools.

We believe it is important to be thoughtful about whether, how and when we use emerging technologies, including AI technologies in our business operations. As with other technological advancements, we view our current explorations and use cases of AI solutions as a potentially valuable tool for many internal employee and creator use cases to unlock creativity and innovation and efficiency and serve to assist them, rather than replace their work. The film and entertainment industry has a long history of developing and embracing new advances in technology, including many AI-driven tools, such as modern visual effects techniques like aging and de-aging and adding smoke, fire and water effects, which are well-established and embedded in existing motion picture productions. We believe further advancements in technology will be an integral part of the motion picture industry’s continued evolution, and we are committed to the responsible use of new and emerging technologies, including AI tools.

We have a thoughtful approach to internal and Board oversight.

We recognize that the AI landscape is rapidly evolving and have a cross-functional team, led by our Chief Technology Officer, to advise on Netflix’s use of AI technologies. We also have internal guidelines on the use of certain AI tools. In addition, our Chief Technology Officer and management provide the Board with regular updates on AI, the regulatory and competitive landscape, and associated strategies, risks and opportunities.

Netflix is subject to the collective bargaining agreements with entertainment industry guilds, which includes provisions regarding the use of AI.

As one of the largest producers of scripted film and television, Netflix is a member of the Alliance of Motion Picture and Television Producers (“AMPTP”) and is bound by the collective bargaining agreements the AMPTP has in place with the unions representing thousands of cast and crew that work on Netflix scripted live action and animated productions. These agreements are already publicly available and include provisions governing the use of AI, which were heavily negotiated and agreed upon by the unions that advocate on behalf of the individuals affected by the concerns raised in the Proposal’s supporting statement.

The agreements also call for Netflix and other producers to regularly meet with the unions regarding AI and its use within content creation during the contract duration.

The Proposal is vague, overbroad and could require disclosure of competitively harmful information.

The Proposal is vague and broadly requests that the Company disclose on our website a transparency report that explains the use of AI in business operations without defining the scope of AI or areas of our business operations the report should cover. Al can encompass a multitude of well-established tools and applications for a range of business use cases, such as tools for internal productivity, content production, games and other consumer products. The lack of definition and clarity as to what constitutes AI makes the Proposal fundamentally unclear and therefore difficult to implement. In addition, a report of this scope may require disclosure of strategic initiatives, confidential research and development activities, and other information that may harm our competitive position.

For the foregoing reasons, the Board unanimously recommends that you vote “AGAINST” Proposal 4.

Required Vote

The affirmative vote of the majority of the shares present or represented by proxy at the meeting and entitled to vote on the proposal is required to approve the stockholder proposal. The vote is an advisory vote, and therefore not binding.

Netflix Recommendation

The Board unanimously recommends that the stockholders vote “AGAINST” Proposal 4.

2024 Proxy Statement	79

PROPOSAL

05

STOCKHOLDER PROPOSAL: Corporate Financial Sustainability Proposal

In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent, for which we and our Board accept no responsibility. The stockholder proposal is required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting. As explained below, our Board unanimously recommends that you vote “AGAINST” the stockholder proposal.

National Center for Public Policy Research, 2005 Massachusetts Ave., NW, Washington, DC 20036, the beneficial owner of at least $2,000 of the Company’s common stock for at least three years on the date the proposal was submitted, has notified the Company of its intent to present the following proposal at the Annual Meeting.

Corporate Financial Sustainability Proposal

Supporting Statement:

The economic and cultural phenomenon dubbed ‘get woke, go broke’ has damaged the profitability, integrity and general good-name of once classic American brands like Disney, Target and Bud Light. Similarly, companies like Starbucks and Walgreens have been forced to close down numerous branches exclusively in areas that have implemented the very hard-left policy recommendations that those companies have openly and extensively recommended.

Netflix has also subjected itself to such financial pushback.

In July 2022, after two full years of incessantly, and increasingly, taking public political stances (in a near exclusively hard-left manner) on a number of hotbed issues such as Diversity, Equity & Inclusion (DEI), Covid-19, climate change and LGBTQ+ – a politicization that also very noticeably found its way into Netflix’s content – the Company lost nearly 1 million subscribers in a single quarter, which was the single largest drop in company history.5

By comparison, from the end of 2022 to 2023 to date – a year in which Netflix seemed to have partially learned from its past mistakes by shelving some woke content – both subscribers and the stock price have subsequently increased significantly.6

After Netflix’s worst quarter to date in July, 2022, the Company very publicly canceled ultra- woke disasters including Ibram X. Kendi’s Antiracist Baby, a show about supposed male pregnancy called He’s Expecting, and Meghan Markle’s Pearl.7 Additionally, Netflix also publicly stood by its decision to air a controversial new Dave Chapelle special.8 And since July 2022, and in light of this noticeable political shift, Netflix subscriptions have risen by 27 million9 and the stock price has risen over 48 percent in the past year as of December 6, 2023.10

The data couldn’t be more clear: Netflix subscribers simply don’t want to be preached on politics – especially in a radically one-sided fashion – they just want to watch good content.

The business dangers of viewpoint conformity are clear. Company bottom-lines, and thus shareholder value, decrease when ideological lockstep makes the risks of hyper-partisan behavior invisible. Bud Light revenue fell $395 million in North America in a year because it took a hard partisan position on hot-button political and social issues.11 Target’s market cap fell over $15 billion for parallel reasons.12 And Disney stock fell 44 percent in 2022 – its worst performance in nearly 50 years – amid its decision to pursue extreme partisan agendas.13

[5]	https://www.dailywire.com/news/netflix-loses-nearly-1-million-subscriptions-largest-drop-in-company-history

[6]	https://www.dailymail.co.uk/news/article-11863745/How-Netflix-clawed-way-financial-ruin-going-anti-woke.html

[7]	Id.

[8]	Id.

[9]	https://s22.q4cdn.com/959853165/files/doc_financials/2023/q3/FINAL-Q3-23-Shareholder-Letter.pdf ; https://s22.q4cdn.com/959853165/files/doc_financials/2022/q2/FINAL-Q2-22-Shareholder-Letter.pdf

[10]	https://www.marketwatch.com/investing/stock/nflx

[11]	https://www.cnn.com/2023/08/03/business/anheuser-busch-revenue-bud-light-intl-hnk/index.html

[12]	https://www.foxbusiness.com/media/target-market-cap-losses-hit-15-7-billion-share-near-52-week-low-amid-woke-backlash

[13]	https://www.washingtonexaminer.com/policy/economy/disney-has-lost-50-billion-in-value-since-war-with-florida-began; https://www.hollywoodreporter.com/business/business-news/disney-stock-2022-1235289239/; https://markets.businessinsider.com/news/stocks/disney-stock-price-decline-bob-iger-pandemic-inflation-recession- streaming-2022-12; https://www.foxnews.com/media/disneys-decline-shows-woke-focus-alienating-fans-wsj- column

2024 Proxy Statement	81

Netflix began to successfully drag itself off of this pathway in 2023, but it must ensure that this change is lasting and therefore in service of the financial sustainability of the Company.

Resolved: Shareholders request that the Board of Directors create a board corporate sustainability committee to oversee and review the impact of the Company’s policy positions and advocacy on matters relating to the Company’s financial sustainability. The Company should issue a public report on the committee’s findings by the end of 2024.

82

Proposal 5: Stockholder Proposal - Corporate Financial Sustainability Proposal

Netflix Opposing Statement

This Proposal 5 requests that the Board create a corporate sustainability committee to oversee and review the impact of the Company’s policy positions and advocacy on matters relating to the Company’s financial sustainability and issue a public report on the committee’s findings by the end of 2024. The Board has considered the stockholder proposal and concluded that its adoption is unnecessary and would not be in the best interests of Netflix or our stockholders.

The Proposal is unclear as to what the new committee and requested report should address.

The Proposal, on its face, addresses an issue of corporate governance, requesting a corporate sustainability committee, a review of the Company’s policy positions and a public report on the findings. However, a significant portion of the supporting statement focuses on the subject matter of the Company’s content and is entirely unrelated to any policy positions or advocacy matters. The disconnect between the Proposal and supporting statement makes it difficult to implement. A board-level sustainability committee is simply not the proper medium to address programming decisions, which is inherently a management function.

The Board and its committees oversee the Company’s sustainability efforts.

The Board believes that it has the appropriate structure to effectively oversee the Company’s sustainability matters, and accordingly, a new Board committee to oversee corporate sustainability matters is unnecessary. The Audit Committee assists the Board in overseeing financial and legal risks, and the Nominating and Governance Committee assists the Board in overseeing environmental, social and governance (“ESG”) matters. In addition, as an entertainment company, we seek to entertain the world. Whatever your taste, and no matter where you live, we aim to give you access to best-in-class TV series, documentaries, feature films and games. Our members control what they want to watch, and we believe great stories can come from anywhere and be loved everywhere. The Proposal appears to seek to interfere with programming decisions through the guise of corporate sustainability, which we believe is an inherently inappropriate request.

Netflix already publishes an annual report on political activity.

Netflix engages in public policy advocacy for issues that could impact our business and members. Our Public Policy team, which reports directly to our Chief Legal Officer, oversees regulatory matters and government affairs globally. We publish annually a report on our political activity, which is available on our Investor Relations website. The Nominating and Governance Committee oversees and reviews this report, which includes a discussion of the Company’s public policy positions, political contributions, lobbying activities and trade association memberships. As such, we do not believe an additional report on the same subject matter is necessary and would be duplicative of an existing publicly-available report.

For the foregoing reasons, the Board unanimously recommends that you vote “AGAINST” Proposal 5.

Required Vote

The affirmative vote of the majority of the shares present or represented by proxy at the meeting and entitled to vote on the proposal is required to approve the stockholder proposal. The vote is an advisory vote, and therefore not binding.

Netflix Recommendation

The Board unanimously recommends that the stockholders vote “AGAINST” Proposal 5.

2024 Proxy Statement	83

PROPOSAL

06

STOCKHOLDER PROPOSAL: Director Election Resignation Bylaw Proposal

In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent, for which we and our Board accept no responsibility. The stockholder proposal is required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting. As explained below, our Board unanimously recommends that you vote “AGAINST” the stockholder proposal.

The New York City Carpenters Pension Fund, 395 Hudson Street, 9th Floor, New York, NY 10014, the beneficial owner of at least $25,000 of the Company’s common stock for more than one year on the date the proposal was submitted, has notified the Company of its intent to present the following proposal at the Annual Meeting.

Director Election Resignation Bylaw Proposal

Resolved: That the shareholders of Netflix, Inc. (“Company”) hereby request that the board of directors take the necessary action to adopt a director election resignation bylaw that requires each director nominee to submit an irrevocable conditional resignation to the Company to be effective upon the director’s failure to receive the required shareholder majority vote support in an uncontested election. The proposed resignation bylaw shall require the Board to accept a tendered resignation absent the finding of a compelling reason or reasons to not accept the resignation. Further, if the Board does not accept a tendered resignation and the director remains as a “holdover” director, the resignation bylaw shall stipulate that should a “holdover” director fail to be re-elected at the next annual election of directors, that director’s new tendered resignation will be automatically effective 30 days after the certification of the election vote. The Board shall report the reasons for its actions to accept or reject a tendered resignation in a Form 8-K filing with the U.S. Securities and Exchange Commission.

Supporting Statement: The Proposal requests that the Board establish a director resignation bylaw to enhance director accountability. The Company has established in its bylaws a majority vote standard for use in an uncontested director election, an election in which the number of nominees equal the number of open board seats. Under applicable state corporate law, a director’s term extends until his or her successor is elected and qualified, or until he or she resigns or is removed from office. Therefore, an incumbent director who fails to receive the required vote for election under a majority vote standard continues to serve as a “holdover” director until the next annual meeting. A Company governance policy currently addresses the continued status of an incumbent director who fails to be re-elected by requiring such director to tender his or her resignation for Board consideration.

The new director resignation bylaw will set a more demanding standard of review for addressing director resignations then [sic] that contained in the Company’s resignation governance policy. The resignation bylaw will require the reviewing directors to articulate a compelling reason or reasons for not accepting a tendered resignation and allowing an unelected director to continue to serve as a “holdover” director. Importantly, if a director’s resignation is not accepted and he or she continues as a “holdover” director but again fails to be elected at the next annual meeting of shareholders, that director’s new tendered resignation will be automatically effective 30 days following the election vote certification. While providing the Board latitude to accept or not accept the initial resignation of an incumbent director that fails to receive majority vote support, the amended bylaw will establish the shareholder vote as the final word when a continuing “holdover” director is not re-elected. The Proposal’s enhancement of the director resignation process will establish shareholder voting in director elections as a more consequential governance right.

2024 Proxy Statement	85

Proposal 6: Stockholder Proposal - Director Election Resignation Bylaw Proposal

Netflix Opposing Statement

This Proposal 6 requests that the Company adopt a director election resignation bylaw that requires each director nominee to submit an irrevocable conditional resignation to the Company to be effective upon the director’s failure to receive the required shareholder majority vote support in an uncontested election. The Board has considered the stockholder proposal and concluded that its adoption is unnecessary and would not be in the best interests of Netflix or our stockholders.

Netflix’s existing director resignation policy is appropriate, consistent with market practice, and is in the best interests of Netflix and our stockholders, and the proposed director resignation bylaw may impermissibly limit the Board’s decision-making authority.

The Board believes that maintaining the Company’s current director resignation policy is in the best interest of Netflix and our stockholders. Our current director resignation policy requires an incumbent director who does not receive the requisite affirmative majority of the votes cast for their re-election in an uncontested election to promptly tender their resignation to the Board. The Nominating and Governance Committee then makes a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board then acts on the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation. We acknowledge and agree with transparency regarding board resignations, and our existing director resignation policy requires public disclosure (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) of the decision regarding the tendered resignation and the rationale behind such decision within 90 days from the date of the certification of the election results.

A policy that requires automatic resignations of directors who do not receive majority support and resignations of “holdover” directors to be automatically effective in 30 days may have unintended consequences and presents the risk of losing a director who provides valuable skills and insights to Netflix at a critical time. In this regard, it could also leave vacancies in important board seats. Rather than making resignations automatically effective, the Board believes it is important to be able to accept or reject such resignation after thoughtful deliberation and taking into account any factors or information it believes are appropriate and relevant, consistent with the Board’s fiduciary duties under Delaware law. Not all of these factors may be known to our shareholders. These factors also include any alternatives to address and cure the underlying reasons reasonably believed to have resulted in the director’s failure to receive the necessary votes for re-election. Making resignations automatically effective, absent a “compelling reason” is therefore overly prescriptive and may impermissibly limit the Board’s decision-making authority and exercise of its fiduciary duties. It is unclear how a “compelling reason” standard would apply under Delaware law.

Our current director resignation policy is consistent with those of the majority of S&P 500 companies, which are not automatically effective. Adopting the policy requested by the Proposal would place us as an outlier among our peers and the majority of public companies, and could place us at a competitive disadvantage.

For the foregoing reasons, the Board unanimously recommends that you vote “AGAINST” Proposal 6.

Required Vote

The affirmative vote of the majority of the shares present or represented by proxy at the meeting and entitled to vote on the proposal is required to approve the stockholder proposal. The vote is an advisory vote, and therefore not binding.

Netflix Recommendation

The Board unanimously recommends that the stockholders vote “AGAINST” Proposal 6.

86

In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent, for which we and our Board accept no responsibility. The stockholder proposal is required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting. As explained below, our Board unanimously recommends that you vote “AGAINST” the stockholder proposal.

The Mount St. Scholastica - Benedictine Sisters, 801 South 8th Street, Atchison, Kansas 66002, the beneficial owner of at least $2,000 of the Company’s common stock for more than three years on the date the proposal was submitted, and co-filers have notified the Company of their intent to present the following proposal at the Annual Meeting. The Company will provide the name, address and number of securities held by the co-filers of this proposal upon request.

Netflix, Inc.

Amendments to the Code of Ethics and report on board members’ compliance with the amended code

RESOLVED: Shareholders urge the Board of Directors of Netflix, Inc. to amend the publicly available Code of Ethics by expanding the topic “Inclusive & Respectful Work Environment” and to issue a report to shareholders, at reasonable expense and excluding confidential information, on how the Board of Directors of Netflix, Inc. checks and verifies board member compliance with the amended Code of Ethics (including outside of their roles as Netflix board members).

SUPPORTING STATEMENT: The amendments of the Code of Ethics of Netflix, Inc. should entail the following:

•

details on the grounds of discrimination (e.g., religion, sex, gender identity or expression, age, national or ethnic origin, citizenship status, disability or any other characteristic protected under law) and aspects of employment (e.g., recruitment, compensation, demotion or transfer, promotions, and terminations),

•	a definition and/or examples of harassment (in terms of what constitutes harassment and abusive behavior), and,

•	details on how whistleblowers are protected against retaliation (e.g., in the form of termination, demotion, threats, discrimination and/or harassment) for raising a concern in good faith.

WHEREAS: Netflix is known for their remarkable track record regarding representation, visibility, and empowerment for underrepresented groups in their productions (see findings of the Annenberg Inclusion Initiative14).

Nonetheless, female representation on their board is lower than in other roles (33% in 202315, compared to 49.6% in overall workforce and 51.4% and 43.5% in (senior) leadership - as reported in their 2022 Netflix Environmental Social Governance Report16).

We appreciate that Netflix has updated their publicly disclosed Code of Ethics. However, the most recent version17 still does not cover key issues in sufficient detail that are of particular concern regarding promoting diversity, equity, and inclusion (DEI) on board level, namely, non-discrimination, equal opportunities, and zero tolerance towards harassment as well as a robust whistleblower protection. Detailed policies are essential to set clear expectations to empower those affected to address concerns.

As a media company, Netflix is facing increased scrutiny regarding the concerns addressed by the #MeToo movement, in particular, sexual abuse or sexual harassment. Renowned media organizations such as the New York Times18, Financial Times19 and Der Spiegel20 reported on allegations against board member Mathias Döpfner about tolerating abusive behavior by a top manager in his role as chairman and CEO of Axel Springer.

Embracing and driving DEI on screen and behind the camera is a key selling point for Netflix. Given the allegations in the media, we fear that having an insufficient Code of Ethics to monitor board members’ compliance could obstruct an environment that allows for DEI to flourish at top level. This may have negative long-term impacts on the culture and reputation of Netflix, and as shareholders, we see risks for Netflix as a brand: from losing credibility and customers, to failing to attract key talent to forfeiting relevant productions by alienating actors, directors, and producers from diverse backgrounds.

[14]	https://annenberg.usc.edu/news/research/new-annenberg-inclusion-initiative-report-identifies-areas-inclusion-netflix-content

[15]	https://ir.netflix.net/governance/Leadership-and-directors/default.aspx

[16]	https://s22.q4cdn.com/959853165/files/doc_downloads/2023/06/29/Netflix_2022-ESG-Report-FINAL.pdf

[17]	https://s22.q4cdn.com/959853165/files/doc_downloads/2023/09/netflix-code-of-ethics-9-6-2023.pdf

[18]	https://www.nytimes.com/2021/10/17/business/media/axel-springer-bild-julian-reichelt.html

[19]	https://www.ft.com/content/0317edd2-cf37-4d32-9e03-e7288904126c

[20]	https://www.spiegel.de/wirtschaft/der-fall-julian-reichelt-axel-springer-ein-konzern-im-skandalsumpf-a-81679100-245e-41f4-a0db-f2b19ad023a6

88

Proposal 7: Stockholder Proposal - Amendments to the Code of Ethics and report on the board members’ compliance with the amended code

Netflix Opposing Statement

This Proposal 7 requests that the Company amend its Code of Ethics to expand the topic “Inclusive & Respectful Work Environment” and issue a report to stockholders on how the Board checks and verifies director compliance with the amended Code of Ethics (including in their roles outside Netflix). The Board has considered the stockholder proposal and concluded that its adoption is unnecessary and would not be in the best interests of Netflix or our stockholders.

Netflix’s Code of Ethics and Company culture already promotes an ethical, inclusive and respectful work environment.

The Netflix Code of Ethics (the “Code”) was revised in 2023 and will be periodically reviewed and updated as necessary. The Code already contains strong anti-discrimination, anti-harassment and whistleblower protections of the type described in the Proposal. The Code, which applies to directors as well as all employees and officers of the Company, specifically notes that “[w]e do not tolerate harassment or discrimination of any kind.” The Code further states, “Netflix will not allow retaliation in any form, including for reporting any improper conduct.” Netflix does not tolerate harassment of employees or anyone involved with our Company. This point is also underscored in the Company’s Culture Memo (“We are strict about ethical and safety issues. We have no tolerance for harassment of employees or trading on insider information, for example.”). This also aligns with the values and approach to anti-harassment and anti-discrimination set forth in our Commitment to Respect policy. All employees have the ability to raise complaints internally or externally. We encourage employees to bring any concerns or grievances they may have to any member of management or their human resources partner. We also have a third-party confidential reporting system that any employee, cast, crew, or vendor can use to anonymously report unethical conduct or breaches of applicable laws, rules and regulations, including issues of alleged harassment, discrimination, whistleblower complaints, bullying, and retaliation, without fear of retaliation. All issues and suggestions are responded to and tracked to closure.

Netflix also seeks to maintain a company culture that is not only free from discrimination, harassment and retaliation, but is as diverse as the communities we serve, where people of all backgrounds have an equal opportunity to contribute at their highest levels without exclusion and bias. We already publish annually an inclusion update, which provides a snapshot of representation within the Company, our progress to date and areas we are focused on for the future and other information on our inclusion efforts in our ESG Report. In addition, we conduct pay equity analyses at least annually, and have adopted practices to help ensure that employees from underrepresented groups are not being underpaid based on gender (globally) and race (U.S.) relative to others doing the same or similar work under comparable circumstances. We aim to rectify pay gaps that we find through this analysis. As the Proposal acknowledges, we maintain a remarkable track record regarding representation, visibility, and empowerment for underrepresented groups in our productions.

Netflix already considers ethics and diversity in assessing director qualifications.

As part of the director selection process, the Nominating and Governance Committee and the Board consider a range of candidate qualifications, expertise and characteristics that we believe contribute to an effective Board, including personal and professional ethics as well as diversity. Diversity includes diversity of viewpoint, professional experience, education, international experience, skill, and other individual qualities and attributes that contribute to board heterogeneity, including characteristics such as race, gender, and national origin. We strive to maintain a diverse Board with complementary skills, experience, and expertise. Additionally, we expect our directors to act ethically and abide by the Code, and as described above, we have various channels to raise complaints if there are any concerns regarding unethical behavior. We believe each of our directors continues to meet these standards.

For the foregoing reasons, the Board unanimously recommends that you vote “AGAINST” Proposal 7.

Required Vote

The affirmative vote of the majority of the shares present or represented by proxy at the meeting and entitled to vote on the proposal is required to approve the stockholder proposal. The vote is an advisory vote, and therefore not binding.

Netflix Recommendation

The Board unanimously recommends that the stockholders vote “AGAINST” Proposal 7.

2024 Proxy Statement	89

PROPOSAL

08

STOCKHOLDER PROPOSAL: Special Shareholder Meeting Improvement

In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent, for which we and our Board accept no responsibility. The stockholder proposal is required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting. As explained below, our Board unanimously recommends that you vote “AGAINST” the stockholder proposal.

John Chevedden, 2215 Nelson Ave, No. 205, Redondo Beach, CA 90278, the beneficial owner of 490 shares of the Company’s common stock for more than three years on the date the proposal was submitted, has notified the Company of his intent to present the following proposal at the Annual Meeting.

Proposal 8—Special Shareholder Meeting Improvement

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 15% of our outstanding common stock the power to call a special shareholder meeting.

A 15% stock ownership threshold to call a special meeting would bring Netflix generally in line with more than 100 companies that provide for 25% of shares to be able to call for a special shareholder meeting. More than 100 companies do not attach strings to their 25% threshold. However Netflix attached a big string to its current threshold by excluding all shares that are not held for a full continuous year. Thus to make up for the exclusion of all shares held for less than a full continuous year the new threshold at Netflix should reasonably be set at 15%.

Since a special shareholder meeting can be useful in replacing a director, this proposal may be an incentive for Netflix directors to improve their performance and in turn improve Netflix shareholder value. For instance Mathias Döpfner and Jay Hoag, with excessive 25-years tenure, each received more than 60 million against votes. This compares to the other 2 directors on the 2023 ballot receiving less than 13 million against votes each.

Calling a special shareholder meeting is hardly ever used by shareholders but the main point of the right to call a special shareholder meeting is that it gives Netflix shareholders a Plan B option if management is not interested in good faith shareholder engagement. Management would have an incentive to genuinely engage with shareholders as an alternative to conducting a special shareholder meeting.

With the widespread use of online shareholder meetings it is much easier for management to conduct a special shareholder meeting and thus Netflix bylaws need to be updated accordingly.

Please vote yes:

Special Shareholder Meeting Improvement—Proposal 8

2024 Proxy Statement	91

Netflix Opposing Statement

The Board has considered this Proposal 8 and its adoption would not be in the best interests of Netflix or our stockholders. This stockholder proposal is nearly identical to a proposal presented last year and that failed to receive a majority of votes cast. In addition, this proposal is unnecessary in light of our existing stockholder special meeting right, which was approved by stockholders at the 2022 Annual Meeting of Stockholders with approximately 99.6% of the votes cast in favor.

Current special meeting requirements are in Netflix’s and the stockholders’ best interests.

The Board believes that maintaining the Company’s current requirements for calling special meetings is in the best interest of Netflix and our stockholders. The current special meeting right permits stockholders holding not less than a 20% “net long” position in our outstanding common stock continuously for at least one year the right to call a special meeting. This threshold was adopted as part of our broader move toward an updated governance structure. Our stockholders have consistently voted in favor of the 20% threshold: at the 2022 annual meeting, the special meeting right, including the 20% ownership threshold, was approved by 99.6% of the votes cast, and at the 2023 annual meeting a majority of stockholders voted against a substantially similar proposal seeking to lower the ownership threshold to 15%. In our engagements, stockholders have also conveyed their positive reactions to our corporate governance changes, including our special meeting right and the safeguards around such right.

The current ownership threshold strikes an appropriate balance.

We believe that the current 20% ownership threshold and one-year holding period are reasonable and strike an appropriate balance between enhancing our stockholders’ ability to act on important and urgent matters and protecting against misuse by a small number of stockholders whose interests may not be shared by the majority of stockholders. In providing a special meeting right, our Board recognized the need for appropriate parameters, given that special meetings of stockholders can be disruptive to business operations, incur substantial expenses and harm long-term stockholder interests. Convening a meeting of stockholders imposes significant administrative and operational costs on the Company. A significant amount of attention by the Board, management and employees is required to prepare for special meetings, distracting them from their primary focus of maximizing long-term value and operating the Company’s business in the best interests of stockholders and resulting in unnecessary expenses. Because special meetings require a considerable diversion of resources, such meetings should be limited to circumstances where a substantial number of non-transient stockholders believe a matter is sufficiently urgent or extraordinary that it must be addressed between annual meetings.

The Company’s existing special meeting right permits stockholders with a significant and durationally meaningful interest in the Company to call special meetings, while helping ensure that special meetings of stockholders are less likely to be disruptive to the Company and its operations and more likely to address matters that merit the unusual step of convening a meeting in advance of the regularly scheduled annual meeting process. A lower ownership threshold could allow a small number of stockholders to use the special meeting right to advance special interest agendas, goals not widely shared by the stockholder base as a whole, or apply short-term pressure inconsistent with the long-term interests of the Company and our stockholders.

In addition, our existing stockholder special meeting right is consistent with the special meeting rights of the majority of S&P 500 companies. As of January 2024, of the S&P 500 companies that allow stockholders to call special meetings, more than half have set the threshold at 20% or higher, with nearly one-third of companies setting the aggregate threshold at 25% (FactSet). In addition, nearly one-third of S&P 500 companies do not allow stockholders to call special meetings at all (FactSet). Our special meeting threshold is already lower than most large companies, and we see no reason to reduce it further.

Netflix engages meaningfully with shareholders.

The Board values stockholder engagement and appreciates our stockholders’ perspectives. Netflix maintains a robust stockholder engagement program, where Netflix management and members of the Board routinely meet with stockholders to receive feedback on various issues. As further described in “Netflix 2023 Year in Review - Shareholder Engagement,” following our 2023 annual meeting and in early 2024, we invited stockholders representing 54% of our shares outstanding and met with shareholders representing 48% of our shares outstanding. Similarly, following our 2022 annual meeting and early 2023, we invited stockholders representing approximately 57% of our shares outstanding and met with stockholders, representing approximately 51% of shares outstanding, and in 2021, we held an ESG Day where stockholders representing approximately 40% of our shares outstanding attended. The Board and its committees have considered stockholder feedback received through these engagements and have taken responsive action over the years, as further detailed in “How We Govern and are Governed–Responsive Actions to Feedback.” As such, decreasing the ownership threshold to call a special meeting is not necessary to ensure meaningful stockholder engagement.

92

Proposal 8: Stockholder Proposal - Special Shareholder Meeting Improvement

For the foregoing reasons, the Board unanimously recommends that you vote “AGAINST” Proposal 8.

Required Vote

The affirmative vote of the majority of the shares present or represented by proxy at the meeting and entitled to vote on the proposal is required to approve the stockholder proposal. The vote is an advisory vote, and therefore not binding.

Netflix Recommendation

The Board unanimously recommends that the stockholders vote “AGAINST” Proposal 8.

2024 Proxy Statement	93

Other Information

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of April 8, 2024 by (i) each stockholder that we know is the beneficial owner of more than 5% of our common stock, (ii) each director and nominee for director, (iii) each Named Executive Officer, and (iv) all executive officers and directors as a group. We have relied upon information provided to us by our directors and Named Executive Officers and copies of documents sent to us that have been filed with the SEC by others for purposes of determining the number of shares each person beneficially owns. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and generally includes those persons who have voting or investment power with respect to the securities. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. Shares of our common stock subject to options that are currently exercisable or exercisable, as well as shares of common stock issuable upon the vesting of RSU awards within 60 days of April 8, 2024 are also deemed outstanding for purposes of calculating the percentage ownership of that person, and if applicable, the percentage ownership of the executive officers and directors as a group, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person. Unless otherwise indicated, the address for each stockholder listed in the table below is c/o Netflix, Inc., 121 Albright Way, Los Gatos, CA 95032.

Name and Address	Number of Shares Beneficially Owned	Percent of Class

The Vanguard Group, Inc.(1) 100 Vanguard Blvd Malvern, PA 19355	36,438,275	8.46%

BlackRock, Inc.(2) 50 Hudson Yards New York, NY 10001	30,898,926	7.17%

FMR LLC(3) 245 Summer Street Boston, Massachusetts 02210	22,104,971	5.13%

Richard N. Barton(4)	25,478	*

Mathias Döpfner(5)	11,243	*

Sergio Ezama(6)	9,510	*

Timothy M. Haley(7) c/o Redpoint Ventures 2969 Woodside Road Woodside, CA 94062	32,495	*

Reed Hastings(8)	5,426,708	1.25%

Jay C. Hoag(9) 250 Middlefield Road Menlo Park, CA 94025	555,345	*

David Hyman(10)	244,781	*

Leslie Kilgore(11)	53,001	*

Strive Masiyiwa(12)	6,564	*

Ann Mather(13)	15,772	*

Spencer Neumann(14)	204,571	*

Greg Peters(15)	364,912	*

Ambassador Susan Rice	—	—

Ted Sarandos(16)	673,889	*

Brad Smith(17)	36,471	*

Anne M. Sweeney(18)	14,805	*

Rachel Whetstone(19)	22,589	*

All directors and current executive officers as a group (15 persons)(20)	7,666,035	1.76%

*	Less than 1% of the Company’s outstanding shares of common stock.

2024 Proxy Statement	95

(1)	As of December 31, 2023, based on information provided by The Vanguard Group, Inc. in the Schedule 13G/A filed February 13, 2024. Of the shares beneficially owned, The Vanguard Group, Inc. reported that it has sole dispositive power with respect to 34,555,749 shares, shared dispositive power with respect to 1,882,526 shares, shared voting power with respect to 584,970 shares, and sole voting power with respect to zero shares.

(2)	As of December 31, 2023, based on information provided by BlackRock, Inc. in the Schedule 13G/A filed January 26, 2024. Of the shares beneficially owned, BlackRock, Inc. reported that it has sole dispositive power with respect to 30,898,926 shares, and sole voting power with respect to 27,994,147 shares.

(3)	As of December 31, 2023, based on information provided by FMR LLC in the Schedule 13G/A filed February 9, 2024. Of the shares beneficially owned, FMR LLC reported that it has sole dispositive power with respect to 22,104,971 shares, and sole voting power with respect to 20,716,816 shares.

(4)	Includes options to purchase 25,152 shares, as well as 80 shares of common stock held by Barton Ventures II, LLC. Mr. Barton is the sole managing member of Barton Ventures II, LLC. Mr. Barton may be deemed to beneficially own the shares held by Barton Ventures II, LLC but disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(5)	Includes options to purchase 11,218 shares of common stock.

(6)	Includes options to purchase 9,510 shares of common stock. Mr. Ezama continues to serve as the Company’s Chief Talent Officer, but he is no longer considered an executive officer, as defined in Rule 3b-7 under the Exchange Act.

(7)	Includes options to purchase 32,495 shares of common stock.

(8)	Includes options to purchase 2,435,080 shares and 59 shares of common stock issuable upon the vesting of RSU awards within 60 days of April 8, 2024. Mr. Hastings is a trustee of the Hastings-Quillin Family Trust, which is the holder of 2,991,541 of the Company’s shares.

(9)	Includes (i) options to purchase 820 shares of common stock held by Jay C. Hoag, (ii) 383,986 common shares held by the Hoag Family Trust U/A Dtd 8/2/94 (the “Hoag Family Trust”), (iii) 170,040 common shares held by Hamilton Investments Limited Partnership (“Hamilton Investments”), (iv) 260 shares held by the Hoag 2012 Irrevocable Trust UA DTD 12 24 12 (the “2012 Trust”) and (v) 239 shares held by the Hoag 2023 Irrevocable Trust (the “2023 Trust”).

Mr. Hoag has the sole power to dispose and direct the disposition of the options and any shares issuable upon exercise of the options, and the sole power to direct the vote of the shares of common stock to be received upon exercise of the options. However, with respect to the options, Mr. Hoag has transferred 100% of the pecuniary interest in and any shares to be issued upon exercise of 43 options to TCV VII Management, L.L.C. (“TCV VII Management”) and 574 options to TCV VIII Management, L.L.C. (“TCV VIII Management”). Mr. Hoag is a member of TCV VII Management and TCV VIII Management but disclaims beneficial ownership of such options and any shares to be received upon exercise of such options except to the extent of his pecuniary interest therein.

Mr. Hoag is a trustee of the Hoag Family Trust and may be deemed to have the sole power to dispose or direct the disposition of the shares held by the Hoag Family Trust. Mr. Hoag disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

Mr. Hoag is the sole general partner and a limited partner of Hamilton Investments and may be deemed to have the sole power to dispose or direct the disposition of the shares held by Hamilton Investments. Mr. Hoag disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

Mr. Hoag is a trustee of the 2012 Trust and may be deemed to have the sole power to dispose or direct the disposition of the shares held by the 2012 Trust. Mr. Hoag is not a beneficiary of the 2012 Trust.

Mr. Hoag is a trustee of the 2023 Trust and may be deemed to have the sole power to dispose or direct the disposition of the shares held by the 2023 Trust. Mr. Hoag is not a beneficiary of the 2023 Trust.

(10)	Includes options to purchase 212,627 shares of common stock and 544 shares of common stock issuable upon the vesting of RSU awards within 60 days of April 8, 2024.

(11)	Includes options to purchase 17,805 shares of common stock.

(12)	Includes options to purchase 6,564 shares of common stock.

(13)	Includes options to purchase 15,772 shares of common stock.

(14)	Includes options to purchase 203,693 shares of common stock and 878 shares of common stock issuable upon the vesting of RSU awards within 60 days of April 8, 2024.

(15)	Includes options to purchase 349,229 shares of common stock and 2,593 shares of common stock issuable upon the vesting of RSU awards within 60 days of April 8, 2024.

(16)	Includes options to purchase 670,018 shares of common stock and 2,593 shares of common stock issuable upon the vesting of RSU awards within 60 days of April 8, 2024.

(17)	Includes options to purchase 29,972 shares of common stock.

(18)	Includes options to purchase 14,805 shares of common stock.

(19)

Includes options to purchase 22,274 shares of common stock. Ms. Whetstone continues to serve as the Company’s Chief Communications Officer, but she is no longer considered an executive officer, as defined in Rule 3b-7 under the Exchange Act.

(20)	Includes options to purchase 4,025,250 shares of common stock and 6,667 shares of common stock issuable upon the vesting of RSU awards within 60 days of April 8, 2024.

96

Other Information

Pay-Versus-Performance
Table
The following table sets forth information concerning
pay-versus-performance
for our Principal Executive Officer (“PEO”) and other non-PEO Named Executive Officers (“NEOs”) prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act (the “Pay Versus Performance Rules”) for 2023, 2022, 2021, and 2020. For 2020-2022, Reed Hastings and Ted Sarandos served as co-CEOs,
in 2023, each of Reed Hastings, T
ed Sarandos
 and Greg Peters served as a
co-CEO
for part or all of 2023, and each of them is presented as a PEO for the year(s) served as a CEO.
As discussed in the Compensation Discussion and Analysis section above, target compensation for a given year is determined at the end of the prior year. The dollar amounts in the total column of the Summary Compensation Table and in the columns that begin with either “Summary Compensation Table” or “Average Summary Compensation Table” in the
Pay-Versus-Performance
Table reflect the grant date fair values with respect to stock options granted during the respective fiscal year, computed in accordance with generally accepted accounting principles in the U.S. Those amounts may vary significantly year over year due to factors such as stock price volatility, as was the case for the years presented here, with increased volatility in 2022 versus 2021 and slightly decreased volatility in 2023 versus 2022.

Year	Summary Compensation Table Total for Reed Hastings ($)	Summary Compensation Table Total for Ted Sarandos ($)	Summary Compensation Table Total for Greg Peters ($)	Compensation Actually Paid to Reed Hastings ($) (1)	Compensation Actually Paid to Ted Sarandos ($) (1)	Compensation Actually Paid To Greg Peters ($) (1)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (2)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1)(2)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ Millions)	F/X Neutral Operating Margin (4)
									Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (3)

2023	11,290,411	49,834,936	40,117,124	13,536,949	57,780,177	46,723,963	10,980,792	10,980,792	150.47	118.93	5,408	20.9%

2022	51,073,237	50,299,296	—	51,073,237	50,299,296	—	16,336,478	16,336,478	91.13	81.50	4,492	20.0%

2021	40,823,725	38,232,164	—	40,823,725	38,232,164	—	12,097,270	12,097,270	186.19	134.41	5,116	21.6%

2020	43,226,024	39,318,251	—	43,226,024	39,318,251	—	12,392,648	12,392,648	167.11	137.32	2,761	19.9%

(1)
As discussed in our Compensation Discussion and Analysis, the stock options granted in 2022, 2021, and 2020 vested immediately upon grant, as did the stock options granted to Messrs. Neumann, Hyman, and Ezama and Ms. Whetstone in 2023. As such, there was no difference between the grant date fair value of the stock option awards set forth in the Summary Compensation Table and the fair value of the stock option awards on the vesting date for such awards.

(2)
The
non-PEO
Named Executive Officers for each of 2022, 2021 and 2020 were Messrs. Neumann, Peters and Hyman, and Ms. Whetstone. The
non-PEO
Named Executive Officers for 2023 were Messrs. Neumann, Hyman and Ezama and Ms. Whetstone.

(3)	Represents the cumulative TSR of the RDG Internet Composite Index for each year.

(4)
We have determined that F/X Neutral Operating Margin is the financial performance measure that, in the Company’s assessment, represents the most important financial performance measure used to link “compensation actually paid” to our Named Executive Officers, for the year ended December 31, 2023, to company performance (the “Company Selected Measure” as defined in the Pay Versus Performance Rules).

The following table shows the adjustments from the Summary Compensation Table total compensation to calculate the “compensation actually paid” (“CAP”) to our PEOs and
Non-PEO
Named Executive Officers in accordance with the Pay Versus Performance Rules in 2023. As noted above, the stock options granted in 2022, 2021, and 2020 vested immediately upon grant, as did stock options granted to Messrs. Neumann, Hyman and Ezama, and Ms. Whetstone in 2023. As such, there was no difference between the grant date fair value of such stock option awards as included in the Summary Compensation Table and the fair value of the stock option awards on the vesting date. No adjustments were made for defined benefit and actuarial pension plans because the company does not have defined benefit or actuarial pension plans.

2024 Proxy Statement	97

	Reed Hastings ($)	Ted Sarandos ($)	Greg Peters ($)	Average for Non-PEO NEOs ($)

Summary Compensation Table (“SCT”) Total	11,290,411	49,834,936	40,117,124	10,980,792

Minus Amounts reported as “Option Awards” in the SCT	(10,643,357)	(28,308,620)	(22,667,588)	(5,809,874)

Plus the change as of 2023 Year End (from the end of the prior year) in Fair Value (whether positive or negative) of Equity Awards granted in a prior year that are outstanding and unvested as of 2023 Year End	0	0	0	0

Plus the Fair Value as of the vesting date for awards that were both granted and vested in 2023	4,142,910	2,436,994	974,832	5,809,874

Plus the change as of the vesting date (from the end of the prior year) in Fair Value (whether positive or negative) of Equity Awards granted in a prior year that vested during 2023	0	0	0	0

Minus the Fair Value as of the end of the prior year of awards that were forfeited during 2023	0	0	0	0

Plus the Fair Value of Equity Awards Granted in the Year and Unvested as of Year End	8,746,985	33,816,867	28,299,595	0

Equals Compensation Actually Paid	13,536,949	57,780,177	46,723,963	10,980,792
Financial Performance Measures for Fiscal Year 2023
For the fiscal year ended December 31, 2023, we used F/X Neutral Operating Margin and F/X Neutral Revenue as financial performance measures to link CAP to company performance, as these were the metrics used in the 2023 Performance Bonus Program. Only Ted Sarandos and Greg Peters, the
co-CEOs
on December 31, 2023 participated in the Performance Bonus Program in 2023. F/X Neutral Revenue was calculated assuming foreign exchange rates had remained constant with foreign exchange rates from each of the corresponding months of the prior-year period. F/X Neutral Operating Margin was calculated by dividing Adjusted Operating Profit by Adjusted Revenue. Adjusted Revenue is calculated using foreign exchange rates as of the beginning of the fiscal year. Adjusted Operating Profit is calculated as Adjusted Revenue less Adjusted Operating Expenses. Adjusted Operating Expenses was calculated using foreign exchange rates as of the beginning of the fiscal year, excluding the foreign exchange impact on content amortization as titles are amortized at a historical blended rate based on the timing of spend. The Company did not use financial performance measures to inform compensation for the Named Executive Officers in years prior to 2023, and we may determine a different financial performance measure to be the most important financial performance measure in future years.

98

Other Information

Description of the Relationship Between Pay and Performance

2024 Proxy Statement	99

100

Other Information

Equity Compensation Plan Information
The following table summarizes our equity compensation plans as of December 31, 2023. There were no equity compensation plans or arrangements not approved by security holders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders:

2011 Plan (1)	12,074,220		201.24	—

2020 Plan	7,620,889		376.00	14,724,885

Equity compensation plans not approved by security holders	—		—	—

Total	19,695,109	(2)	268.86	14,724,885

(1)	No new awards may be issued under the Netflix, Inc. 2011 Stock Plan (the “2011 Plan”) after June 4, 2020. The outstanding options under the 2011 Plan are described in this row.

(2)	Weighted average life is 5.35 years.

2024 Proxy Statement	101

Information Concerning Solicitation and Voting

General

The attached proxy is solicited on behalf of the Board of Directors (the “Board”) of Netflix, Inc., a Delaware corporation (the “Company,” “Netflix,” “we,” “us” or “our”), for use at the annual meeting of stockholders to be held on June 6, 2024, at 3:00 p.m. Pacific Time (6:00 p.m. Eastern Time) (the “Annual Meeting”), or at any adjournment or postponement of this meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders and form of proxy. This year’s Annual Meeting will be held entirely via the internet and will be conducted by our Chief Legal Officer and Secretary. Stockholders may participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/NFLX2024. To participate in the Annual Meeting, you will need the 16-Digit Control Number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. We encourage you to access the Annual Meeting webcast prior to the start time. Online check-in will begin at 2:45 p.m. Pacific Time (5:45 p.m. Eastern Time), and you should allow ample time for the check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log in page.

Hosting the Annual Meeting via the internet provides expanded access, reduced environmental impact and cost savings for our stockholders and the Company. Hosting a virtual meeting enables increased stockholder attendance and participation. In addition, we intend for the virtual meeting format to provide stockholders a similar level of transparency to the traditional in person meeting format. Questions at our Annual Meeting will be limited to those for our auditors, if any.

Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we will mail, on or about April 18, 2024, a Notice of Internet Availability of Proxy Materials to stockholders of record and beneficial owners as of the close of business on April 8, 2024, referred to as the Record Date. On the date of mailing of the Notice of Internet Availability of Proxy Materials, all stockholders will have the ability to access all of the proxy materials at ir.netflix.net/annual-reports-and-proxies. Should you request it, we will make paper copies of these proxy materials available free of charge. To request a copy, please send your request to our Secretary at the address listed below.

Our principal executive offices are located at 121 Albright Way, Los Gatos, CA, 95032, and our telephone number is (408) 540-3700. Our internet website address is www.netflix.com. You may find our SEC filings, including our annual reports on Form 10-K, on our Investor Relations website at ir.netflix.net/secfilings.

102

Information Concerning Solicitation and Voting

Revocability of Proxies

You may change your vote at any time prior to the vote at the Annual Meeting. If you are a stockholder of record as of the Record Date, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Secretary at the address above prior to your shares being voted, or by attending the Annual Meeting and voting via the internet. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold beneficially in the name of a broker, trustee or other nominee, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting via the internet.

Voting and Solicitation

Only stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 430,901,161 shares of common stock outstanding and entitled to vote. Each holder of record of shares of common stock on that date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

You may vote via the internet by going to www.proxyvote.com and following the instructions on the screen. As explained in greater detail in the Notice of Internet Availability of Proxy Materials, to vote your shares, you may vote via the internet by visiting www.proxyvote.com and having available your 16-Digit Control Number(s) contained on your Notice of Internet Availability of Proxy Materials. If you received your proxy materials by mail, you may vote by completing the enclosed proxy card, dating and signing it and returning it in the postage-paid envelope provided, or you may vote by phone by following the instructions on your proxy card. You may vote via the internet or by phone up until 8:59 p.m. Pacific Time (11:59 p.m. Eastern Time) on June 5, 2024. If you vote by mail, your proxy card must be received by June 5, 2024. If you are a stockholder of record on the Record Date, you can participate in the Annual Meeting online at www.virtualshareholdermeeting.com/NFLX2024 and vote your shares during the Annual Meeting.

Properly delivered proxies will be voted at the Annual Meeting in accordance with the specifications made. Where no specifications are given, such proxies will be voted “FOR” all nominees, “FOR” Proposals Two through Three and “AGAINST” Proposals Four through Eight. It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If, however, any matter not described in this Proxy Statement is properly presented for action at the Annual Meeting, the persons named as proxies in the enclosed form of proxy will have authority to vote according to their own discretion.

Quorum

The required quorum for the transaction of business at the Annual Meeting is the presence via the internet or by proxy of holders of a majority of the stock issued and outstanding and entitled to vote at the Annual Meeting as of the Record Date. Shares that are voted “FOR,” “AGAINST,” or “ABSTAIN,” are treated as being present at the Annual Meeting for purposes of establishing a quorum, as are “broker non-votes,” which occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner.

Required Vote, Abstentions and Broker Non-Votes

For the election of directors (Proposal One of this Proxy Statement), approval requires a “majority of votes cast,” which means that the number of shares voted “for” a director’s election exceeds fifty percent (50%) of the total number of votes cast with respect to that director’s election. Votes cast for Proposal One include direction to withhold authority in each case and exclude abstentions with respect to that director’s election. For Proposals Two, Three, and the stockholder proposals, approval requires the affirmative vote of the majority of shares present or represented by proxy at the meeting and entitled to vote on the proposal.

2024 Proxy Statement	103

The following table summarizes the votes required for each proposal and the impact of abstentions and broker non-votes.

	Vote Required	Effect of an Abstention	Effect of a Broker Non-Vote

Management Proposals

Proposal 1: Director Elections	Majority of votes cast	No effect	No effect

Proposal 2: Ratification of Auditors	Majority of shares present or represented by proxy at the meeting and entitled to vote on the proposal	Treated as a Vote Against	Not applicable, as discretionary vote is permitted

Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation (“say-on-pay”)	Majority of shares present or represented by proxy at the meeting and entitled to vote on the proposal	Treated as a Vote Against	No effect

Stockholder Proposals

Proposals 4 through 8	Majority of shares present or represented by proxy at the meeting and entitled to vote on the proposal	Treated as a Vote Against	No effect

If you hold your shares through a broker, bank or other nominee (“street name”) it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1 of this Proxy Statement), advisory approval of Named Executive Officer compensation (Proposal 3 of this Proxy Statement), and any of the stockholder proposals (Proposals 4 through 8 of this Proxy Statement). Thus, if you hold your shares in “street name” and you do not instruct your bank or broker how to vote in the election of directors, no vote will be cast on your behalf on these proposals.

The cost of soliciting proxies will be borne by us. We may reimburse banks and brokers and other persons representing beneficial owners for their reasonable out-of-pocket costs. Our officers, directors and others may solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation. If you vote using the internet or by phone, you may incur data or telephone usage charges from internet access providers or phone companies. We will not reimburse those costs.

Stockholder Proposals

Stockholder proposals that are intended to be presented at our 2025 annual meeting of stockholders in our proxy materials for such meeting must comply with the requirements of SEC Rule 14a-8 and must be received by our Secretary no later than December 19, 2024 in order to be included in our Proxy Statement and proxy materials relating to our 2025 annual meeting of stockholders.

Stockholder nominations for director that are intended to be presented at our 2025 annual meeting of stockholders in our proxy materials for such meeting must comply with our Bylaws and must be received by our Secretary no earlier than November 19, 2024 and no later than December 19, 2024 in order to be considered for inclusion in our Proxy Statement and proxy materials relating to our 2025 annual meeting of stockholders.

A stockholder proposal or a nomination for director or any other matter that will not be included in our Proxy Statement and proxy materials, but that a stockholder intends to present via the internet at the meeting, must generally be submitted to our Secretary no earlier than February 2, 2025, and no later than March 4, 2025.

104

Information Concerning Solicitation and Voting

To be timely for purposes of Rule 14a-19 of the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19, which must be received in accordance with the requirements of our Bylaws as described above.

The notice should be addressed to our Secretary. Proposals and nominations should be mailed to: Netflix, Inc., 121 Albright Way, Los Gatos, California 95032, Attention: Secretary, with a copy to stockholderproposals@netflix.com, or by email to stockholderproposals@netflix.com. Our Bylaws have been filed with the SEC and are available at www.sec.gov.

Stockholders Sharing an Address

Stockholders sharing an address with another stockholder may receive only one Notice of Internet Availability of Proxy Materials at that address unless they have provided contrary instructions. Any such stockholder who wishes to receive a separate Notice of Internet Availability of Proxy Materials now or in the future may write or call Broadridge to request a separate copy from:

Householding Department

Broadridge

51 Mercedes Way, Edgewood, NY 11717

1-866-540-7095

Broadridge will promptly, upon written or oral request, deliver a Notice of Internet Availability of Proxy Materials, or if requested, a separate copy of its annual report or this Proxy Statement to any stockholder at a shared address to which only a single copy was delivered.

Similarly, stockholders sharing an address with another stockholder who have received multiple copies of the Company’s Notice of Internet Availability of Proxy Materials may write or call the above address and phone number to request delivery of a single copy in the future.

Other Matters

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

By order of the Board

David Hyman

Chief Legal Officer and Secretary

April 18, 2024

Los Gatos, California

2024 Proxy Statement	105

NETFLIX

121 ALBRIGHT WAY
LOS GATOS, CA 95032
408-540-3700

NETFLIX, INC.

121 ALBRIGHT WAY

LOS GATOS, CA 95032

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 p.m. Pacific Time (11:59 p.m. Eastern Time) on June 5, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/NFLX2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m. Pacific Time (11:59 p.m. Eastern Time) on June 5, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by mail, your proxy card must be received by June 5, 2024.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V38740-P04732	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

 NETFLIX, INC.

The Board of Directors recommends you vote FOR the following proposals:

1.	To elect nine directors to hold office until the 2025 Annual Meeting of Stockholders.

	Nominees:		For	Against	Abstain

	1a.	Richard Barton	☐	☐	☐

	1b.	Mathias Döpfner	☐	☐	☐

	1c.	Reed Hastings	☐	☐	☐

	1d.	Jay Hoag	☐	☐	☐

	1e.	Greg Peters	☐	☐	☐

	1f.	Ambassador Susan Rice	☐	☐	☐

	1g.	Ted Sarandos	☐	☐	☐

	1h.	Brad Smith	☐	☐	☐

	1i.	Anne Sweeney	☐	☐	☐

		For	Against	Abstain

2.	Ratification of appointment of independent registered public accounting firm.	☐	☐	☐

3.	Advisory approval of named executive officer compensation.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposals:		For	Against	Abstain

4.	Stockholder proposal entitled, “Report on Netflix’s Use of Artificial Intelligence,” if properly presented at the meeting.	☐	☐	☐

5.	Stockholder proposal entitled, “Corporate Financial Sustainability Proposal,” if properly presented at the meeting.	☐	☐	☐

6.	Stockholder proposal entitled, “Director Election Resignation Bylaw Proposal,” if properly presented at the meeting.	☐	☐	☐

7.	Stockholder proposal entitled, “Amendments to the Code of Ethics and report on the board members’ compliance with the amended code,” if properly presented at the meeting.	☐	☐	☐

8.	Stockholder proposal entitled, “Proposal 8 - Special Shareholder Meeting Improvement,” if properly presented at the meeting.	☐	☐	☐

This proxy should be marked, dated and signed by the stockholder or stockholders exactly as the stockholder’s or stockholders’ name(s) appear(s) hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary or representative capacity should so indicate. If shares are held by joint tenants, as community property or otherwise by more than one person, all should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

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V38741-P04732

NETFLIX, INC.

ANNUAL MEETING OF STOCKHOLDERS JUNE 6, 2024

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Netflix, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 18, 2024, and hereby appoints David Hyman and Spencer Neumann, and each of them, with full power of substitution, as proxy or proxies to vote all shares of the Company’s common stock of the undersigned at the Annual Meeting of Stockholders of Netflix, Inc. to be held on June 6, 2024, and at any adjournments thereof, upon the proposals set forth in this proxy and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments and postponements thereof.

If this proxy is properly executed and returned, this proxy will be voted for the specifications made on the reverse side or if no direction is made, this proxy will be voted FOR the nominees for directors set forth on the reverse side (item 1), FOR items 2 and 3, and AGAINST items 4, 5, 6, 7 and 8, and in the discretion of the proxies on all other matters as may be properly brought before the meeting or any adjournments and postponements thereof.

Either of such proxies or substitutes shall have and may exercise all of the powers of said proxies hereunder.
Continued and to be signed on reverse side